FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-15

Wells Fargo Commercial Mortgage Trust 2015-C31 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC,CitigroupGlobal Markets Inc.,or Morgan Stanley & Co. LLC., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on cthe securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.
As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.
Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.
The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(4)	Unit of Measure
1	745 Atlantic Avenue	WFB		745 Atlantic Avenue	Boston	MA	02111	Office	CBD	1988	2014	174,231	Sq. Ft.
2	Sheraton Lincoln Harbor Hotel	RMF		500 Harbor Boulevard	Weehawken	NJ	07086	Hospitality	Full Service	1991	2015	358	Rooms
3	CityPlace I	WFB		185 Asylum Street	Hartford	CT	06103	Office	CBD	1983	2010	884,366	Sq. Ft.
4	Courtyard Marriott - Tacoma	SG		1515 Commerce Street	Tacoma	WA	98402	Hospitality	Limited Service	2005	2014	162	Rooms
5	11 Madison Avenue	WFB		11 Madison Avenue	New York	NY	10010	Office	CBD	1932	2015	2,285,043	Sq. Ft.
6	Hampton Inn & Suites - Jacksonville Beach	WFB		1515 First Street North	Jacksonville Beach	FL	32250	Hospitality	Limited Service	1976	2014	177	Rooms
7	Patrick Henry Mall	SG		12300 Jefferson Avenue	Newport News	VA	23602	Retail	Regional Mall	1988	2005	432,401	Sq. Ft.
8	Philadelphia Design & Distribution Center	WFB		4422-88 Wissahickon Avenue	Philadelphia	PA	19129	Mixed Use	Industrial/Office/Retail	1926	2006	678,810	Sq. Ft.
9	Warren Industrial Center	Basis		Various	Warren	MI	48092	Industrial	Flex	Various	Various	284,381	Sq. Ft.
9.01	27485 George Merrelli	Basis		27485 George Merrelli Avenue	Warren	MI	48092	Industrial	Flex	2006		79,551	Sq. Ft.
9.02	27767 George Merrelli	Basis		27767 George Merrelli Avenue	Warren	MI	48092	Industrial	Flex	2004		150,000	Sq. Ft.
9.03	7111 East 11 Mile Road	Basis		7111 East 11 Mile Road	Warren	MI	48092	Industrial	Flex	1966	2001	54,830	Sq. Ft.
10	Brooks Landing Apartments	RMF		3055 Floyd Avenue	Modesto	CA	95355	Multifamily	Garden	2005		232	Units
11	Palouse Mall	LIG I		1850 West Pullman Road	Moscow	ID	83843	Retail	Anchored	1976	NAV	391,856	Sq. Ft.
12	Silver Rock Apartments	Basis		9830 Camino Villa	San Antonio	TX	78250	Multifamily	Garden	1996		328	Units
13	Ross Portfolio	Basis		Various	Various	Various	Various	Various	Various	Various		205,408	Sq. Ft.
13.01	Kohl’s - Lakewood, CO	Basis		3150 South Wadsworth Boulevard	Lakewood	CO	80227	Retail	Single Tenant	2003		88,408	Sq. Ft.
13.02	Ronpak	Basis		10900-10950 San Sevaine Way	Mira Loma	CA	91752	Industrial	Manufacturing	1987		117,000	Sq. Ft.
14	Lawton Town Center	WFB		191, 223, 261, 295, 321, 379, 273, 341, 421, 449, 473 Northwest 2nd Street	Lawton	OK	73507	Retail	Anchored	2014		207,609	Sq. Ft.
15	Zephyr Commons	WFB		7838 Gall Boulevard	Zephyrhills	FL	33541	Retail	Anchored	2009		115,318	Sq. Ft.
16	Ole London Towne Apartments	RMF		1680 O’Neal Lane	Baton Rouge	LA	70816	Multifamily	Garden	1978	2013	372	Units
17	Covington Plaza	WFB		6306-6410 West Jefferson Boulevard	Fort Wayne	IN	46804	Retail	Anchored	1979	1985	182,866	Sq. Ft.
18	Bernstein Portfolio	LIG I		Various	Various	Various	Various	Various	Various	Various		250,842	Sq. Ft.
18.01	Oxford Lake Business Park	LIG I		2001 Westside Parkway	Alpharetta	GA	30004	Office	Suburban	1988		102,692	Sq. Ft.
18.02	400 North Business Park	LIG I		1111 Alderman Drive	Alpharetta	GA	30005	Office	Suburban	1988		85,769	Sq. Ft.
18.03	Corporate Campus at Meadows	LIG I		6445 Shiloh Road	Alpharetta	GA	30005	Office	Suburban	2001		53,280	Sq. Ft.
18.04	Miami Gardens	LIG I		5900 Northwest 183rd Street	Unincorporated	FL	33015	Retail	Shadow Anchored	1999		9,101	Sq. Ft.
19	Mountain Valley Center	WFB		426-726 Southwest Mount Si Boulevard	North Bend	WA	98045	Retail	Anchored	1991	2005	86,664	Sq. Ft.
20	Ashley Place Apartments	CIIICM		5709 Electra Lane	Charlotte	NC	28212	Multifamily	Garden	1971		266	Units
21	Barclay Square	SG		13847 Walsingham Road	Largo	FL	33774	Retail	Anchored	1988	2009	99,054	Sq. Ft.
22	Windsor Square	RMF		101-245 Seven Oaks Drive North	Knoxville	TN	37922	Retail	Anchored	1984	2014	296,329	Sq. Ft.
23	Holiday Inn - Lafayette	SG		515 South Street	Lafayette	IN	47901	Hospitality	Full Service	2002	2011	147	Rooms
24	260 East Brown Street	WFB		260 East Brown Street	Birmingham	MI	48009	Office	Suburban	1986	2014	50,337	Sq. Ft.
25	Hilton Garden Inn Oshkosh	SG		1355 West 20th Avenue	Oshkosh	WI	54902	Hospitality	Limited Service	2001	2012	126	Rooms
26	Louisville Apartments - Ashton Park	LIG I	Crossed Portfolio A	7600 Beulah Church Road	Louisville	KY	40228	Multifamily	Garden	2013		100	Units
27	Louisville Apartments - St. James	LIG I	Crossed Portfolio A	8035 Aspen Glen Drive	Louisville	KY	40228	Multifamily	Garden	2013		30	Units
28	Bossier Corners	CIIICM		2001-2035 Airline Drive; 2951-2955 E. Texas Street	Bossier City	LA	71111	Retail	Anchored	1965	1997	140,863	Sq. Ft.
29	Courtyard Marriott Philadelphia Bensalem	CIIICM		3280 Tillman Drive	Bensalem	PA	19020	Hospitality	Limited Service	2014		124	Rooms
30	Security Public Storage - Richmond	WFB		801 Madeline Road	Richmond	CA	94806	Self Storage	Self Storage	2001		104,092	Sq. Ft.
31	Princessa Plaza	RMF		18500-18580 Via Princessa	Santa Clarita	CA	91387	Mixed Use	Office/Retail	2004		37,058	Sq. Ft.
32	Manchester Run Shopping Center	SG		1047 & 1051 South Willow Street	Manchester	NH	03103	Retail	Anchored	1993		63,232	Sq. Ft.
33	Hilton Garden Inn Peachtree City	SG		2010 Commerce Drive North	Peachtree City	GA	30269	Hospitality	Limited Service	2010		93	Rooms
34	Reynolds MHC Portfolio 1	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various	Various	607	Pads
34.01	Lansing Park Terrace	RMF		3435 West St. Joseph Street	Lansing	MI	48917	Manufactured Housing Community	Manufactured Housing Community	1960	2009	192	Pads
34.02	Oakwood Meadows	RMF		100 Avon Road	Sparta	WI	54656	Manufactured Housing Community	Manufactured Housing Community	1980	1999	125	Pads
34.03	Cedar Knob & Oak Creek Estates	RMF		5198 Chaparral Road; 265 Andre Loop	Killeen; Salado	TX	76542; 76571	Manufactured Housing Community	Manufactured Housing Community	1974		121	Pads
34.04	Valli Village	RMF		600 South East Ewing Street	Grimes	IA	50111	Manufactured Housing Community	Manufactured Housing Community	1970		67	Pads
34.05	Evergreen Village MHC	RMF		146 North Smith Street	Hesperia	MI	49421	Manufactured Housing Community	Manufactured Housing Community	1985	2004	102	Pads
35	Infinite Self Storage Nora	CIIICM		8802 Evergreen Avenue	Indianapolis	IN	46240	Self Storage	Self Storage	2001		138,668	Sq. Ft.
36	Beach MHP	CIIICM		38703 North Sheridan Road	Beach Park	IL	60099	Manufactured Housing Community	Manufactured Housing Community	1957		208	Pads
37	Northport Loop Office	CIIICM		45531 East Northport Loop	Fremont	CA	94538	Mixed Use	Office/Industrial	1998		70,206	Sq. Ft.
38	Burlington Coat Factory - Independence	CIIICM		11910 East US Highway 40	Independence	MO	64055	Retail	Single Tenant	2013		60,000	Sq. Ft.
39	Horizons Office Center	RMF		1401 Forum Way	West Palm Beach	FL	33401	Office	CBD	1985		64,247	Sq. Ft.
40	Central Self Storage	WFB		95-1080 Lehiwa Street	Mililani	HI	96789	Self Storage	Self Storage	2008		44,200	Sq. Ft.
41	College Village	Basis		1153 East Lexington Avenue	High Point	NC	27262	Retail	Anchored	1958	2014	142,673	Sq. Ft.
42	Kohl’s - Wadsworth	RMF		1119 Williams Reserve Boulevard	Wadsworth	OH	44281	Retail	Single Tenant	2005		88,408	Sq. Ft.
43	Comfort Inn & Suites Beachfront - Galveston	CIIICM		6302 Seawall Boulevard	Galveston	TX	77551	Hospitality	Limited Service	2003	2014	100	Rooms
44	Tides at Calabash	RMF		7112 Town Center Road	Sunset Beach	NC	28468	Multifamily	Garden	2011		168	Units
45	8350 & 8366 Westheimer	Basis		8350 & 8366 Westheimer Road	Houston	TX	77063	Retail	Unanchored	2000	2006	23,116	Sq. Ft.
46	Advantage Mini Storage	CIIICM		9402 North Navarro Street	Victoria	TX	77904	Self Storage	Self Storage	1996	2015	135,435	Sq. Ft.
47	Midtown Marketplace	CIIICM		1241 & 1409 Frederick Boulevard	Portsmouth	VA	23707	Retail	Anchored	2014		45,760	Sq. Ft.
48	Fresh Thyme Market	CIIICM		11481 East 116th Street	Fishers	IN	46037	Retail	Single Tenant	2015		28,564	Sq. Ft.
49	Holiday Inn Express Somerset	RMF		132 Lewis Drive	Somerset	PA	15501	Hospitality	Limited Service	2012		72	Rooms
50	Best Western - La Grande	RMF		1711 21st Street	La Grande	OR	97850	Hospitality	Limited Service	1994	2015	65	Rooms
51	The Pines Apartments	WFB		238 Southwest Gage Boulevard	Topeka	KS	66606	Multifamily	Garden	1979		178	Units
52	Courtyards at Valley View	RMF		13214 St. Lawrence Circle	Farmers Branch	TX	75244	Multifamily	Garden	1968	2015	95	Units
53	Best Western Plus South Bay	CIIICM		15000 Hawthorne Boulevard	Lawndale	CA	90260	Hospitality	Limited Service	1983	2015	100	Rooms
54	Reynolds MHC Portfolio 3	RMF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various		401	Pads
54.01	Riverside	RMF		4400 Gibson Street	Muskogee	OK	74403	Manufactured Housing Community	Manufactured Housing Community	1975		192	Pads
54.02	Tuckaway MHC & Storage	RMF		212 Anker Lane	Germantown Hills	IL	61548	Manufactured Housing Community	Manufactured Housing Community	1970		118	Pads
54.03	Camino Park	RMF		4200 Robin Road	Eau Claire	WI	54703	Manufactured Housing Community	Manufactured Housing Community	1972		53	Pads
54.04	Prairie Place	RMF		3710 Daffodil Drive	Bloomington	IL	61705	Manufactured Housing Community	Manufactured Housing Community	2003		38	Pads
55	Fairfield Inn & Suites - Warner Robins	LIG I		221 Margie Drive	Warner Robins	GA	31088	Hospitality	Limited Service	2006	2012	74	Rooms
56	Champion Hills	CIIICM		3725 Champion Hills Drive	Memphis	TN	38125	Office	Suburban	2001	2006	77,453	Sq. Ft.
57	21 West Shopping Center	SG		520 West 21st Street	Norfolk	VA	23517	Retail	Unanchored	1920	2004	28,679	Sq. Ft.
58	Southcoast Beaches Center	RMF		207-299 Atlantic Boulevard; 100-112 1st Street	Atlantic Beach; Neptune Beach	FL	32233; 32266	Retail	Unanchored	1940	2000	30,885	Sq. Ft.
59	La Quinta Inn & Suites Smyrna	CIIICM		2537 Highwood Boulevard	Smyrna	TN	37167	Hospitality	Limited Service	2010	2013	76	Rooms
60	14 Mile & Middlebelt	WFB		29275-29315 West 14 Mile Road; 32902-32990 Middlebelt Road	Farmington Hills	MI	48334	Retail	Anchored	1957	1975	50,592	Sq. Ft.
61	Gulfport Plaza	RMF		9350 US Highway 49	Gulfport	MS	39503	Retail	Shadow Anchored	1995	2008	34,087	Sq. Ft.
62	Infinite Self Storage New Lenox	CIIICM		21827 South Schoolhouse Road	New Lenox	IL	60451	Self Storage	Self Storage	2000		52,575	Sq. Ft.
63	Hampton Inn & Suites - Cape Coral	RMF		619 Southeast 47th Terrace	Cape Coral	FL	33904	Hospitality	Limited Service	2006	2014	75	Rooms
64	AA Climate Control Self Storage	CIIICM		9040 Highway 105	Beaumont	TX	77713	Self Storage	Self Storage	2010		82,390	Sq. Ft.
65	Avalon MHC	CIIICM		387 Webster Road	Auburn	AL	36832	Manufactured Housing Community	Manufactured Housing Community	1992		217	Pads
66	Harris Teeter - Darnestown, MD	WFB		14101 Darnestown Road	Darnestown	MD	20874	Retail	Single Tenant	1999	2006	43,256	Sq. Ft.
67	Park West Self Storage	WFB		10012 Trinity Parkway	Stockton	CA	95219	Self Storage	Self Storage	2004		83,310	Sq. Ft.
68	Infinite Self Storage Plainfield	CIIICM		2179 Metropolis Parkway	Plainfield	IN	46168	Self Storage	Self Storage	2008		62,850	Sq. Ft.
69	Silverstone & Key Estates MHP	CIIICM		Various	Various	OH	Various	Manufactured Housing Community	Manufactured Housing Community	Various		226	Pads
69.01	Silverstone MHP	CIIICM		735 Eastlake Drive	Ashland	OH	44805	Manufactured Housing Community	Manufactured Housing Community	1977		144	Pads
69.02	Key Estates MHP	CIIICM		230 Wittlesey Avenue	Norwalk	OH	44857	Manufactured Housing Community	Manufactured Housing Community	1973		82	Pads
70	Redan Village	SG		3829 Redan Rd. and 1 Carteret Place	Decatur	GA	30032	Multifamily	Garden	1984	2014	154	Units
71	Valleyfield Apartments	SG		5421 & 5437 Covington Highway	Decatur	GA	30035	Multifamily	Garden	1984		132	Units
72	Big Ben Self Storage	RMF		528 Dover Road	Clarksville	TN	37042	Self Storage	Self Storage	2006	2013	87,550	Sq. Ft.
73	Royal Lane Office	CIIICM		5005 West Royal Lane	Irving	TX	75063	Office	Suburban	1983	2004	73,344	Sq. Ft.
74	Infinite Self Storage Greenfield	CIIICM		1794 Fields Boulevard	Greenfield	IN	46140	Self Storage	Self Storage	1999	2006	57,675	Sq. Ft.
75	Walgreens - Franklin	RMF		9527 South 27th Street	Franklin	WI	53132	Retail	Single Tenant	2000		15,120	Sq. Ft.
76	A-Safe Mini Storage Portfolio	CIIICM		Various	Various	LA	71360	Self Storage	Self Storage	Various		76,660	Sq. Ft.
76.01	A-Safe Mini Storage Pineville	CIIICM		2549 Monroe Highway	Pineville	LA	71360	Self Storage	Self Storage	2002		37,190	Sq. Ft.
76.02	A-Safe Mini Storage Ball	CIIICM		4905 Monroe Highway	Ball	LA	71360	Self Storage	Self Storage	1994		39,470	Sq. Ft.
77	City Center Retail - Lansing	WFB		200-240 M.A.C.; 301 East Grand River Avenue	East Lansing	MI	48823	Retail	Unanchored	2001		19,231	Sq. Ft.
78	Parkway Pointe	CIIICM		3425-3427 Freedom Drive	Springfield	IL	62704	Retail	Anchored	1994	2013	24,500	Sq. Ft.
79	Infinite Self Storage LaPorte	CIIICM		1310 West 18th Street	LaPorte	IN	46350	Self Storage	Self Storage	1999	2008	62,950	Sq. Ft.
80	DaVita Dialysis (Lakewood, CO)	Basis		1750 Pierce Street	Lakewood	CO	80214	Office	Medical	1985		13,852	Sq. Ft.
81	Getzville Plaza	CIIICM		2305-2361 Millersport Highway	Getzville	NY	14068	Retail	Anchored	1965	1995	34,524	Sq. Ft.
82	Riviera Estates & Elm Grove MHP	CIIICM		Various	Various	ID	Various	Various	Various	Various	Various	83	Pads
82.01	Elm Grove MHP	CIIICM		405 East Fairview Avenue	Meridian	ID	83642	Mixed Use	Manufactured Housing Community/Retail	1958	2003	39	Pads
82.02	Riviera Estates MHP	CIIICM		1200 South Artesian Road	Eagle	ID	83616	Manufactured Housing Community	Manufactured Housing Community	1972		44	Pads
83	CVS - Montgomery, AL	WFB		3190 Zelda Road	Montgomery	AL	36106	Retail	Single Tenant	2005		11,970	Sq. Ft.
84	US 23 Self Storage	CIIICM		5450 Columbus Pike	Lewis Center	OH	43035	Self Storage	Self Storage	2001		61,200	Sq. Ft.
85	Idaho Self Storage	CIIICM		10908 West Fairview Avenue	Boise	ID	83713	Self Storage	Self Storage	2003		61,665	Sq. Ft.
86	WAG - Staten Island	WFB		758 Arthur Kill Road	Staten Island	NY	10312	Retail	Single Tenant	2004		13,650	Sq. Ft.
87	CVS - Douglas, GA	WFB		912 West Ward Street	Douglas	GA	31533	Retail	Single Tenant	2004		10,880	Sq. Ft.
88	Valley Palms MHC	CIIICM		25 South 102nd Street	Mesa	AZ	85205	Manufactured Housing Community	Manufactured Housing Community	1962		101	Pads
89	Summerhaven MHP	CIIICM		650 Summerhaven	Forney	TX	75126	Manufactured Housing Community	Manufactured Housing Community	1970		133	Pads

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)(4)	Unit of Measure
90	Benbrook Commons	RMF		8905 Benbrook Boulevard	Benbrook	TX	76126	Retail	Unanchored	1982	2008	16,163	Sq. Ft.
91	Bell Plaza	WFB		4209-4255 West Bell Road	Phoenix	AZ	85053	Retail	Unanchored	1979		25,824	Sq. Ft.
92	Shadow Trace	SG		997 North Hairston Road	Stone Mountain	GA	30083	Multifamily	Garden	1984		81	Units
93	James Plaza	CIIICM		20801 Hall Road	Macomb	MI	48042	Retail	Shadow Anchored	2015		8,335	Sq. Ft.
94	Scioto Apartments	Basis		3274 Mapleway Lane	Columbus	OH	43204	Multifamily	Garden	1977	2006	80	Units
95	Cahaba Mobile Home Estates	CIIICM		103 Madison Drive	Trussville	AL	35173	Manufactured Housing Community	Manufactured Housing Community	1968		157	Pads
96	Infinite Self Storage South Chicago	CIIICM		434 East Sauk Trail	South Chicago Heights	IL	60411	Self Storage	Self Storage	2001		48,350	Sq. Ft.
97	Oaks MHC	CIIICM		3240 South Getty Street	Norton Shores	MI	49444	Manufactured Housing Community	Manufactured Housing Community	1954		169	Pads
98	Ivywood Apartments	Basis		1550 Clough Street	Bowling Green	OH	43402	Multifamily	Garden	1979		67	Units
99	Lake Bambi MHP	CIIICM		6105 Land O’Lakes Boulevard	Land O’Lakes	FL	34638	Manufactured Housing Community	Manufactured Housing Community	1975		70	Pads
100	Little Street Village MHP	CIIICM		247 Marmandie Road	River Ridge	LA	70123	Manufactured Housing Community	Manufactured Housing Community	1970		69	Pads
101	Westgate Park MHC	CIIICM		2511 and 2565 Southwest 4th Avenue	Ontario	OR	97914	Manufactured Housing Community	Manufactured Housing Community	1965	2014	104	Pads
102	Newberry Woods Apartments	Basis		23972 Newberry Drive	Clinton Township	MI	48035	Multifamily	Garden	1985		61	Units

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(4)(5)	Original Balance ($)(5)	Cut-off Date Balance ($)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate
1	745 Atlantic Avenue	402	70,000,000	70,000,000	7.1%	70,000,000	N	8/5/2015	9/11/2015	8/11/2025		8/11/2025		4.17000%	0.00275%	0.00450%	0.00500%	0.00050%	4.15725%
2	Sheraton Lincoln Harbor Hotel	223,464	60,000,000	60,000,000	6.1%	58,276,108	N	10/1/2015	11/6/2015	10/6/2023	11/6/2023	10/6/2025		4.99000%	0.00275%	0.00450%	0.00500%	0.00050%	4.97725%
3	CityPlace I	90	45,000,000	45,000,000	4.6%	45,000,000	N	9/10/2015	10/11/2015	9/11/2025		9/11/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
4	Courtyard Marriott - Tacoma	201,389	32,625,000	32,625,000	3.3%	26,468,734	N	10/9/2015	12/1/2015		12/1/2015	11/1/2025		4.60000%	0.00275%	0.00450%	0.00500%	0.00050%	4.58725%
5	11 Madison Avenue	334	30,500,000	30,500,000	3.1%	30,500,000	N	8/18/2015	10/6/2015	9/6/2025		9/6/2025		3.56020%	0.00000%	0.00450%	0.00375%	0.00050%	3.55145%
6	Hampton Inn & Suites - Jacksonville Beach	164,520	29,120,000	29,120,000	2.9%	24,878,497	N	6/26/2015	8/11/2015	7/11/2017	8/11/2017	7/11/2025		4.51000%	0.00275%	0.00450%	0.02500%	0.00050%	4.47725%
7	Patrick Henry Mall	221	26,700,000	26,564,477	2.7%	21,480,324	N	6/30/2015	8/5/2015		8/5/2015	7/5/2025		4.35200%	0.00000%	0.00450%	0.05250%	0.00050%	4.29450%
8	Philadelphia Design & Distribution Center	38	26,000,000	26,000,000	2.6%	23,714,488	N	10/6/2015	11/11/2015	10/11/2020	11/11/2020	10/11/2025		4.30000%	0.00275%	0.00450%	0.00500%	0.00050%	4.28725%
9	Warren Industrial Center	89	25,350,000	25,350,000	2.6%	20,671,008	N	10/8/2015	12/1/2015		12/1/2015	11/1/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
9.01	27485 George Merrelli		9,027,580	9,027,580	0.9%
9.02	27767 George Merrelli		8,367,870	8,367,870	0.8%
9.03	7111 East 11 Mile Road		7,954,550	7,954,550	0.8%
10	Brooks Landing Apartments	105,603	24,500,000	24,500,000	2.5%	24,500,000	N	9/28/2015	11/6/2015	10/6/2025		10/6/2025		4.60000%	0.00275%	0.00450%	0.00500%	0.00050%	4.58725%
11	Palouse Mall	59	23,075,000	23,075,000	2.3%	19,908,829	N	10/9/2015	12/1/2015	11/1/2017	12/1/2017	11/1/2025		4.89000%	0.00275%	0.00450%	0.05250%	0.00050%	4.82975%
12	Silver Rock Apartments	69,817	22,900,000	22,900,000	2.3%	20,947,862	N	8/11/2015	10/1/2015	9/1/2020	10/1/2020	9/1/2025		4.48000%	0.00275%	0.00450%	0.00500%	0.00050%	4.46725%
13	Ross Portfolio	98	20,085,000	20,085,000	2.0%	19,143,925	N	10/8/2015	12/1/2015	11/1/2022	12/1/2022	11/1/2025		4.69500%	0.00275%	0.00450%	0.00500%	0.00050%	4.68225%
13.01	Kohl’s - Lakewood, CO		12,155,000	12,155,000	1.2%
13.02	Ronpak		7,930,000	7,930,000	0.8%
14	Lawton Town Center	93	19,400,000	19,400,000	2.0%	16,155,575	N	9/23/2015	11/11/2015	10/11/2016	11/11/2016	10/11/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
15	Zephyr Commons	147	17,000,000	17,000,000	1.7%	15,575,714	N	9/4/2015	10/11/2015	9/11/2020	10/11/2020	9/11/2025		4.58000%	0.00275%	0.00450%	0.00500%	0.00050%	4.56725%
16	Ole London Towne Apartments	43,683	16,250,000	16,250,000	1.6%	14,544,720	N	9/29/2015	11/6/2015	10/6/2019	11/6/2019	10/6/2025		4.46000%	0.00275%	0.00450%	0.00500%	0.00050%	4.44725%
17	Covington Plaza	88	16,125,000	16,125,000	1.6%	14,164,253	N	9/24/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.65000%	0.00275%	0.00450%	0.03250%	0.00050%	4.60975%
18	Bernstein Portfolio	63	15,750,000	15,750,000	1.6%	12,022,881	N	10/9/2015	12/1/2015		12/1/2015	11/1/2025		5.58000%	0.00275%	0.00450%	0.05250%	0.00050%	5.51975%
18.01	Oxford Lake Business Park		5,650,224	5,650,224	0.6%
18.02	400 North Business Park		4,343,610	4,343,610	0.4%
18.03	Corporate Campus at Meadows		3,813,901	3,813,901	0.4%
18.04	Miami Gardens		1,942,265	1,942,265	0.2%
19	Mountain Valley Center	158	13,700,000	13,683,118	1.4%	11,020,134	N	10/6/2015	11/11/2015		11/11/2015	10/11/2025		4.35000%	0.00275%	0.00450%	0.00500%	0.00050%	4.33725%
20	Ashley Place Apartments	50,376	13,400,000	13,400,000	1.4%	12,348,348	N	9/25/2015	11/5/2015	11/5/2020	12/5/2020	10/5/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
21	Barclay Square	129	12,750,000	12,750,000	1.3%	12,750,000	N	8/14/2015	10/1/2015	9/1/2025		9/1/2025		4.28000%	0.00275%	0.00450%	0.00500%	0.00050%	4.26725%
22	Windsor Square	41	12,100,000	12,100,000	1.2%	10,905,545	N	9/18/2015	11/6/2015	10/6/2019	11/6/2019	10/6/2025		4.82000%	0.00275%	0.00450%	0.00500%	0.00050%	4.80725%
23	Holiday Inn - Lafayette	81,633	12,000,000	12,000,000	1.2%	9,847,348	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.94100%	0.00275%	0.00450%	0.05500%	0.00050%	4.87825%
24	260 East Brown Street	228	11,500,000	11,500,000	1.2%	10,133,578	N	9/16/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.79000%	0.00275%	0.00450%	0.05250%	0.00050%	4.72975%
25	Hilton Garden Inn Oshkosh	88,730	11,180,000	11,180,000	1.1%	10,223,918	N	7/27/2015	9/1/2015	8/1/2020	9/1/2020	8/1/2025		4.46000%	0.00275%	0.00450%	0.00500%	0.00050%	4.44725%
26	Louisville Apartments - Ashton Park	83,462	8,463,000	8,463,000	0.9%	8,047,451	N	7/31/2015	9/1/2015	8/1/2022	9/1/2022	8/1/2025		4.44000%	0.00275%	0.00450%	0.05250%	0.00050%	4.37975%
27	Louisville Apartments - St. James	83,462	2,387,000	2,387,000	0.2%	2,269,794	N	7/31/2015	9/1/2015	8/1/2022	9/1/2022	8/1/2025		4.44000%	0.00275%	0.00450%	0.05250%	0.00050%	4.37975%
28	Bossier Corners	76	10,725,000	10,725,000	1.1%	9,408,077	N	7/17/2015	9/1/2015	8/1/2018	9/1/2018	8/1/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
29	Courtyard Marriott Philadelphia Bensalem	84,483	10,500,000	10,475,848	1.1%	6,612,875	N	9/17/2015	11/1/2015		11/1/2015	10/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
30	Security Public Storage - Richmond	96	10,000,000	9,987,403	1.0%	8,015,697	N	10/1/2015	11/1/2015		11/1/2015	10/1/2025		4.25000%	0.00275%	0.00450%	0.00500%	0.00050%	4.23725%
31	Princessa Plaza	262	9,700,000	9,700,000	1.0%	8,308,869	N	10/2/2015	11/6/2015	4/6/2017	5/6/2017	10/6/2025		5.07000%	0.00275%	0.00450%	0.00500%	0.00050%	5.05725%
32	Manchester Run Shopping Center	150	9,500,000	9,488,033	1.0%	7,614,912	N	10/1/2015	11/1/2015		11/1/2015	10/1/2025		4.25000%	0.00275%	0.00450%	0.00500%	0.00050%	4.23725%
33	Hilton Garden Inn Peachtree City	101,774	9,500,000	9,465,003	1.0%	7,692,220	N	7/16/2015	9/1/2015		9/1/2015	8/1/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
34	Reynolds MHC Portfolio 1	15,490	9,412,500	9,402,545	1.0%	7,744,637	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		5.02000%	0.00275%	0.00450%	0.00500%	0.00050%	5.00725%
34.01	Lansing Park Terrace		3,693,605	3,689,698	0.4%
34.02	Oakwood Meadows		1,894,156	1,892,153	0.2%
34.03	Cedar Knob & Oak Creek Estates		1,486,185	1,484,613	0.2%
34.04	Valli Village		1,216,631	1,215,344	0.1%
34.05	Evergreen Village MHC		1,121,923	1,120,736	0.1%
35	Infinite Self Storage Nora	67	9,351,000	9,351,000	0.9%	8,194,862	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
36	Beach MHP	42,742	8,900,000	8,890,251	0.9%	7,286,907	N	9/30/2015	11/1/2015		11/1/2015	10/1/2025		4.87000%	0.00275%	0.00450%	0.00500%	0.00050%	4.85725%
37	Northport Loop Office	121	8,500,000	8,490,624	0.9%	6,952,478	N	9/30/2015	11/5/2015		11/5/2015	10/5/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
38	Burlington Coat Factory - Independence	137	8,250,000	8,210,828	0.8%	6,227,636	N	7/27/2015	9/1/2015		9/1/2015	8/1/2025		4.62000%	0.00275%	0.00450%	0.00500%	0.00050%	4.60725%
39	Horizons Office Center	124	7,950,000	7,950,000	0.8%	7,313,808	N	9/22/2015	11/6/2015	10/6/2020	11/6/2020	10/6/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
40	Central Self Storage	178	7,860,000	7,860,000	0.8%	7,860,000	N	9/23/2015	11/11/2015	10/11/2025		10/11/2025		4.51000%	0.00275%	0.00450%	0.00500%	0.00050%	4.49725%
41	College Village	54	7,650,000	7,650,000	0.8%	7,029,990	N	10/7/2015	12/1/2015	11/1/2020	12/1/2020	11/1/2025		4.77000%	0.00275%	0.00450%	0.00500%	0.00050%	4.75725%
42	Kohl’s - Wadsworth	85	7,500,000	7,475,199	0.8%	5,577,294	N	9/11/2015	10/6/2015		10/6/2015	9/6/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
43	Comfort Inn & Suites Beachfront - Galveston	71,925	7,200,000	7,192,528	0.7%	5,939,612	N	9/15/2015	11/5/2015		11/5/2015	10/5/2025		5.10000%	0.00275%	0.00450%	0.00500%	0.00050%	5.08725%
44	Tides at Calabash	40,774	6,850,000	6,850,000	0.7%	6,531,099	N	9/9/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2020		4.73000%	0.00275%	0.00450%	0.00500%	0.00050%	4.71725%
45	8350 & 8366 Westheimer	292	6,750,000	6,750,000	0.7%	5,935,691	N	10/6/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
46	Advantage Mini Storage	49	6,600,000	6,600,000	0.7%	5,802,776	N	7/27/2015	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.69000%	0.00275%	0.00450%	0.00500%	0.00050%	4.67725%
47	Midtown Marketplace	140	6,400,000	6,400,000	0.6%	5,185,254	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		4.56000%	0.00275%	0.00450%	0.00500%	0.00050%	4.54725%
48	Fresh Thyme Market	221	6,318,000	6,318,000	0.6%	5,549,882	N	7/24/2015	9/5/2015	9/5/2018	10/5/2018	8/5/2025		4.57000%	0.00275%	0.00450%	0.00500%	0.00050%	4.55725%
49	Holiday Inn Express Somerset	83,209	6,000,000	5,991,056	0.6%	4,516,166	N	9/28/2015	11/6/2015		11/6/2015	10/6/2025		5.18000%	0.00275%	0.00450%	0.00500%	0.00050%	5.16725%
50	Best Western - La Grande	92,159	6,000,000	5,990,335	0.6%	4,445,643	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
51	The Pines Apartments	32,416	5,770,000	5,770,000	0.6%	5,064,926	N	9/29/2015	11/11/2015	10/11/2018	11/11/2018	10/11/2025		4.62000%	0.00275%	0.00450%	0.00500%	0.00050%	4.60725%
52	Courtyards at Valley View	60,526	5,750,000	5,750,000	0.6%	5,189,048	N	9/11/2015	10/6/2015	9/6/2019	10/6/2019	9/6/2025		4.89000%	0.00275%	0.00450%	0.00500%	0.00050%	4.87725%
53	Best Western Plus South Bay	57,372	5,750,000	5,737,194	0.6%	4,741,600	N	8/26/2015	10/5/2015		10/5/2015	9/5/2025		5.09000%	0.00275%	0.00450%	0.00500%	0.00050%	5.07725%
54	Reynolds MHC Portfolio 3	14,050	5,640,000	5,633,907	0.6%	4,626,936	N	10/6/2015	11/6/2015		11/6/2015	10/6/2025		4.93000%	0.00275%	0.00450%	0.00500%	0.00050%	4.91725%
54.01	Riverside		1,891,591	1,889,548	0.2%
54.02	Tuckaway MHC & Storage		1,724,686	1,722,823	0.2%
54.03	Camino Park		1,057,065	1,055,923	0.1%
54.04	Prairie Place		966,658	965,614	0.1%
55	Fairfield Inn & Suites - Warner Robins	74,335	5,525,000	5,500,759	0.6%	4,206,326	N	7/14/2015	9/1/2015		9/1/2015	8/1/2025		5.50000%	0.00275%	0.00450%	0.05250%	0.00050%	5.43975%
56	Champion Hills	70	5,460,000	5,460,000	0.6%	4,579,435	N	10/7/2015	12/1/2015	11/1/2016	12/1/2016	11/1/2025		4.78000%	0.00275%	0.00450%	0.00500%	0.00050%	4.76725%
57	21 West Shopping Center	176	5,050,000	5,044,250	0.5%	4,111,548	N	9/3/2015	11/1/2015		11/1/2015	10/1/2025		4.70200%	0.00275%	0.00450%	0.00500%	0.00050%	4.68925%
58	Southcoast Beaches Center	162	5,000,000	5,000,000	0.5%	5,000,000	N	9/17/2015	11/6/2015	10/6/2025		10/6/2025		4.32000%	0.00275%	0.00450%	0.00500%	0.00050%	4.30725%
59	La Quinta Inn & Suites Smyrna	65,789	5,000,000	5,000,000	0.5%	3,700,245	N	10/5/2015	12/1/2015		12/1/2015	11/1/2025		4.72000%	0.00275%	0.00450%	0.00500%	0.00050%	4.70725%
60	14 Mile & Middlebelt	97	4,900,000	4,888,002	0.5%	3,979,495	N	9/8/2015	10/11/2015		10/11/2015	9/11/2025		4.63000%	0.00275%	0.00450%	0.00500%	0.00050%	4.61725%
61	Gulfport Plaza	143	4,867,500	4,867,500	0.5%	4,293,782	N	8/28/2015	10/6/2015	9/6/2018	10/6/2018	9/6/2025		4.84000%	0.00275%	0.00450%	0.00500%	0.00050%	4.82725%
62	Infinite Self Storage New Lenox	91	4,785,000	4,785,000	0.5%	4,193,393	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
63	Hampton Inn & Suites - Cape Coral	61,333	4,600,000	4,600,000	0.5%	3,574,046	N	9/17/2015	11/6/2015	10/6/2016	11/6/2016	10/6/2025		4.92000%	0.00275%	0.00450%	0.00500%	0.00050%	4.90725%
64	AA Climate Control Self Storage	55	4,500,000	4,500,000	0.5%	3,958,020	N	10/6/2015	12/5/2015	11/5/2018	12/5/2018	11/5/2025		4.71000%	0.00275%	0.00450%	0.00500%	0.00050%	4.69725%
65	Avalon MHC	20,665	4,500,000	4,484,239	0.5%	3,673,422	N	7/29/2015	9/1/2015		9/1/2015	8/1/2025		4.78000%	0.00275%	0.00450%	0.00500%	0.00050%	4.76725%
66	Harris Teeter - Darnestown, MD	104	4,500,000	4,477,877	0.5%	2,582,743	N	9/11/2015	10/11/2015		10/11/2015	9/11/2026		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
67	Park West Self Storage	53	4,400,000	4,400,000	0.4%	4,400,000	N	9/23/2015	11/11/2015	10/11/2025		10/11/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
68	Infinite Self Storage Plainfield	69	4,360,000	4,360,000	0.4%	3,820,939	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
69	Silverstone & Key Estates MHP	19,108	4,325,000	4,318,338	0.4%	3,234,230	N	9/30/2015	11/1/2015		11/1/2015	10/1/2025		5.00000%	0.00275%	0.00450%	0.00500%	0.00050%	4.98725%
69.01	Silverstone MHP		2,900,000	2,895,533	0.3%
69.02	Key Estates MHP		1,425,000	1,422,805	0.1%
70	Redan Village	27,560	4,260,000	4,244,175	0.4%	3,444,618	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.50000%	0.00275%	0.00450%	0.00500%	0.00050%	4.48725%
71	Valleyfield Apartments	31,021	4,110,000	4,094,732	0.4%	3,323,327	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.50000%	0.00275%	0.00450%	0.00500%	0.00050%	4.48725%
72	Big Ben Self Storage	45	3,900,000	3,900,000	0.4%	3,361,460	N	8/31/2015	10/6/2015	9/6/2017	10/6/2017	9/6/2025		4.85000%	0.00275%	0.00450%	0.00500%	0.00050%	4.83725%
73	Royal Lane Office	53	3,900,000	3,895,598	0.4%	3,179,318	N	10/1/2015	11/5/2015		11/5/2015	10/5/2025		4.74000%	0.00275%	0.00450%	0.00500%	0.00050%	4.72725%
74	Infinite Self Storage Greenfield	68	3,895,000	3,895,000	0.4%	3,413,430	N	10/6/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
75	Walgreens - Franklin	238	3,600,000	3,595,748	0.4%	2,914,906	N	10/2/2015	11/6/2015		11/6/2015	10/6/2025		4.54000%	0.00275%	0.00450%	0.00500%	0.00050%	4.52725%
76	A-Safe Mini Storage Portfolio	46	3,550,000	3,550,000	0.4%	3,056,008	N	7/30/2015	9/1/2015	8/1/2017	9/1/2017	8/1/2025		4.80000%	0.00275%	0.00450%	0.00500%	0.00050%	4.78725%
76.01	A-Safe Mini Storage Pineville		1,900,000	1,900,000	0.2%
76.02	A-Safe Mini Storage Ball		1,650,000	1,650,000	0.2%
77	City Center Retail - Lansing	182	3,500,000	3,491,637	0.4%	2,854,028	N	9/11/2015	10/11/2015		10/11/2015	9/11/2025		4.75000%	0.00275%	0.00450%	0.00500%	0.00050%	4.73725%
78	Parkway Pointe	141	3,450,000	3,450,000	0.3%	3,026,374	N	7/31/2015	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
79	Infinite Self Storage LaPorte	53	3,360,000	3,360,000	0.3%	2,944,577	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
80	DaVita Dialysis (Lakewood, CO)	236	3,270,000	3,270,000	0.3%	2,671,791	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.81000%	0.00275%	0.00450%	0.00500%	0.00050%	4.79725%
81	Getzville Plaza	95	3,267,000	3,267,000	0.3%	2,756,391	N	9/21/2015	11/1/2015	10/1/2016	11/1/2016	10/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
82	Riviera Estates & Elm Grove MHP	37,821	3,150,000	3,139,154	0.3%	2,578,259	N	7/27/2015	9/5/2015		9/5/2015	8/5/2025		4.86000%	0.00275%	0.00450%	0.00500%	0.00050%	4.84725%
82.01	Elm Grove MHP		1,850,000	1,843,630	0.2%
82.02	Riviera Estates MHP		1,300,000	1,295,524	0.1%
83	CVS - Montgomery, AL	258	3,091,000	3,083,629	0.3%	2,840,539	N	9/11/2015	10/11/2015		10/11/2015	9/11/2020		4.76000%	0.00275%	0.00450%	0.00500%	0.00050%	4.74725%
84	US 23 Self Storage	49	3,015,000	3,015,000	0.3%	2,462,619	N	10/2/2015	12/1/2015		12/1/2015	11/1/2025		4.80000%	0.00275%	0.00450%	0.00500%	0.00050%	4.78725%
85	Idaho Self Storage	49	3,000,000	3,000,000	0.3%	2,510,984	N	8/11/2015	10/1/2015	9/1/2016	10/1/2016	9/1/2025		4.71000%	0.00275%	0.00450%	0.00500%	0.00050%	4.69725%
86	WAG - Staten Island	205	2,800,000	2,800,000	0.3%	2,800,000	N	9/14/2015	11/11/2015	10/11/2020		10/11/2020		4.45000%	0.00275%	0.00450%	0.00500%	0.00050%	4.43725%
87	CVS - Douglas, GA	238	2,600,000	2,593,724	0.3%	2,387,082	N	9/11/2015	10/11/2015		10/11/2015	9/11/2020		4.70000%	0.00275%	0.00450%	0.00500%	0.00050%	4.68725%
88	Valley Palms MHC	24,505	2,475,000	2,475,000	0.3%	2,136,092	N	7/21/2015	9/1/2015	8/1/2017	9/1/2017	8/1/2025		4.90000%	0.00275%	0.00450%	0.00500%	0.00050%	4.88725%
89	Summerhaven MHP	17,763	2,362,500	2,362,500	0.2%	1,939,270	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		4.95000%	0.00275%	0.00450%	0.00500%	0.00050%	4.93725%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(4)(5)	Original Balance ($)(5)	Cut-off Date Balance ($)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate
90	Benbrook Commons	146	2,362,500	2,357,413	0.2%	1,958,218	N	9/4/2015	10/6/2015		10/6/2015	9/6/2025		5.25000%	0.00275%	0.00450%	0.00500%	0.00050%	5.23725%
91	Bell Plaza	89	2,300,000	2,297,166	0.2%	2,099,863	N	10/2/2015	11/11/2015		11/11/2015	10/11/2020		4.35000%	0.00275%	0.00450%	0.07250%	0.00050%	4.26975%
92	Shadow Trace	26,446	2,150,000	2,142,162	0.2%	1,743,850	N	7/31/2015	9/1/2015		9/1/2015	8/1/2025		4.59000%	0.00275%	0.00450%	0.00500%	0.00050%	4.57725%
93	James Plaza	239	2,000,000	1,995,192	0.2%	1,629,231	N	8/13/2015	10/5/2015		10/5/2015	9/5/2025		4.72000%	0.00275%	0.00450%	0.00500%	0.00050%	4.70725%
94	Scioto Apartments	23,725	1,900,000	1,898,028	0.2%	1,567,397	N	9/18/2015	11/1/2015		11/1/2015	10/1/2025		5.10000%	0.00275%	0.00450%	0.00500%	0.00050%	5.08725%
95	Cahaba Mobile Home Estates	11,920	1,875,000	1,871,375	0.2%	1,748,302	N	8/7/2015	10/1/2015		10/1/2015	9/1/2020		5.75000%	0.00275%	0.00450%	0.00500%	0.00050%	5.73725%
96	Infinite Self Storage South Chicago	36	1,721,000	1,721,000	0.2%	1,508,219	N	10/2/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.55000%	0.00275%	0.00450%	0.00500%	0.00050%	4.53725%
97	Oaks MHC	9,231	1,560,000	1,560,000	0.2%	1,281,795	N	10/5/2015	12/1/2015		12/1/2015	11/1/2025		4.98000%	0.00275%	0.00450%	0.00500%	0.00050%	4.96725%
98	Ivywood Apartments	21,619	1,450,000	1,448,502	0.1%	1,196,946	N	9/11/2015	11/1/2015		11/1/2015	10/1/2025		5.12000%	0.00275%	0.00450%	0.00500%	0.00050%	5.10725%
99	Lake Bambi MHP	19,458	1,365,000	1,362,029	0.1%	1,129,609	N	9/2/2015	10/5/2015		10/5/2015	9/5/2025		5.20000%	0.00275%	0.00450%	0.00500%	0.00050%	5.18725%
100	Little Street Village MHP	19,565	1,350,000	1,350,000	0.1%	1,009,433	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		5.00000%	0.00275%	0.00450%	0.00500%	0.00050%	4.98725%
101	Westgate Park MHC	12,487	1,300,000	1,298,602	0.1%	1,067,194	N	10/5/2015	11/5/2015		11/5/2015	10/5/2025		4.95000%	0.00275%	0.00450%	0.00500%	0.00050%	4.93725%
102	Newberry Woods Apartments	19,651	1,200,000	1,198,704	0.1%	984,454	N	9/29/2015	11/1/2015		11/1/2015	10/1/2025		4.93000%	0.00275%	0.00450%	0.00500%	0.00050%	4.91725%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)
1	745 Atlantic Avenue	Actual/360	247,304.17	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(88),O(5)	0	5	114,800,000
2	Sheraton Lincoln Harbor Hotel	Actual/360	321,726.38	Interest-only, Amortizing Balloon	Actual/360	120	119	96	95	360	360	1	L(25),D(91),O(4)	0	0	128,000,000
3	CityPlace I	Actual/360	181,093.75	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	5	114,500,000
4	Courtyard Marriott - Tacoma	Actual/360	167,250.23	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(89),O(7)	3	5	45,000,000
5	11 Madison Avenue	Actual/360	91,745.20	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0	0	2,350,000,000
6	Hampton Inn & Suites - Jacksonville Beach	Actual/360	147,719.84	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4	L(28),D(88),O(4)	0	5	41,600,000
7	Patrick Henry Mall	Actual/360	132,947.20	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0	155,000,000
8	Philadelphia Design & Distribution Center	Actual/360	128,666.57	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	37,000,000
9	Warren Industrial Center	Actual/360	132,237.60	Amortizing Balloon		120	120	0	0	360	360	0	L(6),GRTR 2% or YM (112),O(2)	5	5	33,800,000
9.01	27485 George Merrelli															13,000,000
9.02	27767 George Merrelli															12,050,000
9.03	7111 East 11 Mile Road															8,750,000
10	Brooks Landing Apartments	Actual/360	95,481.94	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	35,900,000
11	Palouse Mall	Actual/360	122,324.98	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	5	31,400,000
12	Silver Rock Apartments	Actual/360	115,758.96	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(91),O(3)	7	5	31,200,000
13	Ross Portfolio	Actual/360	104,108.05	Interest-only, Amortizing Balloon	Actual/360	120	120	84	84	360	360	0	L(24),D(93),O(3)	5	5	31,100,000
13.01	Kohl’s - Lakewood, CO															18,900,000
13.02	Ronpak															12,200,000
14	Lawton Town Center	Actual/360	98,758.57	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	28,600,000
15	Zephyr Commons	Actual/360	86,946.47	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(87),O(7)	0	5	24,750,000
16	Ole London Towne Apartments	Actual/360	81,950.60	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	0	24,600,000
17	Covington Plaza	Actual/360	83,146.44	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(24),GRTR 1% or YM(92),O(4)	0	5	21,600,000
18	Bernstein Portfolio	Actual/360	97,472.69	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	5	5	22,300,000
18.01	Oxford Lake Business Park															8,000,000
18.02	400 North Business Park															6,150,000
18.03	Corporate Campus at Meadows															5,400,000
18.04	Miami Gardens															2,750,000
19	Mountain Valley Center	Actual/360	68,200.22	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)	0	5	22,000,000
20	Ashley Place Apartments	Actual/360	70,710.70	Interest-only, Amortizing Balloon	Actual/360	120	119	61	60	360	360	1	L(25),D(92),O(3)	0	0	18,125,000
21	Barclay Square	Actual/360	46,232.92	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	19,275,000
22	Windsor Square	Actual/360	63,630.87	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	0	16,400,000
23	Holiday Inn - Lafayette	Actual/360	63,986.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	5	5	17,200,000
24	260 East Brown Street	Actual/360	60,267.02	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	5	15,350,000
25	Hilton Garden Inn Oshkosh	Actual/360	56,382.01	Interest-only, Amortizing Balloon	Actual/360	120	117	60	57	360	360	3	L(27),D(86),O(7)	0	5	17,200,000
26	Louisville Apartments - Ashton Park	Actual/360	42,579.60	Interest-only, Amortizing Balloon	Actual/360	120	117	84	81	360	360	3	L(27),D(89),O(4)	5	5	12,070,000
27	Louisville Apartments - St. James	Actual/360	12,009.63	Interest-only, Amortizing Balloon	Actual/360	120	117	84	81	360	360	3	L(27),D(89),O(4)	5	5	3,490,000
28	Bossier Corners	Actual/360	54,917.03	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	14,300,000
29	Courtyard Marriott Philadelphia Bensalem	Actual/360	69,179.40	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(92),O(3)	0	0	17,100,000
30	Security Public Storage - Richmond	Actual/360	49,193.99	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	17,750,000
31	Princessa Plaza	Actual/360	52,487.46	Interest-only, Amortizing Balloon	Actual/360	120	119	18	17	360	360	1	L(25),D(91),O(4)	0	0	14,000,000
32	Manchester Run Shopping Center	Actual/360	46,734.29	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	15,800,000
33	Hilton Garden Inn Peachtree City	Actual/360	48,361.16	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	15,800,000
34	Reynolds MHC Portfolio 1	Actual/360	50,643.45	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,910,000
34.01	Lansing Park Terrace															5,070,000
34.02	Oakwood Meadows															2,600,000
34.03	Cedar Knob & Oak Creek Estates															2,030,000
34.04	Valli Village															1,670,000
34.05	Evergreen Village MHC															1,540,000
35	Infinite Self Storage Nora	Actual/360	47,658.36	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	12,500,000
36	Beach MHP	Actual/360	47,072.53	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	12,810,000
37	Northport Loop Office	Actual/360	44,802.30	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	11,920,000
38	Burlington Coat Factory - Independence	Actual/360	45,474.24	Amortizing Balloon		120	117	0	0	312	309	3	L(27),D(90),O(3)	0	0	11,100,000
39	Horizons Office Center	Actual/360	41,903.33	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	10,700,000
40	Central Self Storage	Actual/360	30,032.84	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	5	14,500,000
41	College Village	Actual/360	39,998.29	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(94),O(2)	5	5	10,200,000
42	Kohl’s - Wadsworth	Actual/360	43,191.30	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	11,230,000
43	Comfort Inn & Suites Beachfront - Galveston	Actual/360	39,092.38	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	10,900,000
44	Tides at Calabash	Actual/360	35,650.31	Interest-only, Amortizing Balloon	Actual/360	60	58	24	22	360	360	2	L(26),D(27),O(7)	0	0	13,350,000
45	8350 & 8366 Westheimer	Actual/360	35,008.05	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5	9,000,000
46	Advantage Mini Storage	Actual/360	34,190.44	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	9,250,000
47	Midtown Marketplace	Actual/360	32,656.42	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(90),O(6)	0	0	8,900,000
48	Fresh Thyme Market	Actual/360	32,275.69	Interest-only, Amortizing Balloon	Actual/360	120	117	37	34	360	360	3	L(27),D(90),O(3)	0	0	8,500,000
49	Holiday Inn Express Somerset	Actual/360	35,707.51	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	10,800,000
50	Best Western - La Grande	Actual/360	34,207.04	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	9,200,000
51	The Pines Apartments	Actual/360	29,648.59	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	7,750,000
52	Courtyards at Valley View	Actual/360	30,481.85	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	0	7,800,000
53	Best Western Plus South Bay	Actual/360	31,184.29	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	9,600,000
54	Reynolds MHC Portfolio 3	Actual/360	30,035.91	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,110,000
54.01	Riverside															2,720,000
54.02	Tuckaway MHC & Storage															2,480,000
54.03	Camino Park															1,520,000
54.04	Prairie Place															1,390,000
55	Fairfield Inn & Suites - Warner Robins	Actual/360	33,928.33	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(89),O(4)	5	5	8,200,000
56	Champion Hills	Actual/360	28,580.76	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(93),O(3)	0	0	8,050,000
57	21 West Shopping Center	Actual/360	26,197.28	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	5	0	7,000,000
58	Southcoast Beaches Center	Actual/360	18,300.00	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0	0	11,100,000
59	La Quinta Inn & Suites Smyrna	Actual/360	28,419.66	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	8,700,000
60	14 Mile & Middlebelt	Actual/360	25,207.50	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5	6,940,000
61	Gulfport Plaza	Actual/360	25,655.90	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	6,525,000
62	Infinite Self Storage New Lenox	Actual/360	24,387.26	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	6,830,000
63	Hampton Inn & Suites - Cape Coral	Actual/360	26,677.17	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1	L(25),D(91),O(4)	0	0	8,600,000
64	AA Climate Control Self Storage	Actual/360	23,365.76	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(93),O(3)	0	0	6,540,000
65	Avalon MHC	Actual/360	23,555.57	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0	6,000,000
66	Harris Teeter - Darnestown, MD	Actual/360	28,957.32	Amortizing Balloon		132	130	0	0	240	238	2	L(26),D(102),O(4)	0	5	8,700,000
67	Park West Self Storage	Actual/360	17,110.50	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	5	8,000,000
68	Infinite Self Storage Plainfield	Actual/360	22,221.20	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	6,070,000
69	Silverstone & Key Estates MHP	Actual/360	25,283.52	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(92),O(3)	0	0	5,790,000
69.01	Silverstone MHP															3,870,000
69.02	Key Estates MHP															1,920,000
70	Redan Village	Actual/360	21,584.79	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	6,000,000
71	Valleyfield Apartments	Actual/360	20,824.77	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	5,600,000
72	Big Ben Self Storage	Actual/360	20,579.98	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	0	5,600,000
73	Royal Lane Office	Actual/360	20,320.75	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	7,350,000
74	Infinite Self Storage Greenfield	Actual/360	19,851.28	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	5,300,000
75	Walgreens - Franklin	Actual/360	18,326.33	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	5,630,000
76	A-Safe Mini Storage Portfolio	Actual/360	18,625.62	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(90),O(3)	0	0	5,240,000
76.01	A-Safe Mini Storage Pineville															2,730,000
76.02	A-Safe Mini Storage Ball															2,510,000
77	City Center Retail - Lansing	Actual/360	18,257.66	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5	5,000,000
78	Parkway Pointe	Actual/360	17,665.62	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(90),O(3)	0	0	4,710,000
79	Infinite Self Storage LaPorte	Actual/360	17,124.59	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	4,800,000
80	DaVita Dialysis (Lakewood, CO)	Actual/360	17,176.33	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	5	5	5,100,000
81	Getzville Plaza	Actual/360	17,498.05	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	0	4,800,000
82	Riviera Estates & Elm Grove MHP	Actual/360	16,641.39	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0	4,670,000
82.01	Elm Grove MHP															2,850,000
82.02	Riviera Estates MHP															1,820,000
83	CVS - Montgomery, AL	Actual/360	16,142.76	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(30),O(4)	0	5	4,790,000
84	US 23 Self Storage	Actual/360	15,818.66	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	4,560,000
85	Idaho Self Storage	Actual/360	15,577.17	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(91),O(3)	0	0	4,410,000
86	WAG - Staten Island	Actual/360	10,556.39	Interest-only, Balloon	Actual/360	60	59	60	59	0	0	1	L(25),D(31),O(4)	0	5	4,100,000
87	CVS - Douglas, GA	Actual/360	13,484.58	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(30),O(4)	0	5	4,330,000
88	Valley Palms MHC	Actual/360	13,135.49	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(90),O(3)	0	0	3,810,000
89	Summerhaven MHP	Actual/360	12,610.32	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0	3,900,000

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(6)	Appraised Value ($)(7)
90	Benbrook Commons	Actual/360	13,045.81	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	3,250,000
91	Bell Plaza	Actual/360	11,449.67	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(29),O(6)	0	5	3,700,000
92	Shadow Trace	Actual/360	11,009.01	Amortizing Balloon		120	117	0	0	360	357	3	L(27),GRTR 1% or YM(89),O(4)	0	5	3,200,000
93	James Plaza	Actual/360	10,396.81	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	3,000,000
94	Scioto Apartments	Actual/360	10,316.05	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	3,040,000
95	Cahaba Mobile Home Estates	Actual/360	10,941.99	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(10),O(24)	0	0	2,570,000
96	Infinite Self Storage South Chicago	Actual/360	8,771.26	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0	2,400,000
97	Oaks MHC	Actual/360	8,355.36	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,260,000
98	Ivywood Apartments	Actual/360	7,890.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	2,140,000
99	Lake Bambi MHP	Actual/360	7,495.36	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	1,900,000
100	Little Street Village MHP	Actual/360	7,891.97	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0	2,120,000
101	Westgate Park MHC	Actual/360	6,939.01	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	1,830,000
102	Newberry Woods Apartments	Actual/360	6,390.62	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	2,140,000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(8)	U/W NCF DSCR (x)(5)(8)	Cut-off Date LTV Ratio(5)(7)(8)	LTV Ratio at Maturity(5)(7)(8)	Cut-off Date U/W NOI Debt Yield(5)(8)	Cut-off Date U/W NCF Debt Yield(5)(8)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
1	745 Atlantic Avenue	6/30/2015									1.90	1.79	61.0%	61.0%	8.1%	7.6%	8,747,978	3,107,951
2	Sheraton Lincoln Harbor Hotel	8/20/2015									1.79	1.60	62.5%	60.7%	11.5%	10.3%	22,491,786	13,268,309
3	CityPlace I	8/5/2015									2.24	1.87	69.2%	69.2%	10.8%	9.0%	22,053,021	13,489,391
4	Courtyard Marriott - Tacoma	6/24/2015									1.84	1.61	72.5%	58.8%	11.3%	9.9%	9,276,386	5,582,745
5	11 Madison Avenue	7/1/2015									3.97	3.89	32.5%	32.5%	14.3%	14.1%	163,039,756	53,546,158
6	Hampton Inn & Suites - Jacksonville Beach	6/12/2015									2.08	1.87	70.0%	59.8%	12.7%	11.4%	9,439,938	5,755,870
7	Patrick Henry Mall	4/24/2015									1.83	1.66	61.7%	49.9%	11.0%	10.0%	16,870,516	6,342,794
8	Philadelphia Design & Distribution Center	7/8/2015									2.01	1.73	70.3%	64.1%	11.9%	10.3%	4,898,762	1,793,302
9	Warren Industrial Center	9/4/2015									1.56	1.46	75.0%	61.2%	9.8%	9.1%	3,110,022	633,457
9.01	27485 George Merrelli	9/4/2015															1,024,098	183,500
9.02	27767 George Merrelli	9/4/2015															1,127,296	313,365
9.03	7111 East 11 Mile Road	9/4/2015															958,626	136,593
10	Brooks Landing Apartments	6/17/2015									1.86	1.81	68.2%	68.2%	8.7%	8.5%	3,391,806	1,257,027
11	Palouse Mall	7/20/2015									1.75	1.49	73.5%	63.4%	11.1%	9.5%	4,587,587	2,020,905
12	Silver Rock Apartments	7/8/2015									1.31	1.25	73.4%	67.1%	8.0%	7.6%	3,649,376	1,826,227
13	Ross Portfolio	Various									1.38	1.29	64.6%	61.6%	8.6%	8.0%	2,277,954	559,452
13.01	Kohl’s - Lakewood, CO	8/28/2015															1,407,906	375,611
13.02	Ronpak	8/26/2015															870,048	183,840
14	Lawton Town Center	8/5/2015									1.39	1.31	67.8%	56.5%	8.5%	8.0%	2,122,975	476,228
15	Zephyr Commons	7/16/2015									1.41	1.31	68.7%	62.9%	8.7%	8.0%	2,174,217	700,131
16	Ole London Towne Apartments	7/7/2015									1.71	1.60	66.1%	59.1%	10.4%	9.7%	4,030,271	2,343,910
17	Covington Plaza	8/7/2015									1.51	1.37	74.7%	65.6%	9.3%	8.5%	2,340,510	833,473
18	Bernstein Portfolio	Various									1.49	1.26	70.6%	53.9%	11.1%	9.4%	2,300,508	557,687
18.01	Oxford Lake Business Park	4/26/2015															825,294	200,067
18.02	400 North Business Park	4/26/2015															634,445	153,802
18.03	Corporate Campus at Meadows	4/27/2015															557,074	135,045
18.04	Miami Gardens	8/17/2015															283,695	68,773
19	Mountain Valley Center	8/10/2015									1.55	1.48	62.2%	50.1%	9.2%	8.9%	1,745,290	479,956
20	Ashley Place Apartments	7/27/2015									1.42	1.34	73.9%	68.1%	9.0%	8.5%	2,131,059	929,325
21	Barclay Square	7/15/2015									2.08	1.96	66.1%	66.1%	9.1%	8.5%	1,733,433	578,186
22	Windsor Square	7/24/2015									1.65	1.35	73.8%	66.5%	10.4%	8.5%	1,774,518	512,980
23	Holiday Inn - Lafayette	6/2/2015									2.21	1.85	69.8%	57.3%	14.1%	11.8%	5,490,819	3,796,137
24	260 East Brown Street	8/4/2015									1.45	1.32	74.9%	66.0%	9.1%	8.3%	1,620,099	569,875
25	Hilton Garden Inn Oshkosh	5/12/2015									2.17	1.84	65.0%	59.4%	13.1%	11.1%	4,422,100	2,954,636
26	Louisville Apartments - Ashton Park	8/1/2015									1.47	1.43	69.7%	66.3%	8.9%	8.6%	1,139,647	383,778
27	Louisville Apartments - St. James	8/1/2015									1.47	1.43	69.7%	66.3%	8.9%	8.6%	318,448	108,126
28	Bossier Corners	6/25/2015									1.94	1.70	75.0%	65.8%	11.9%	10.4%	1,759,515	483,359
29	Courtyard Marriott Philadelphia Bensalem	7/29/2015									1.64	1.46	61.3%	38.7%	13.0%	11.6%	3,758,827	2,397,744
30	Security Public Storage - Richmond	8/26/2015									1.70	1.67	56.3%	45.2%	10.1%	9.9%	1,520,753	516,781
31	Princessa Plaza	6/30/2015									1.41	1.32	69.3%	59.3%	9.2%	8.6%	1,199,472	311,359
32	Manchester Run Shopping Center	8/22/2015									1.96	1.87	60.1%	48.2%	11.6%	11.1%	1,522,863	422,573
33	Hilton Garden Inn Peachtree City	4/30/2015									2.92	2.64	59.9%	48.7%	17.9%	16.2%	3,935,692	2,243,772
34	Reynolds MHC Portfolio 1	Various									1.61	1.56	72.8%	60.0%	10.4%	10.1%	1,827,656	850,442
34.01	Lansing Park Terrace	6/22/2015															662,387	328,763
34.02	Oakwood Meadows	7/14/2015															349,668	173,561
34.03	Cedar Knob & Oak Creek Estates	7/8/2015															345,234	158,287
34.04	Valli Village	7/18/2015															268,680	100,206
34.05	Evergreen Village MHC	6/22/2015															201,687	89,625
35	Infinite Self Storage Nora	8/24/2015									1.35	1.32	74.8%	65.6%	8.3%	8.0%	1,135,421	362,353
36	Beach MHP	9/2/2015									1.51	1.49	69.4%	56.9%	9.6%	9.5%	1,460,709	606,653
37	Northport Loop Office	8/17/2015									1.44	1.30	71.2%	58.3%	9.1%	8.2%	1,476,797	701,337
38	Burlington Coat Factory - Independence	6/19/2015									1.33	1.31	74.0%	56.1%	8.8%	8.7%	927,420	201,548
39	Horizons Office Center	6/9/2015									1.55	1.32	74.3%	68.4%	9.8%	8.3%	1,619,306	837,478
40	Central Self Storage	8/5/2015									1.78	1.74	54.2%	54.2%	8.2%	8.0%	1,155,563	512,281
41	College Village	8/14/2015									1.56	1.35	75.0%	68.9%	9.8%	8.5%	1,112,365	362,113
42	Kohl’s - Wadsworth	6/4/2015									1.27	1.27	66.6%	49.7%	8.8%	8.8%	673,674	13,473
43	Comfort Inn & Suites Beachfront - Galveston	4/29/2015									2.17	1.95	66.0%	54.5%	14.2%	12.7%	2,610,854	1,591,139
44	Tides at Calabash	8/6/2015									1.55	1.46	51.3%	48.9%	9.7%	9.1%	1,407,907	742,908
45	8350 & 8366 Westheimer	9/10/2015									1.33	1.25	75.0%	66.0%	8.3%	7.8%	870,988	310,985
46	Advantage Mini Storage	6/10/2015									1.35	1.32	71.4%	62.7%	8.4%	8.2%	811,908	257,227
47	Midtown Marketplace	8/24/2015									1.51	1.40	71.9%	58.3%	9.3%	8.5%	788,372	195,884
48	Fresh Thyme Market	6/9/2015									1.44	1.35	74.3%	65.3%	8.8%	8.3%	569,852	11,397
49	Holiday Inn Express Somerset	7/16/2015									1.96	1.77	55.5%	41.8%	14.0%	12.6%	2,087,252	1,247,005
50	Best Western - La Grande	8/3/2015									2.18	1.99	65.1%	48.3%	15.0%	13.6%	1,962,825	1,066,883
51	The Pines Apartments	8/14/2015									1.57	1.42	74.5%	65.4%	9.7%	8.8%	1,288,503	729,757
52	Courtyards at Valley View	8/13/2015									1.34	1.28	73.7%	66.5%	8.5%	8.1%	938,052	447,391
53	Best Western Plus South Bay	7/28/2015									2.01	1.76	59.8%	49.4%	13.1%	11.5%	2,332,003	1,580,733
54	Reynolds MHC Portfolio 3	Various									1.70	1.66	69.5%	57.1%	10.9%	10.6%	1,129,928	517,381
54.01	Riverside	7/6/2015															460,605	207,556
54.02	Tuckaway MHC & Storage	7/11/2015															365,501	188,264
54.03	Camino Park	7/14/2015															159,951	73,518
54.04	Prairie Place	7/11/2015															143,870	48,043
55	Fairfield Inn & Suites - Warner Robins	12/26/2014									1.50	1.35	67.1%	51.3%	11.1%	10.0%	1,490,860	882,127
56	Champion Hills	8/27/2015									2.16	1.70	67.8%	56.9%	13.5%	10.7%	1,554,911	815,486
57	21 West Shopping Center	7/27/2015									1.49	1.39	72.1%	58.7%	9.3%	8.7%	679,794	211,279
58	Southcoast Beaches Center	7/6/2015									3.42	3.29	45.0%	45.0%	15.0%	14.4%	1,119,995	368,133
59	La Quinta Inn & Suites Smyrna	6/29/2015									2.22	1.99	57.5%	42.5%	15.2%	13.6%	1,982,965	1,224,889
60	14 Mile & Middlebelt	8/7/2015									1.55	1.41	70.4%	57.3%	9.6%	8.7%	724,823	254,948
61	Gulfport Plaza	7/28/2015									1.58	1.49	74.6%	65.8%	10.0%	9.4%	631,334	145,182
62	Infinite Self Storage New Lenox	8/31/2015									1.36	1.33	70.1%	61.4%	8.3%	8.1%	573,076	175,955
63	Hampton Inn & Suites - Cape Coral	6/4/2015									2.46	2.19	53.5%	41.6%	17.1%	15.3%	2,162,578	1,373,706
64	AA Climate Control Self Storage	8/21/2015									1.42	1.37	68.8%	60.5%	8.8%	8.5%	655,498	258,503
65	Avalon MHC	5/6/2015									1.41	1.37	74.7%	61.2%	8.9%	8.7%	613,805	214,648
66	Harris Teeter - Darnestown, MD	7/10/2015									1.40	1.38	51.5%	29.7%	10.9%	10.7%	598,219	110,088
67	Park West Self Storage	8/11/2015									2.42	2.36	55.0%	55.0%	11.3%	11.0%	785,099	288,799
68	Infinite Self Storage Plainfield	8/24/2015									1.37	1.34	71.8%	62.9%	8.4%	8.2%	573,083	207,246
69	Silverstone & Key Estates MHP	7/30/2015									1.53	1.50	74.6%	55.9%	10.8%	10.5%	849,989	384,826
69.01	Silverstone MHP	7/30/2015															559,365	244,699
69.02	Key Estates MHP	7/30/2015															290,624	140,127
70	Redan Village	6/2/2015									1.68	1.50	70.7%	57.4%	10.3%	9.1%	1,012,572	577,476
71	Valleyfield Apartments	6/2/2015									1.67	1.51	73.1%	59.3%	10.2%	9.2%	910,353	492,996
72	Big Ben Self Storage	7/20/2015									1.46	1.40	69.6%	60.0%	9.2%	8.9%	545,279	185,246
73	Royal Lane Office	8/4/2015									1.92	1.57	53.0%	43.3%	12.0%	9.8%	981,688	512,965
74	Infinite Self Storage Greenfield	9/4/2015									1.37	1.33	73.5%	64.4%	8.4%	8.2%	484,962	158,349
75	Walgreens - Franklin	6/16/2015									1.30	1.27	63.9%	51.8%	7.9%	7.8%	295,999	10,193
76	A-Safe Mini Storage Portfolio	6/10/2015									1.47	1.44	67.7%	58.3%	9.3%	9.0%	672,154	343,591
76.01	A-Safe Mini Storage Pineville	6/10/2015															356,680	178,501
76.02	A-Safe Mini Storage Ball	6/10/2015															315,475	165,090
77	City Center Retail - Lansing	7/27/2015									1.68	1.50	69.8%	57.1%	10.5%	9.4%	499,482	132,492
78	Parkway Pointe	6/12/2015									1.33	1.30	73.2%	64.3%	8.2%	8.0%	393,318	111,140
79	Infinite Self Storage LaPorte	8/31/2015									1.36	1.32	70.0%	61.3%	8.3%	8.1%	397,160	117,123
80	DaVita Dialysis (Lakewood, CO)	8/31/2015									1.38	1.29	64.1%	52.4%	8.7%	8.1%	479,351	194,157
81	Getzville Plaza	8/7/2015									1.69	1.49	68.1%	57.4%	10.9%	9.6%	504,791	149,911
82	Riviera Estates & Elm Grove MHP	6/9/2015									1.41	1.37	67.2%	55.2%	8.9%	8.7%	505,869	224,933
82.01	Elm Grove MHP	6/9/2015															301,432	135,713
82.02	Riviera Estates MHP	6/9/2015															204,438	89,220
83	CVS - Montgomery, AL	7/29/2015									1.42	1.42	64.4%	59.3%	8.9%	8.9%	278,662	2,787
84	US 23 Self Storage	8/4/2015									1.89	1.84	66.1%	54.0%	11.9%	11.6%	532,131	173,524
85	Idaho Self Storage	7/20/2015									1.42	1.37	68.0%	56.9%	8.8%	8.5%	486,584	221,704
86	WAG - Staten Island	7/22/2015									2.14	2.13	68.3%	68.3%	9.7%	9.6%	577,228	305,852
87	CVS - Douglas, GA	7/19/2015									1.54	1.53	59.9%	55.1%	9.6%	9.6%	251,917	2,519
88	Valley Palms MHC	5/26/2015									1.34	1.31	65.0%	56.1%	8.5%	8.3%	356,226	145,401
89	Summerhaven MHP	8/28/2015									1.60	1.56	60.6%	49.7%	10.3%	10.0%	529,615	287,133

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(8)	U/W NCF DSCR (x)(5)(8)	Cut-off Date LTV Ratio(5)(7)(8)	LTV Ratio at Maturity(5)(7)(8)	Cut-off Date U/W NOI Debt Yield(5)(8)	Cut-off Date U/W NCF Debt Yield(5)(8)	U/W Revenues ($)(9)	U/W Expenses ($)(9)
90	Benbrook Commons	7/17/2015									1.53	1.40	72.5%	60.3%	10.1%	9.3%	352,236	113,345
91	Bell Plaza	8/10/2015									1.81	1.63	62.1%	56.8%	10.8%	9.7%	407,550	158,371
92	Shadow Trace	6/2/2015									1.62	1.43	66.9%	54.5%	10.0%	8.8%	518,611	305,198
93	James Plaza	6/24/2015									1.43	1.37	66.5%	54.3%	9.0%	8.6%	232,526	53,930
94	Scioto Apartments	8/10/2015									2.04	1.84	62.4%	51.6%	13.3%	12.0%	487,625	235,352
95	Cahaba Mobile Home Estates	7/2/2015									1.75	1.69	72.8%	68.0%	12.3%	11.8%	432,615	202,213
96	Infinite Self Storage South Chicago	8/31/2015									1.38	1.32	71.7%	62.8%	8.5%	8.0%	391,579	245,860
97	Oaks MHC	9/3/2015									1.65	1.57	69.0%	56.7%	10.6%	10.1%	440,964	275,455
98	Ivywood Apartments	7/28/2015									1.90	1.69	67.7%	55.9%	12.4%	11.0%	355,930	176,129
99	Lake Bambi MHP	6/19/2015									1.45	1.41	71.7%	59.5%	9.5%	9.3%	273,120	143,053
100	Little Street Village MHP	7/10/2015									1.93	1.89	63.7%	47.6%	13.5%	13.3%	260,820	78,143
101	Westgate Park MHC	8/21/2015									1.57	1.50	71.0%	58.3%	10.1%	9.6%	303,367	172,808
102	Newberry Woods Apartments	8/6/2015									2.22	1.98	56.0%	46.0%	14.2%	12.7%	394,327	224,042

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	745 Atlantic Avenue	5,640,027	43,558	296,873	5,299,596	99.9%	8/4/2015			TTM 3/31/2015	2,915,563	2,983,882	-68,319	0	-68,319
2	Sheraton Lincoln Harbor Hotel	9,223,477	1,012,130	0	8,211,347	83.9%	7/31/2015	197	166	TTM 7/31/2015	21,537,690	12,888,669	8,649,021	964,753	7,684,268	197	166
3	CityPlace I	8,563,631	221,092	1,187,138	7,155,402	94.0%	8/1/2015			TTM 7/31/2015	21,936,948	13,415,233	8,521,715	0	8,521,715
4	Courtyard Marriott - Tacoma	3,693,641	463,819	0	3,229,822	81.2%	7/16/2015	155	126	TTM 6/30/2015	9,276,386	5,451,792	3,824,594	0	3,824,594	155	126
5	11 Madison Avenue	109,493,598	457,009	1,605,307	107,431,283	97.8%	8/1/2015			TTM 5/31/2015	70,265,498	23,876,107	46,389,392	0	46,389,392
6	Hampton Inn & Suites - Jacksonville Beach	3,684,068	377,598	0	3,306,470	85.2%	8/31/2015	164	131	TTM 8/31/2015	9,727,645	5,845,451	3,882,194	0	3,882,194	159	136
7	Patrick Henry Mall	10,527,722	293,750	709,328	9,524,644	91.1%	4/30/2015			TTM 4/30/2015	16,865,877	5,742,170	11,123,707	0	11,123,707
8	Philadelphia Design & Distribution Center	3,105,460	135,762	295,051	2,674,646	87.0%	9/30/2015			TTM 6/30/2015	5,069,912	1,796,847	3,273,065	0	3,273,065
9	Warren Industrial Center	2,476,564	42,657	121,067	2,312,840	100.0%	11/1/2015			Actual 2014	3,521,541	640,950	2,880,591	0	2,880,591
9.01	27485 George Merrelli	840,598	11,933	45,556	783,110	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
9.02	27767 George Merrelli	813,931	22,500	44,808	746,624	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
9.03	7111 East 11 Mile Road	822,033	8,225	30,704	783,105	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
10	Brooks Landing Apartments	2,134,778	58,000	0	2,076,778	97.8%	9/9/2015			TTM 9/30/2015	3,255,090	1,241,666	2,013,424	57,997	1,955,427
11	Palouse Mall	2,566,681	121,475	259,989	2,185,216	93.8%	6/14/2015			TTM 6/30/2015	4,101,484	2,087,854	2,013,630	0	2,013,630
12	Silver Rock Apartments	1,823,148	85,936	0	1,737,212	97.3%	8/25/2015			TTM 6/30/2015	3,580,706	1,847,080	1,733,626	0	1,733,626
13	Ross Portfolio	1,718,502	30,811	73,584	1,614,107	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Kohl’s - Lakewood, CO	1,032,294	13,261	39,852	979,181	100.0%	11/1/2015			Actual 2014	1,060,896	25,175	1,035,721	0	1,035,721
13.02	Ronpak	686,208	17,550	33,732	634,926	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
14	Lawton Town Center	1,646,747	20,761	74,304	1,551,682	92.6%	9/9/2015			Annualized 7 7/31/2015	1,866,687	316,047	1,550,640	0	1,550,640
15	Zephyr Commons	1,474,086	23,064	86,969	1,364,054	97.9%	7/27/2015			TTM 6/30/2015	2,376,128	890,771	1,485,357	0	1,485,357
16	Ole London Towne Apartments	1,686,361	111,600	0	1,574,761	92.5%	9/16/2015			TTM 7/31/2015	3,923,032	2,312,255	1,610,777	0	1,610,777
17	Covington Plaza	1,507,037	45,717	93,620	1,367,700	81.4%	9/23/2015			TTM 7/31/2015	2,466,891	852,881	1,614,010	0	1,614,010
18	Bernstein Portfolio	1,742,821	62,710	202,347	1,477,765	89.4%	8/3/2015			TTM 4/30/2015	2,269,030	486,678	1,782,352	0	1,782,352
18.01	Oxford Lake Business Park	625,227	22,497	72,591	530,140	90.3%	8/3/2015			TTM 4/30/2015	814,002	174,593	639,409	0	639,409
18.02	400 North Business Park	480,644	17,295	55,804	407,545	80.6%	8/3/2015			TTM 4/30/2015	625,764	134,218	491,545	0	491,545
18.03	Corporate Campus at Meadows	422,028	15,185	48,999	357,844	100.0%	8/3/2015			TTM 4/30/2015	549,451	117,850	431,601	0	431,601
18.04	Miami Gardens	214,922	7,733	24,953	182,236	100.0%	8/3/2015			TTM 4/30/2015	279,813	60,016	219,797	0	219,797
19	Mountain Valley Center	1,265,335	20,500	31,425	1,213,410	91.2%	7/1/2015			TTM 6/30/2015	1,752,341	439,549	1,312,792	0	1,312,792
20	Ashley Place Apartments	1,201,734	66,500	0	1,135,234	97.7%	7/1/2015			TTM 6/30/2015	2,229,993	914,646	1,315,347	0	1,315,347
21	Barclay Square	1,155,247	30,707	36,749	1,087,791	98.2%	8/3/2015			TTM 6/30/2015	1,308,184	479,252	828,931	0	828,931
22	Windsor Square	1,261,538	47,893	179,280	1,034,365	99.0%	8/24/2015			TTM 7/31/2015	1,724,154	539,921	1,184,233	0	1,184,233
23	Holiday Inn - Lafayette	1,694,681	274,541	0	1,420,141	65.5%	6/30/2015	123	80	TTM 6/30/2015	5,490,749	3,668,147	1,822,602	0	1,822,602	123	80
24	260 East Brown Street	1,050,224	10,061	89,105	951,058	99.9%	6/30/2015			Actual 2014	1,621,406	581,174	1,040,232	0	1,040,232
25	Hilton Garden Inn Oshkosh	1,467,464	221,105	0	1,246,359	72.7%	6/30/2015	107	78	TTM 6/30/2015	4,422,100	2,989,586	1,432,514	0	1,432,514	107	78
26	Louisville Apartments - Ashton Park	755,869	22,500	0	733,369	100.0%	9/16/2015			TTM 5/31/2015	543,521	145,843	397,678	0	397,678
27	Louisville Apartments - St. James	210,322	6,750	0	203,572	100.0%	9/16/2015			TTM 5/31/2015	330,797	62,742	268,055	0	268,055
28	Bossier Corners	1,276,156	28,173	130,658	1,117,326	98.1%	7/14/2015			TTM 4/30/2015	1,429,060	371,826	1,057,234	0	1,057,234
29	Courtyard Marriott Philadelphia Bensalem	1,361,083	150,353	0	1,210,730	63.4%	7/31/2015	105	70	TTM 9/30/2015	3,758,827	2,192,938	1,565,889	113,669	1,452,220	105	70
30	Security Public Storage - Richmond	1,003,971	15,681	0	988,291	96.7%	9/22/2015			TTM 8/31/2015	1,528,975	519,766	1,009,209	0	1,009,209
31	Princessa Plaza	888,114	7,466	46,563	834,085	85.8%	8/25/2015			TTM 8/31/2015	1,079,615	261,428	818,187	0	818,187
32	Manchester Run Shopping Center	1,100,290	17,073	32,664	1,050,553	100.0%	10/1/2015			TTM 7/31/2015	1,537,360	429,616	1,107,744	0	1,107,744
33	Hilton Garden Inn Peachtree City	1,691,920	157,428	0	1,534,493	80.1%	7/31/2015	115	92	TTM 7/31/2015	3,935,692	2,253,110	1,682,582	0	1,682,582	115	92
34	Reynolds MHC Portfolio 1	977,214	30,984	0	946,230	83.4%	9/15/2015			TTM 8/31/2015	1,705,241	758,458	946,784	0	946,784
34.01	Lansing Park Terrace	333,624	11,534	0	322,090	80.7%	9/15/2015			TTM 8/31/2015	592,936	302,793	290,143	0	290,143
34.02	Oakwood Meadows	176,107	6,200	0	169,907	99.2%	9/15/2015			TTM 8/31/2015	350,398	149,161	201,238	0	201,238
34.03	Cedar Knob & Oak Creek Estates	186,947	5,050	0	181,897	80.2%	9/15/2015			TTM 8/31/2015	334,224	155,282	178,942	0	178,942
34.04	Valli Village	168,474	3,250	0	165,224	94.0%	9/15/2015			TTM 8/31/2015	250,229	58,003	192,226	0	192,226
34.05	Evergreen Village MHC	112,062	4,950	0	107,112	65.7%	9/15/2015			TTM 8/31/2015	177,454	93,219	84,235	0	84,235
35	Infinite Self Storage Nora	773,068	20,800	0	752,268	91.1%	8/19/2015			TTM 8/31/2015	1,098,907	361,306	737,601	0	737,601
36	Beach MHP	854,056	10,400	0	843,656	94.2%	9/9/2015			TTM 6/30/2015	1,462,556	611,758	850,798	0	850,798
37	Northport Loop Office	775,460	10,531	68,042	696,887	100.0%	9/30/2015			TTM 7/31/2015	1,378,831	603,697	775,135	2,533	772,602
38	Burlington Coat Factory - Independence	725,872	9,000	0	716,872	100.0%	11/1/2015			TTM 3/31/2015	969,000	188,029	780,971	0	780,971
39	Horizons Office Center	781,828	12,849	107,014	661,965	93.4%	7/13/2015			TTM 6/30/2015	1,553,318	788,650	764,668	0	764,668
40	Central Self Storage	643,283	14,868	0	628,415	95.4%	7/30/2015			TTM 7/31/2015	1,128,170	517,706	610,465	0	610,465
41	College Village	750,253	21,401	78,896	649,956	89.2%	7/31/2015			TTM 8/28/2015	1,066,723	315,032	751,691	71,398	680,293
42	Kohl’s - Wadsworth	660,201	0	0	660,201	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
43	Comfort Inn & Suites Beachfront - Galveston	1,019,715	104,434	0	915,280	56.2%	9/30/2015	126	71	TTM 9/30/2015	2,610,854	1,432,205	1,178,649	0	1,178,649	126	71
44	Tides at Calabash	664,999	42,000	0	622,999	93.5%	9/1/2015			TTM 8/31/2015	1,368,855	734,047	634,808	0	634,808
45	8350 & 8366 Westheimer	560,003	7,166	28,353	524,484	93.9%	8/1/2015			TTM 8/31/2015	721,647	307,639	414,008	0	414,008
46	Advantage Mini Storage	554,681	13,274	0	541,407	78.7%	9/23/2015			TTM 6/30/2015	811,908	241,012	570,896	0	570,896
47	Midtown Marketplace	592,487	6,864	38,621	547,002	97.8%	8/19/2015			NAV	NAV	NAV	NAV	NAV	NAV
48	Fresh Thyme Market	558,455	4,285	30,076	524,095	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
49	Holiday Inn Express Somerset	840,246	83,490	0	756,756	66.6%	6/30/2015	119	79	TTM 6/30/2015	2,087,252	1,205,345	881,906	0	881,906	119	79
50	Best Western - La Grande	895,942	78,513	0	817,429	75.2%	7/31/2015	114	82	TTM 7/31/2015	2,048,169	968,956	1,079,213	0	1,079,213	114	86
51	The Pines Apartments	558,746	51,910	0	506,836	95.5%	7/31/2015			TTM 7/31/2015	1,293,264	727,704	565,560	0	565,560
52	Courtyards at Valley View	490,661	23,750	0	466,911	95.8%	8/26/2015			TTM 8/31/2015	897,616	430,151	467,466	0	467,466
53	Best Western Plus South Bay	751,271	93,280	0	657,991	79.7%	6/30/2015	78	61	TTM 6/30/2015	2,365,979	1,472,534	893,445	24,611	868,834	78	62
54	Reynolds MHC Portfolio 3	612,547	15,800	0	596,747	73.6%	9/15/2015			TTM 8/31/2015	1,129,928	505,618	624,310	0	624,310
54.01	Riverside	253,049	7,000	0	246,049	69.8%	9/15/2015			TTM 8/31/2015	460,605	198,194	262,411	0	262,411
54.02	Tuckaway MHC & Storage	177,237	4,650	0	172,587	65.3%	9/15/2015			TTM 8/31/2015	365,501	178,347	187,154	0	187,154
54.03	Camino Park	86,433	2,300	0	84,133	88.7%	9/15/2015			TTM 8/31/2015	159,951	76,146	83,805	0	83,805
54.04	Prairie Place	95,827	1,850	0	93,977	97.4%	9/15/2015			TTM 8/31/2015	143,870	52,931	90,939	0	90,939
55	Fairfield Inn & Suites - Warner Robins	608,734	59,634	0	549,099	61.3%	12/31/2014	90	55	Actual 2014	1,512,317	886,021	626,296	0	626,296	90	55
56	Champion Hills	739,425	24,785	130,150	584,490	91.5%	7/21/2015			TTM 7/31/2015	1,576,280	790,133	786,148	0	786,148
57	21 West Shopping Center	468,516	7,170	25,000	436,346	94.6%	7/1/2015			TTM 6/30/2015	648,479	168,882	479,597	0	479,597
58	Southcoast Beaches Center	751,861	4,633	25,296	721,933	100.0%	8/1/2015			TTM 7/31/2015	1,228,532	370,319	858,213	0	858,213
59	La Quinta Inn & Suites Smyrna	758,076	79,319	0	678,757	76.2%	6/30/2015	101	70	TTM 6/30/2015	2,158,454	1,312,010	846,444	0	846,444	101	77
60	14 Mile & Middlebelt	469,875	10,118	32,497	427,260	98.1%	6/30/2015			TTM 6/30/2015	777,385	252,369	525,016	0	525,016
61	Gulfport Plaza	486,152	8,502	17,843	459,807	100.0%	8/25/2015			TTM 6/30/2015	500,365	112,575	387,790	0	387,790
62	Infinite Self Storage New Lenox	397,121	7,886	0	389,234	87.4%	8/19/2015			TTM 8/31/2015	561,758	173,696	388,062	0	388,062
63	Hampton Inn & Suites - Cape Coral	788,872	86,503	0	702,369	76.5%	6/30/2015	107	78	TTM 6/30/2015	2,265,707	1,416,086	849,621	0	849,621	107	81
64	AA Climate Control Self Storage	396,995	12,359	0	384,637	84.9%	9/23/2015			Annualized 6 8/31/2015	655,498	253,314	402,184	0	402,184
65	Avalon MHC	399,157	10,850	0	388,307	99.1%	9/1/2015			TTM 6/30/2015	573,918	205,912	368,006	0	368,006
66	Harris Teeter - Darnestown, MD	488,130	8,651	0	479,479	100.0%	11/1/2015			TTM 6/30/2015	459,736	6,505	453,231	0	453,231
67	Park West Self Storage	496,300	12,497	0	483,804	99.0%	8/11/2015			TTM 7/31/2015	785,099	301,246	483,853	0	483,853
68	Infinite Self Storage Plainfield	365,837	9,428	0	356,410	88.2%	8/19/2015			TTM 9/30/2015	555,724	203,835	351,889	0	351,889
69	Silverstone & Key Estates MHP	465,163	11,300	0	453,863	79.2%	8/1/2015			TTM 6/30/2015	894,033	376,487	517,546	0	517,546
69.01	Silverstone MHP	314,665	7,200	0	307,465	83.3%	8/1/2015			TTM 6/30/2015	564,705	236,351	328,353	0	328,353
69.02	Key Estates MHP	150,498	4,100	0	146,398	72.0%	8/1/2015			TTM 6/30/2015	329,328	140,136	189,193	0	189,193
70	Redan Village	435,096	47,586	0	387,510	98.1%	5/31/2015			TTM 5/31/2015	957,378	584,023	373,355	0	373,355
71	Valleyfield Apartments	417,356	40,392	0	376,964	95.5%	5/31/2015			TTM 5/31/2015	909,515	501,799	407,717	0	407,717
72	Big Ben Self Storage	360,033	13,133	0	346,900	88.2%	6/10/2015			TTM 6/30/2015	544,888	157,243	387,644	0	387,644
73	Royal Lane Office	468,722	29,338	56,622	382,763	95.2%	5/31/2015			TTM 8/31/2015	995,850	484,248	511,602	21,870	489,733
74	Infinite Self Storage Greenfield	326,613	8,651	0	317,962	89.1%	8/19/2015			TTM 8/31/2015	484,962	158,008	326,954	0	326,954
75	Walgreens - Franklin	285,806	5,594	0	280,212	100.0%	11/1/2015			TTM 7/31/2015	339,760	0	339,760	0	339,760
76	A-Safe Mini Storage Portfolio	328,563	7,406	0	321,157	96.1%	6/4/2015			TTM 5/31/2015	671,810	332,363	339,447	0	339,447
76.01	A-Safe Mini Storage Pineville	178,179	3,597	0	174,582	98.9%	6/4/2015			TTM 5/31/2015	354,937	176,151	178,786	0	178,786
76.02	A-Safe Mini Storage Ball	150,384	3,809	0	146,575	93.4%	6/4/2015			TTM 5/31/2015	316,873	156,212	160,661	0	160,661
77	City Center Retail - Lansing	366,990	3,846	35,447	327,697	100.0%	8/17/2015			TTM 7/31/2015	527,476	122,530	404,946	0	404,946
78	Parkway Pointe	282,179	3,675	2,222	276,282	100.0%	9/30/2015			TTM 5/31/2015	399,436	100,616	298,821	0	298,821
79	Infinite Self Storage LaPorte	280,037	9,443	0	270,594	86.0%	8/19/2015			TTM 9/30/2015	398,927	110,886	288,041	0	288,041
80	DaVita Dialysis (Lakewood, CO)	285,194	2,770	16,221	266,203	100.0%	11/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
81	Getzville Plaza	354,880	12,513	28,792	313,575	96.6%	6/4/2015			TTM 6/30/2015	518,997	153,191	365,807	38,746	327,060
82	Riviera Estates & Elm Grove MHP	280,936	6,625	0	274,311	92.8%	6/1/2015			Various	519,520	187,499	332,021	0	332,021
82.01	Elm Grove MHP	165,719	4,425	0	161,294	92.3%	6/1/2015			Annualized 7 5/31/2015	315,082	109,308	205,774	0	205,774
82.02	Riviera Estates MHP	115,217	2,200	0	113,017	93.2%	6/1/2015			TTM 5/31/2015	204,438	78,191	126,247	0	126,247
83	CVS - Montgomery, AL	275,875	1,197	0	274,678	100.0%	11/1/2015			TTM 5/31/2015	287,280	0	287,280	0	287,280
84	US 23 Self Storage	358,608	9,180	0	349,428	98.8%	8/31/2015			TTM 8/31/2015	542,707	144,446	398,261	0	398,261
85	Idaho Self Storage	264,880	9,250	0	255,630	97.4%	7/14/2015			TTM 6/30/2015	491,509	214,297	277,211	0	277,211
86	WAG - Staten Island	271,375	1,365	0	270,010	100.0%	11/1/2015			Actual 2014	294,048	2,941	291,107	0	291,107
87	CVS - Douglas, GA	249,398	1,088	0	248,310	100.0%	11/1/2015			TTM 5/31/2015	258,732	0	258,732	0	258,732
88	Valley Palms MHC	210,825	5,050	0	205,775	92.1%	6/1/2015			Annualized 6 6/30/2015	393,342	134,287	259,055	0	259,055
89	Summerhaven MHP	242,482	6,650	0	235,832	93.2%	8/1/2015			TTM 8/31/2015	553,359	264,640	288,720	8,295	280,425

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
90	Benbrook Commons	238,891	3,233	16,163	219,496	91.2%	8/26/2015			TTM 6/30/2015	324,328	114,784	209,544	0	209,544
91	Bell Plaza	249,179	5,165	20,692	223,323	87.5%	9/18/2015			TTM 6/30/2015	579,854	180,428	399,426	0	399,426
92	Shadow Trace	213,413	24,786	0	188,627	100.0%	5/31/2015			TTM 5/31/2015	505,584	315,852	189,732	0	189,732
93	James Plaza	178,596	1,250	6,668	170,678	79.6%	8/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
94	Scioto Apartments	252,273	24,000	0	228,273	98.8%	8/19/2015			TTM 7/31/2015	509,177	245,328	263,849	0	263,849
95	Cahaba Mobile Home Estates	230,402	9,050	0	221,352	91.7%	10/2/2015			TTM 6/30/2015	432,615	166,390	266,225	0	266,225
96	Infinite Self Storage South Chicago	145,719	7,253	0	138,466	86.2%	8/19/2015			TTM 8/31/2015	392,586	244,883	147,703	0	147,703
97	Oaks MHC	165,509	8,450	0	157,059	73.4%	9/1/2015			TTM 8/31/2015	444,668	265,108	179,560	0	179,560
98	Ivywood Apartments	179,802	20,100	0	159,702	95.5%	8/3/2015			TTM 3/31/2015	366,598	174,905	191,693	0	191,693
99	Lake Bambi MHP	130,067	3,500	0	126,567	95.7%	6/1/2015			TTM 6/30/2015	322,275	131,271	191,004	0	191,004
100	Little Street Village MHP	182,677	3,450	0	179,227	88.4%	7/31/2015			TTM 6/30/2015	274,179	58,286	215,892	0	215,892
101	Westgate Park MHC	130,559	5,450	0	125,109	79.8%	8/21/2015			Annualized 7 7/31/2015	303,367	143,359	160,007	0	160,007
102	Newberry Woods Apartments	170,285	18,300	0	151,985	93.4%	8/19/2015			TTM 7/31/2015	404,786	220,558	184,228	0	184,228

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
1	745 Atlantic Avenue	Actual 2014	3,131,508	2,850,475	281,033	0	281,033			Actual 2013	7,075,753	3,357,131	3,718,622	0	3,718,622
2	Sheraton Lincoln Harbor Hotel	Actual 2014	21,731,120	12,899,299	8,831,821	1,088,225	7,743,597	197	166	Actual 2013	20,217,239	12,699,713	7,517,525	1,020,135	6,497,390	187
3	CityPlace I	Actual 2014	21,944,773	13,157,286	8,787,487	0	8,787,487			Actual 2013	21,778,620	12,717,548	9,061,072	0	9,061,072
4	Courtyard Marriott - Tacoma	Actual 2014	8,240,179	5,083,541	3,156,638	0	3,156,638	144	118	Actual 2013	8,359,559	5,241,203	3,118,356	0	3,118,356	144
5	11 Madison Avenue	Actual 2014	69,880,799	23,175,050	46,705,749	0	46,705,749			Actual 2013	69,947,780	22,896,733	47,051,047	0	47,051,047
6	Hampton Inn & Suites - Jacksonville Beach	Actual 2014	9,001,682	5,464,693	3,536,989	0	3,536,989	150	124	Actual 2013	7,708,831	5,027,516	2,681,315	0	2,681,315	136
7	Patrick Henry Mall	Actual 2014	16,827,786	5,687,874	11,139,912	0	11,139,912			Actual 2013	16,241,360	5,575,097	10,666,262	0	10,666,262
8	Philadelphia Design & Distribution Center	Actual 2014	5,202,073	1,703,327	3,498,745	0	3,498,745			Actual 2013	5,328,805	1,925,316	3,403,489	0	3,403,489
9	Warren Industrial Center	Actual 2013	3,434,582	560,577	2,874,005	0	2,874,005			Actual 2012	3,578,172	453,014	3,125,158	0	3,125,158
9.01	27485 George Merrelli	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.02	27767 George Merrelli	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
9.03	7111 East 11 Mile Road	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
10	Brooks Landing Apartments	Actual 2014	3,036,473	1,213,535	1,822,938	58,000	1,764,938			Actual 2013	2,827,175	1,185,390	1,641,785	57,996	1,583,789
11	Palouse Mall	Actual 2014	4,450,234	2,029,491	2,420,742	0	2,420,742			Actual 2013	4,291,272	2,050,306	2,240,966	0	2,240,966
12	Silver Rock Apartments	Actual 2014	3,549,481	1,753,207	1,796,274	0	1,796,274			Actual 2013	3,599,493	1,735,084	1,864,409	0	1,864,409
13	Ross Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
13.01	Kohl’s - Lakewood, CO	Actual 2013	1,060,896	22,105	1,038,791	0	1,038,791			NAV	NAV	NAV	NAV	NAV	NAV
13.02	Ronpak	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
14	Lawton Town Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
15	Zephyr Commons	Actual 2014	2,274,669	703,003	1,571,667	0	1,571,667			Actual 2013	2,158,739	646,888	1,511,851	0	1,511,851
16	Ole London Towne Apartments	Actual 2014	3,810,122	2,251,137	1,558,985	0	1,558,985			Actual 2013	3,718,663	2,006,051	1,712,611	0	1,712,611
17	Covington Plaza	Actual 2014	2,467,234	877,721	1,589,513	0	1,589,513			Actual 2013	2,271,553	807,454	1,464,099	0	1,464,099
18	Bernstein Portfolio	Actual 2014	2,232,784	517,817	1,714,967	0	1,714,967			Actual 2013	2,027,068	515,356	1,511,712	0	1,511,712
18.01	Oxford Lake Business Park	Actual 2014	800,999	185,764	615,235	0	615,235			Actual 2013	727,199	184,881	542,318	0	542,318
18.02	400 North Business Park	Actual 2014	615,768	142,806	472,962	0	472,962			Actual 2013	559,034	142,127	416,907	0	416,907
18.03	Corporate Campus at Meadows	Actual 2014	540,674	125,391	415,283	0	415,283			Actual 2013	490,860	124,795	366,065	0	366,065
18.04	Miami Gardens	Actual 2014	275,343	63,856	211,487	0	211,487			Actual 2013	249,975	63,553	186,422	0	186,422
19	Mountain Valley Center	Actual 2014	1,754,613	421,172	1,333,441	0	1,333,441			Actual 2013	1,778,848	424,272	1,354,575	0	1,354,575
20	Ashley Place Apartments	Actual 2014	2,187,204	894,886	1,292,318	0	1,292,318			Actual 2013	2,041,769	863,493	1,178,276	0	1,178,276
21	Barclay Square	Actual 2014	1,298,496	460,378	838,118	0	838,118			Actual 2013	1,295,317	435,279	860,037	0	860,037
22	Windsor Square	Actual 2014	1,579,067	555,958	1,023,109	0	1,023,109			Actual 2013	1,471,922	525,905	946,017	0	946,017
23	Holiday Inn - Lafayette	Actual 2014	5,228,982	3,610,803	1,618,179	0	1,618,179	121	77	Actual 2013	4,708,062	3,524,873	1,183,189	0	1,183,189	120
24	260 East Brown Street	Actual 2013	1,657,658	561,235	1,096,423	0	1,096,423			Actual 2012	1,513,534	570,631	942,903	0	942,903
25	Hilton Garden Inn Oshkosh	Actual 2014	4,317,387	2,987,821	1,329,566	0	1,329,566	106	75	Actual 2013	4,449,066	3,041,389	1,407,677	0	1,407,677	103
26	Louisville Apartments - Ashton Park	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
27	Louisville Apartments - St. James	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
28	Bossier Corners	Actual 2014	1,342,154	415,192	926,962	0	926,962			Actual 2013	1,439,384	390,048	1,049,337	0	1,049,337
29	Courtyard Marriott Philadelphia Bensalem	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Security Public Storage - Richmond	Actual 2014	1,398,614	503,899	894,715	0	894,715			Actual 2013	1,360,673	507,065	853,608	0	853,608
31	Princessa Plaza	Actual 2014	1,079,860	275,146	804,714	0	804,714			Actual 2013	939,058	229,619	709,438	0	709,438
32	Manchester Run Shopping Center	Actual 2014	1,566,108	415,414	1,150,694	0	1,150,694			Actual 2013	1,465,296	414,986	1,050,310	0	1,050,310
33	Hilton Garden Inn Peachtree City	Actual 2014	3,770,487	2,303,164	1,467,323	0	1,467,323	111	88	Actual 2013	3,426,626	2,207,228	1,219,398	0	1,219,398	101
34	Reynolds MHC Portfolio 1	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.01	Lansing Park Terrace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.02	Oakwood Meadows	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.03	Cedar Knob & Oak Creek Estates	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.04	Valli Village	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
34.05	Evergreen Village MHC	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
35	Infinite Self Storage Nora	Actual 2014	1,032,868	368,529	664,338	0	664,338			Actual 2013	950,506	336,536	613,970	0	613,970
36	Beach MHP	Actual 2014	1,437,094	579,971	857,123	0	857,123			Actual 2013	1,402,361	586,112	816,249	0	816,249
37	Northport Loop Office	Actual 2014	1,341,726	594,615	747,111	6,774	740,337			Actual 2013	1,201,608	517,031	684,577	36,812	647,765
38	Burlington Coat Factory - Independence	Actual 2014	969,000	189,120	779,880	0	779,880			NAV	NAV	NAV	NAV	NAV	NAV
39	Horizons Office Center	Actual 2014	1,588,583	775,763	812,820	0	812,820			Actual 2013	1,393,527	784,438	609,089	0	609,089
40	Central Self Storage	Actual 2014	1,031,383	499,273	532,110	0	532,110			Actual 2013	842,252	453,542	388,710	0	388,710
41	College Village	Actual 2014	1,065,373	297,543	767,831	0	767,831			Actual 2013	1,089,377	301,534	787,843	0	787,843
42	Kohl’s - Wadsworth	Actual 2014	673,674	0	673,674	0	673,674			Actual 2013	673,674	0	673,674	0	673,674
43	Comfort Inn & Suites Beachfront - Galveston	Actual 2014	1,640,767	1,252,726	388,040	0	388,040	127	45	NAV	NAV	NAV	NAV	NAV	NAV	NAV
44	Tides at Calabash	Actual 2013	1,141,850	714,193	427,657	0	427,657			Actual 2012	802,371	671,687	130,684	0	130,684
45	8350 & 8366 Westheimer	Actual 2014	673,605	271,546	402,059	0	402,059			Actual 2013	674,993	199,500	475,493	0	475,493
46	Advantage Mini Storage	Actual 2014	803,277	240,886	562,391	0	562,391			Actual 2013	784,723	240,470	544,253	0	544,253
47	Midtown Marketplace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
48	Fresh Thyme Market	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
49	Holiday Inn Express Somerset	Actual 2014	1,982,423	1,129,651	852,772	0	852,772	116	75	Actual 2013	1,756,775	1,178,636	578,139	0	578,139	123
50	Best Western - La Grande	Actual 2014	1,964,202	903,817	1,060,385	0	1,060,385	110	82	Actual 2013	1,819,992	835,213	984,779	0	984,779	105
51	The Pines Apartments	Actual 2014	1,245,401	702,538	542,863	0	542,863			Actual 2013	1,226,584	689,192	537,393	0	537,393
52	Courtyards at Valley View	Actual 2014	840,785	435,529	405,256	0	405,256			Actual 2013	781,454	403,204	378,250	0	378,250
53	Best Western Plus South Bay	Actual 2014	2,036,898	1,479,121	557,777	21,485	536,292	79	55	Actual 2013	2,873,146	1,946,377	926,770	8,214	918,556	65
54	Reynolds MHC Portfolio 3	Actual 2014	1,047,605	447,862	599,744	0	599,744			NAV	NAV	NAV	NAV	NAV	NAV
54.01	Riverside	Actual 2014	460,861	195,255	265,606	0	265,606			Actual 2013	371,281	166,862	204,419	0	204,419
54.02	Tuckaway MHC & Storage	Actual 2014	296,436	173,089	123,347	0	123,347			Actual 2013	259,021	174,415	84,605	0	84,605
54.03	Camino Park	Actual 2014	158,134	38,138	119,996	0	119,996			NAV	NAV	NAV	NAV	NAV	NAV
54.04	Prairie Place	Actual 2014	132,174	41,379	90,795	0	90,795			Actual 2013	104,628	23,292	81,336	0	81,336
55	Fairfield Inn & Suites - Warner Robins	Actual 2013	1,487,110	872,067	615,043	0	615,043	88	54	Actual 2012	1,565,462	951,057	614,405	0	614,405	85
56	Champion Hills	Actual 2014	1,545,972	786,642	759,329	0	759,329			Actual 2013	1,527,413	756,638	770,775	0	770,775
57	21 West Shopping Center	Actual 2014	649,961	176,503	473,458	0	473,458			Actual 2013	628,355	183,882	444,473	0	444,473
58	Southcoast Beaches Center	Actual 2014	1,137,408	327,532	809,876	0	809,876			Actual 2013	939,305	314,962	624,343	0	624,343
59	La Quinta Inn & Suites Smyrna	Actual 2014	2,036,560	1,198,116	838,444	0	838,444	94	72	Actual 2013	1,794,955	1,146,833	648,122	0	648,122	88
60	14 Mile & Middlebelt	Actual 2014	747,240	248,708	498,532	0	498,532			Actual 2013	743,100	254,746	488,354	0	488,354
61	Gulfport Plaza	Actual 2014	499,402	107,734	391,668	0	391,668			Actual 2013	499,197	115,087	384,110	0	384,110
62	Infinite Self Storage New Lenox	Actual 2014	502,653	152,399	350,255	0	350,255			Actual 2013	489,259	145,202	344,057	0	344,057
63	Hampton Inn & Suites - Cape Coral	Actual 2014	1,864,489	1,262,705	601,784	0	601,784	98	67	Actual 2013	1,688,852	1,109,531	579,322	0	579,322	91
64	AA Climate Control Self Storage	TTM 8/31/2015	622,293	256,931	365,362	0	365,362			Actual 2014	566,795	238,355	328,440	0	328,440
65	Avalon MHC	Actual 2014	515,273	191,367	323,906	0	323,906			Actual 2013	429,116	177,169	251,947	0	251,947
66	Harris Teeter - Darnestown, MD	Actual 2014	471,977	5,602	466,375	0	466,375			Actual 2013	456,500	4,353	452,147	0	452,147
67	Park West Self Storage	Actual 2014	759,548	329,010	430,538	0	430,538			Actual 2013	757,368	321,399	435,969	0	435,969
68	Infinite Self Storage Plainfield	Actual 2014	497,124	188,754	308,370	0	308,370			Actual 2013	460,171	176,515	283,656	0	283,656
69	Silverstone & Key Estates MHP	Actual 2014	870,937	371,565	499,373	0	499,373			Actual 2013	875,348	368,540	506,808	0	506,808
69.01	Silverstone MHP	Actual 2014	562,409	237,351	325,058	0	325,058			Actual 2013	571,972	243,692	328,280	0	328,280
69.02	Key Estates MHP	Actual 2014	308,528	134,213	174,315	0	174,315			Actual 2013	303,376	124,848	178,529	0	178,529
70	Redan Village	Actual 2014	905,833	606,194	299,639	0	299,639			NAV	NAV	NAV	NAV	NAV	NAV
71	Valleyfield Apartments	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
72	Big Ben Self Storage	Actual 2014	527,037	158,598	368,438	0	368,438			Actual 2013	517,640	138,657	378,983	0	378,983
73	Royal Lane Office	Actual 2014	951,433	489,391	462,042	16,719	445,323			Actual 2013	959,088	502,208	456,880	102,666	354,215
74	Infinite Self Storage Greenfield	Actual 2014	475,218	155,287	319,930	0	319,930			Actual 2013	430,908	159,692	271,216	0	271,216
75	Walgreens - Franklin	Actual 2014	339,760	0	339,760	0	339,760			Actual 2013	339,760	0	339,760	0	339,760
76	A-Safe Mini Storage Portfolio	Actual 2014	653,427	306,902	346,525	0	346,525			Actual 2013	601,667	281,108	320,559	418	320,141
76.01	A-Safe Mini Storage Pineville	Actual 2014	344,391	162,339	182,052	0	182,052			Actual 2013	323,486	152,594	170,892	418	170,474
76.02	A-Safe Mini Storage Ball	Actual 2014	309,037	144,563	164,474	0	164,474			Actual 2013	278,181	128,514	149,667	0	149,667
77	City Center Retail - Lansing	Actual 2014	462,492	65,189	397,303	0	397,303			Actual 2013	464,948	125,091	339,858	0	339,858
78	Parkway Pointe	Actual 2014	395,090	93,340	301,750	0	301,750			NAV	NAV	NAV	NAV	NAV	NAV
79	Infinite Self Storage LaPorte	Actual 2014	390,604	116,803	273,801	0	273,801			Actual 2013	356,648	111,594	245,054	0	245,054
80	DaVita Dialysis (Lakewood, CO)	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
81	Getzville Plaza	Actual 2014	502,122	135,417	366,704	22,164	344,541			Actual 2013	494,522	140,746	353,776	29,165	324,611
82	Riviera Estates & Elm Grove MHP	Actual 2014	480,254	210,438	269,816	0	269,816			Actual 2013	457,665	218,345	239,320	0	239,320
82.01	Elm Grove MHP	Actual 2014	279,056	113,457	165,599	0	165,599			Actual 2013	259,869	122,007	137,862	0	137,862
82.02	Riviera Estates MHP	Actual 2014	201,198	96,981	104,217	0	104,217			Actual 2013	197,796	96,338	101,458	0	101,458
83	CVS - Montgomery, AL	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
84	US 23 Self Storage	Actual 2014	555,772	146,544	409,228	0	409,228			Actual 2013	490,090	138,859	351,230	0	351,230
85	Idaho Self Storage	Actual 2014	484,304	215,675	268,628	0	268,628			Actual 2013	452,165	193,665	258,500	0	258,500
86	WAG - Staten Island	Actual 2013	294,048	2,941	291,107	0	291,107			Actual 2012	295,000	2,950	292,050	0	292,050
87	CVS - Douglas, GA	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
88	Valley Palms MHC	TTM 9/30/2014	288,199	161,339	126,860	0	126,860			Actual 2013	280,419	163,727	116,692	0	116,692
89	Summerhaven MHP	Actual 2014	534,710	273,200	261,510	0	261,510			NAV	NAV	NAV	NAV	NAV	NAV

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR
90	Benbrook Commons	Actual 2014	326,066	103,348	222,718	0	222,718			Actual 2013	332,862	78,938	253,924	0	253,924
91	Bell Plaza	Actual 2014	562,864	180,212	382,652	0	382,652			Actual 2013	557,560	171,400	386,159	0	386,159
92	Shadow Trace	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
93	James Plaza	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
94	Scioto Apartments	Actual 2014	502,550	243,244	259,306	0	259,306			Actual 2013	485,125	242,220	242,905	0	242,905
95	Cahaba Mobile Home Estates	Actual 2014	447,690	175,595	272,095	0	272,095			Actual 2013	442,471	195,941	246,530	0	246,530
96	Infinite Self Storage South Chicago	Actual 2014	359,757	239,652	120,105	0	120,105			Actual 2013	378,808	224,215	154,592	0	154,592
97	Oaks MHC	Actual 2014	441,159	266,722	174,437	0	174,437			Actual 2013	443,536	288,455	155,081	0	155,081
98	Ivywood Apartments	Actual 2014	360,829	178,581	182,248	0	182,248			Actual 2013	349,937	178,606	171,331	0	171,331
99	Lake Bambi MHP	Actual 2014	296,260	141,289	154,971	0	154,971			Annualized 8 12/31/2013	236,119	142,419	93,700	0	93,700
100	Little Street Village MHP	Actual 2014	264,814	55,614	209,200	0	209,200			Actual 2013	264,139	68,225	195,914	0	195,914
101	Westgate Park MHC	Actual 2014	286,572	141,268	145,304	0	145,304			Actual 2013	285,403	152,599	132,804	0	132,804
102	Newberry Woods Apartments	Actual 2014	397,219	213,054	184,165	0	184,165			Actual 2013	401,498	208,677	192,821	0	192,821

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	745 Atlantic Avenue		N	WeWork	131,171	75.3%	4/30/2029	Cambridge Consultants	30,781	17.7%	6/30/2024	Dain, Torpy, Le Ray, Weist & Garner, PC	9,848	5.7%	11/30/2021
2	Sheraton Lincoln Harbor Hotel	155	N
3	CityPlace I		N	United Healthcare Services, Inc	444,735	50.3%	4/30/2023	Bank of America	68,931	7.8%	3/31/2018	McCarter & English LLP	46,443	5.3%	10/31/2018
4	Courtyard Marriott - Tacoma	118	N
5	11 Madison Avenue		N	Credit Suisse	1,266,051	55.4%	5/31/2037	Sony	578,791	25.3%	1/31/2031	Yelp	152,232	6.7%	4/30/2025
6	Hampton Inn & Suites - Jacksonville Beach	106	N
7	Patrick Henry Mall		N	J.C. Penney	85,212	19.7%	10/31/2020	Dick’s Sporting Goods	50,250	11.6%	1/31/2022	Forever 21	21,017	4.9%	10/31/2022
8	Philadelphia Design & Distribution Center		N	City of Philadelphia	184,128	27.1%	6/30/2016	Resources for Human Development	108,107	15.9%	9/30/2021	Wissahickon Charter School	53,889	7.9%	7/31/2026
9	Warren Industrial Center		N	Various	Various	Various	Various
9.01	27485 George Merrelli		N	Detroit Testing Laboratory, Inc.	79,551	100.0%	11/30/2016
9.02	27767 George Merrelli		N	Android Industries-Sterling Heights, L.L.C.	150,000	100.0%	12/31/2019
9.03	7111 East 11 Mile Road		N	General Motors LLC	54,830	100.0%	2/28/2017
10	Brooks Landing Apartments		N
11	Palouse Mall		N	Winco Foods	52,759	13.5%	1/31/2031	Macy’s	41,588	10.6%	1/29/2020	Ross Dress for Less	30,187	7.7%	1/31/2021
12	Silver Rock Apartments		N
13	Ross Portfolio		N	Various	Various	Various	Various
13.01	Kohl’s - Lakewood, CO		N	Kohl’s	88,408	100.0%	1/31/2025
13.02	Ronpak		N	Ronpak, Inc.	117,000	100.0%	7/31/2030
14	Lawton Town Center		N	Kohls -- Ground Lease	55,469	26.7%	1/31/2035	Dick’s Sporting Goods	45,000	21.7%	1/31/2025	Bed Bath & Beyond	20,400	9.8%	1/31/2025
15	Zephyr Commons		N	Publix	54,340	47.1%	4/30/2029	Staples	18,437	16.0%	12/31/2019	Pet Supermarket	7,800	6.8%	1/31/2016
16	Ole London Towne Apartments		N
17	Covington Plaza		N	The Fresh Market	22,496	12.3%	8/31/2020	Office Depot	21,944	12.0%	3/31/2022	Planet Fitness	18,200	10.0%	3/31/2023
18	Bernstein Portfolio		N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
18.01	Oxford Lake Business Park		N	Priority Payment Systems	69,426	67.6%	10/31/2020	Traffic Tech, Inc.	5,865	5.7%	9/30/2018	Diagnostic Reference Group	5,551	5.4%	4/30/2016
18.02	400 North Business Park		N	Amerifleet Transportation, Inc.	15,724	18.3%	7/31/2019	Tier One, Inc.	7,248	8.5%	8/31/2021	Pediatric Physicians	6,172	7.2%	4/30/2016
18.03	Corporate Campus at Meadows		N	PCL Industrial Construction	27,087	50.8%	6/30/2017	Huddle, Inc.	12,778	24.0%	7/31/2020	Schnabel Engineering South, LLC	8,263	15.5%	7/31/2017
18.04	Miami Gardens		N	Pasteur Medical Miami Gardens	5,486	60.3%	12/31/2021	Sprint Spectrum, L.P.	2,400	26.4%	6/30/2016	Buckeye Check Cashing of Florida	1,215	13.4%	7/31/2019
19	Mountain Valley Center		N	Safeway	51,864	59.8%	11/30/2016	Los Cabos	5,991	6.9%	8/31/2019	Taco Time	3,184	3.7%	5/31/2021
20	Ashley Place Apartments		N
21	Barclay Square		N	Wal-Mart	42,018	42.4%	2/15/2024	Get Fitness	11,157	11.3%	12/31/2019	Tuesday Morning	8,629	8.7%	7/31/2019
22	Windsor Square		N	Burlington Coat Factory	100,035	33.8%	12/31/2018	Old Time Pottery, LLC.	67,817	22.9%	12/31/2024	Big Lots	42,233	14.3%	1/31/2018
23	Holiday Inn - Lafayette	67	N
24	260 East Brown Street		N	R. H. Bluestein / Co.	8,832	17.5%	3/31/2016	Broder / Sachse Real Estate	8,138	16.2%	8/31/2019	Wunderlich Securities, Inc.	8,103	16.1%	4/30/2016
25	Hilton Garden Inn Oshkosh	74	N
26	Louisville Apartments - Ashton Park		N
27	Louisville Apartments - St. James		N
28	Bossier Corners		N	Office Depot	31,200	22.1%	3/31/2020	2nd & Charles	21,166	15.0%	10/31/2024	Stage Stores	20,942	14.9%	1/31/2024
29	Courtyard Marriott Philadelphia Bensalem	NAV	N
30	Security Public Storage - Richmond		N
31	Princessa Plaza		N	Canyon Country Dialysis Center, LLC	7,492	20.2%	12/31/2022	Brennan Huges, DMD	3,308	8.9%	3/31/2024	Canyon Pediatric Dental Partnership aka Adventure Dental	2,422	6.5%	6/30/2016
32	Manchester Run Shopping Center		N	Sports Authority	42,668	67.5%	11/30/2023	Petco	20,564	32.5%	12/31/2018
33	Hilton Garden Inn Peachtree City	79	N
34	Reynolds MHC Portfolio 1		N
34.01	Lansing Park Terrace		N
34.02	Oakwood Meadows		N
34.03	Cedar Knob & Oak Creek Estates		N
34.04	Valli Village		N
34.05	Evergreen Village MHC		N
35	Infinite Self Storage Nora		N
36	Beach MHP		N
37	Northport Loop Office		N	Contract Metal Products	28,455	40.5%	8/31/2030	American Reprographics	17,200	24.5%	12/14/2019	Spin Transfer Tech	11,951	17.0%	12/31/2020
38	Burlington Coat Factory - Independence		N	Burlington Coat Factory	60,000	100.0%	2/28/2029
39	Horizons Office Center		N	Brown & Brown of Florida, Inc.	9,745	15.2%	12/31/2019	Rosenthal, Levy, Simon & Ryles P.A.	8,827	13.7%	10/11/2020	Cardiology Associates of Palm Beach, P.A.	8,353	13.0%	5/31/2019
40	Central Self Storage		N
41	College Village		N	Food Lion	29,000	20.3%	12/31/2024	High Point University	20,000	14.0%	5/31/2018	Goodwill Industries	11,000	7.7%	2/28/2017
42	Kohl’s - Wadsworth		N	Kohl’s Illinois, Inc.	88,408	100.0%	10/31/2025
43	Comfort Inn & Suites Beachfront - Galveston	NAV	N
44	Tides at Calabash		N
45	8350 & 8366 Westheimer		N	Mattress Firm	4,725	20.4%	5/31/2018	Lone Star Foods (Saravana Bhavan)	4,595	19.9%	5/31/2024	CiCi’s Pizza	3,953	17.1%	6/30/2020
46	Advantage Mini Storage		N
47	Midtown Marketplace		N	TJ Maxx	24,000	52.4%	1/31/2026	CATO Corportation	4,000	8.7%	1/31/2021	Hibbett Sporting Goods, Inc.	4,000	8.7%	8/31/2020
48	Fresh Thyme Market		N	Fresh Thyme Farmers Market	28,564	100.0%	8/31/2030
49	Holiday Inn Express Somerset	67	N
50	Best Western - La Grande	76	N
51	The Pines Apartments		N
52	Courtyards at Valley View		N
53	Best Western Plus South Bay	55	N
54	Reynolds MHC Portfolio 3		N
54.01	Riverside		N
54.02	Tuckaway MHC & Storage		N
54.03	Camino Park		N
54.04	Prairie Place		N
55	Fairfield Inn & Suites - Warner Robins	57	N
56	Champion Hills		N	Littler Mendelson	26,222	33.9%	6/30/2018	Primary Care Services	20,561	26.5%	12/31/2021	Sysco Guest Supplies	6,047	7.8%	1/31/2016
57	21 West Shopping Center		N	Total Wine & More	10,398	36.3%	5/31/2019	Real Pro 1, LLC (dba RE/MAX)	3,735	13.0%	6/30/2021	Moe’s Southwest Grill	2,517	8.8%	5/31/2019
58	Southcoast Beaches Center		N	Ragtime	8,248	26.7%	4/30/2023	North Beach Fish Camp	5,421	17.6%	8/31/2017	Flying Iguana	4,243	13.7%	1/31/2018
59	La Quinta Inn & Suites Smyrna	64	N
60	14 Mile & Middlebelt		N	J Pomodoro’s Fresh Mkt, LLC	27,037	53.4%	8/31/2018	Walgreen Co.	12,011	23.7%	7/31/2024	Tomatoes Pizza	2,480	4.9%	9/30/2031
61	Gulfport Plaza		N	PETCO Animal Supplies Stores, Inc.	12,125	35.6%	1/31/2026	CATO Fashion	5,000	14.7%	1/31/2020	Hibachi Express	4,560	13.4%	8/31/2019
62	Infinite Self Storage New Lenox		N
63	Hampton Inn & Suites - Cape Coral	60	N
64	AA Climate Control Self Storage		N
65	Avalon MHC		Y
66	Harris Teeter - Darnestown, MD		N	Harris Teeter	43,256	100.0%	10/31/2026
67	Park West Self Storage		N
68	Infinite Self Storage Plainfield		N
69	Silverstone & Key Estates MHP		N
69.01	Silverstone MHP		N
69.02	Key Estates MHP		N
70	Redan Village		N
71	Valleyfield Apartments		N
72	Big Ben Self Storage		N
73	Royal Lane Office		N	Family Legacy Missions International	10,541	14.4%	3/31/2018	FTGU Medical Consulting, LLC	7,559	10.3%	5/31/2016	Samumed, LLC	2,115	2.9%	2/28/2018
74	Infinite Self Storage Greenfield		N
75	Walgreens - Franklin		N	Walgreens	15,120	100.0%	11/30/2070
76	A-Safe Mini Storage Portfolio		N
76.01	A-Safe Mini Storage Pineville		N
76.02	A-Safe Mini Storage Ball		N
77	City Center Retail - Lansing		N	CVS	12,880	67.0%	1/31/2025	COSI	3,050	15.9%	6/30/2017	Due & A (OMI Sushi)	1,918	10.0%	6/30/2020
78	Parkway Pointe		N	Aldi Inc.	21,000	85.7%	10/31/2033	Eyemart Express	3,500	14.3%	12/31/2025
79	Infinite Self Storage LaPorte		N
80	DaVita Dialysis (Lakewood, CO)		N	DaVita Dialysis	13,852	100.0%	6/30/2026
81	Getzville Plaza		N	Dollar General	8,003	23.2%	3/31/2018	Town Dry Cleaners	2,700	7.8%	4/30/2017	Elmo’s	2,450	7.1%	1/31/2020
82	Riviera Estates & Elm Grove MHP		N	Various	Various	Various	Various	Various	Various	Various	Various
82.01	Elm Grove MHP		N	Idaho Pizza Company	12,000	30769.2%	3/31/2018	Rodda Paints	4,500	11538.5%	5/31/2016
82.02	Riviera Estates MHP		N
83	CVS - Montgomery, AL		N	CVS	11,970	100.0%	1/31/2031
84	US 23 Self Storage		N
85	Idaho Self Storage		N
86	WAG - Staten Island		N	Walgreens	13,650	100.0%	7/30/2052
87	CVS - Douglas, GA		N	CVS	10,880	100.0%	1/31/2030
88	Valley Palms MHC		N
89	Summerhaven MHP		N

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
90	Benbrook Commons		N	Anytime Fitness	4,305	26.6%	11/30/2017	Edward D Jones & Co.	1,485	9.2%	1/31/2020	Skytalk-Metro PCS	1,450	9.0%	11/30/2021
91	Bell Plaza		N	West Marine Products Inc	5,394	20.9%	6/30/2016	Title Max of Arizona	3,300	12.8%	10/31/2017	Circle K Stores Inc	3,200	12.4%	6/4/2019
92	Shadow Trace		N
93	James Plaza		N	AT&T	2,010	24.1%	10/15/2025	Starbucks	1,872	22.5%	4/30/2025	Jersey Mike’s	1,423	17.1%	6/30/2020
94	Scioto Apartments		N
95	Cahaba Mobile Home Estates		N
96	Infinite Self Storage South Chicago		N
97	Oaks MHC		N
98	Ivywood Apartments		N
99	Lake Bambi MHP		N
100	Little Street Village MHP		N
101	Westgate Park MHC		N
102	Newberry Woods Apartments		N

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(10)(11)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
1	745 Atlantic Avenue	Bloomberg, LP	2,225	1.3%	1/31/2017					6/19/2015	5/6/2015
2	Sheraton Lincoln Harbor Hotel									8/21/2015	8/21/2015
3	CityPlace I	PricewaterhouseCoopers LLP	46,374	5.2%	6/30/2018	Murtha Cullina LLP	46,366	5.2%	4/30/2020	7/22/2015	8/7/2015
4	Courtyard Marriott - Tacoma									7/9/2015	7/13/2015		7/9/2015
5	11 Madison Avenue	WME	103,426	4.5%	9/30/2030	Young & Rubicam, Inc.	99,107	4.3%	3/30/2019	4/30/2015	4/30/2015
6	Hampton Inn & Suites - Jacksonville Beach									5/1/2015	6/10/2015
7	Patrick Henry Mall	Old Navy Clothing Co.	16,741	3.9%	2/28/2017	Bailey’s Pub & Grille	8,265	1.9%	1/31/2021	5/8/2015	5/8/2015
8	Philadelphia Design & Distribution Center	Northwestern Human Services	52,716	7.8%	4/30/2019	New Material Culture	42,278	6.2%	8/31/2016	7/7/2015	7/7/2015
9	Warren Industrial Center									9/14/2015	9/14/2015
9.01	27485 George Merrelli									9/14/2015	9/14/2015
9.02	27767 George Merrelli									9/14/2015	9/14/2015
9.03	7111 East 11 Mile Road									9/14/2015	9/14/2015
10	Brooks Landing Apartments									6/29/2015	6/29/2015		6/24/2015
11	Palouse Mall	Bed Bath & Beyond	24,683	6.3%	1/31/2018	Rite Aid	22,164	5.7%	9/27/2021	7/29/2015	7/30/2015
12	Silver Rock Apartments									7/20/2015	7/2/2015
13	Ross Portfolio									9/24/2015	Various		Various
13.01	Kohl’s - Lakewood, CO									9/24/2015	9/16/2015
13.02	Ronpak									9/24/2015	9/23/2015		9/23/2015
14	Lawton Town Center	JoAnn’s	18,000	8.7%	1/31/2025	Petco	12,500	6.0%	1/31/2025	7/23/2015	7/27/2015
15	Zephyr Commons	Humana Marketpoint, Inc.	4,968	4.3%	10/31/2017	Mattress Firm	3,800	3.3%	6/30/2019	7/29/2015	7/29/2015
16	Ole London Towne Apartments									7/17/2015	7/16/2015
17	Covington Plaza	Jophiel	9,798	5.4%	12/31/2019	Woodhouse Spa	9,238	5.1%	8/14/2017	8/21/2015	8/18/2015
18	Bernstein Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	10/9/2014	Various
18.01	Oxford Lake Business Park	Complete Health Diagnostics	4,378	4.3%	2/29/2020	ATLATL Communication Engineers	3,827	3.7%	2/29/2020	10/9/2014	10/10/2014
18.02	400 North Business Park	Alpharetta Karate for Kids	5,772	6.7%	6/30/2017	Corrigo Incorporated	4,298	5.0%	4/30/2018	10/9/2014	10/9/2014
18.03	Corporate Campus at Meadows	Cold River Land, LLC	5,152	9.7%	11/30/2015					10/9/2014	10/10/2014
18.04	Miami Gardens									10/9/2014	10/10/2014
19	Mountain Valley Center	Arby’s	3,153	3.6%	6/30/2017	Jay Berry’s	2,756	3.2%	11/30/2022	8/13/2015	8/14/2015	9/3/2015	8/13/2015
20	Ashley Place Apartments									7/31/2015	7/31/2015
21	Barclay Square	Goodyear Tires	6,000	6.1%	11/30/2018	Beef O Brady’s	3,600	3.6%	9/30/2021	6/24/2015	6/22/2015
22	Windsor Square	Carmike Cinemas, Inc.	22,860	7.7%	4/30/2020	Amvets National Service Fnd	17,767	6.0%	1/31/2018	7/28/2015	7/28/2015
23	Holiday Inn - Lafayette									6/10/2015	6/12/2015
24	260 East Brown Street	Mbank	6,861	13.6%	6/30/2017	Valstone Partners, LLC	5,160	10.3%	2/28/2021	7/30/2015	7/30/2015
25	Hilton Garden Inn Oshkosh									5/8/2015	5/13/2015
26	Louisville Apartments - Ashton Park									7/10/2015	6/1/2015
27	Louisville Apartments - St. James									7/10/2015	6/1/2015
28	Bossier Corners	Kid to Kid	11,819	8.4%	7/31/2020	Tuesday Morning	11,200	8.0%	7/31/2016	5/29/2015	5/29/2015
29	Courtyard Marriott Philadelphia Bensalem									8/11/2015	8/10/2015
30	Security Public Storage - Richmond									8/26/2015	8/27/2015		8/27/2015
31	Princessa Plaza	Rochelle Cohen Feldman, M.D.	2,306	6.2%	12/31/2019	Dr. Elsa Garcia EVG Veterinary Hospital, Inc	1,943	5.2%	6/7/2025	9/22/2015	7/8/2015		9/22/2015
32	Manchester Run Shopping Center									8/24/2015	8/21/2015
33	Hilton Garden Inn Peachtree City									5/14/2015	5/13/2015
34	Reynolds MHC Portfolio 1									Various	Various
34.01	Lansing Park Terrace									7/27/2015	7/21/2015
34.02	Oakwood Meadows									7/21/2015	7/21/2015
34.03	Cedar Knob & Oak Creek Estates									7/22/2015	7/23/2015
34.04	Valli Village									7/21/2015	7/21/2015
34.05	Evergreen Village MHC									7/21/2015	7/21/2015
35	Infinite Self Storage Nora									9/3/2015	9/3/2015
36	Beach MHP									9/2/2015	9/2/2015
37	Northport Loop Office	UCT	9,000	12.8%	10/31/2018	VM Pharma	3,600	5.1%	8/31/2020	8/27/2015	8/28/2015		8/27/2015
38	Burlington Coat Factory - Independence									6/25/2015	6/25/2015
39	Horizons Office Center	Extensible Computing LLC dba SL Powers	5,228	8.1%	7/31/2020	Palm Beach Prosthodontics, P.A.	5,173	8.1%	4/30/2023	6/16/2015	6/29/2015
40	Central Self Storage									8/10/2015	8/10/2015
41	College Village	Rainbow Apparel	8,595	6.0%	1/31/2021	Advance Auto Parts	8,325	5.8%	3/31/2021	8/26/2015	8/31/2015
42	Kohl’s - Wadsworth									6/22/2015	6/22/2015
43	Comfort Inn & Suites Beachfront - Galveston									4/29/2015	4/30/2015
44	Tides at Calabash									8/21/2015	8/21/2015
45	8350 & 8366 Westheimer	Panda Express, Inc.	2,785	12.0%	10/31/2017	Prime Comm. (At&t)	1,875	8.1%	7/31/2020	9/15/2015	9/15/2015
46	Advantage Mini Storage									7/1/2015	6/11/2015
47	Midtown Marketplace	VA ABC Board #361	3,200	7.0%	7/31/2022	Dunkin Donuts	1,750	3.8%	9/30/2025	9/4/2015	9/3/2015
48	Fresh Thyme Market									6/12/2015	6/12/2015
49	Holiday Inn Express Somerset									7/29/2015	7/29/2015
50	Best Western - La Grande									8/17/2015	8/17/2015
51	The Pines Apartments									8/19/2015	8/19/2015
52	Courtyards at Valley View									8/19/2015	8/18/2015
53	Best Western Plus South Bay									7/30/2015	7/30/2015		7/30/2015
54	Reynolds MHC Portfolio 3									Various	7/21/2015
54.01	Riverside									7/21/2015	7/21/2015
54.02	Tuckaway MHC & Storage									7/21/2015	7/21/2015
54.03	Camino Park									7/22/2015	7/21/2015
54.04	Prairie Place									7/21/2015	7/21/2015
55	Fairfield Inn & Suites - Warner Robins									1/14/2015	1/15/2015
56	Champion Hills	Applied Underwriters	5,676	7.3%	6/30/2017	Hair Club/Fatima Enterprises	4,735	6.1%	11/30/2025	9/4/2015	9/4/2015		9/4/2015
57	21 West Shopping Center	Katana Japanese Streakhouse	2,304	8.0%	12/5/2023	Atlantic Food Group (dba Jersey Mike’s)	1,725	6.0%	10/31/2015	8/5/2015	8/5/2015
58	Southcoast Beaches Center	Mezza Luna	4,135	13.4%	6/30/2018	M Shack	2,067	6.7%	11/30/2016	7/15/2015	7/12/2015
59	La Quinta Inn & Suites Smyrna									7/7/2015	7/7/2015
60	14 Mile & Middlebelt	Greis Jewelers, Inc.	2,207	4.4%	11/30/2019	Joseph Xavier Salon, Inc.	982	1.9%	MTM	8/7/2015	8/7/2015
61	Gulfport Plaza	Gamestop	3,166	9.3%	1/31/2020	South Mississippi Smiles, PLLC	2,880	8.4%	11/30/2018	8/5/2015	8/5/2015
62	Infinite Self Storage New Lenox									9/3/2015	9/3/2015
63	Hampton Inn & Suites - Cape Coral									6/26/2015	6/26/2015
64	AA Climate Control Self Storage									8/21/2015	8/21/2015
65	Avalon MHC									5/13/2015	5/13/2015
66	Harris Teeter - Darnestown, MD									7/20/2015	7/20/2015
67	Park West Self Storage									8/26/2015	8/26/2015		8/26/2015
68	Infinite Self Storage Plainfield									9/3/2015	9/3/2015
69	Silverstone & Key Estates MHP									8/17/2015	8/17/2015
69.01	Silverstone MHP									8/17/2015	8/17/2015
69.02	Key Estates MHP									8/17/2015	8/17/2015
70	Redan Village									6/2/2015	6/3/2015
71	Valleyfield Apartments									5/31/2015	6/2/2015
72	Big Ben Self Storage									7/29/2015	7/29/2015
73	Royal Lane Office	Main Street Renewal LLC	2,041	2.8%	5/31/2016	Horizon Digital Finance	2,003	2.7%	12/31/2015	8/19/2015	8/21/2015
74	Infinite Self Storage Greenfield									9/3/2015	9/3/2015
75	Walgreens - Franklin									7/6/2015	7/23/2015
76	A-Safe Mini Storage Portfolio									6/19/2015	Various
76.01	A-Safe Mini Storage Pineville									6/19/2015	6/22/2015
76.02	A-Safe Mini Storage Ball									6/19/2015	6/19/2015
77	City Center Retail - Lansing	Cold Stone Creamery	1,383	7.2%	10/31/2017					7/23/2015	7/27/2015
78	Parkway Pointe									6/30/2015	6/30/2015
79	Infinite Self Storage LaPorte									9/3/2015	9/3/2015
80	DaVita Dialysis (Lakewood, CO)									9/16/2015	9/16/2015
81	Getzville Plaza	Best Pizza	2,400	7.0%	11/30/2017	Bank of America	2,400	7.0%	7/31/2019	2/13/2015	3/31/2015	4/9/2015
82	Riviera Estates & Elm Grove MHP									6/15/2015	6/12/2015
82.01	Elm Grove MHP									6/15/2015	6/12/2015
82.02	Riviera Estates MHP									6/15/2015	6/12/2015
83	CVS - Montgomery, AL									7/30/2015	7/30/2015
84	US 23 Self Storage									8/12/2015	8/12/2015
85	Idaho Self Storage									7/23/2015	7/22/2015
86	WAG - Staten Island									7/24/2015	7/27/2015
87	CVS - Douglas, GA									7/31/2015	7/31/2015
88	Valley Palms MHC									6/1/2015	6/1/2015
89	Summerhaven MHP									9/9/2015	9/9/2015

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(10)(11)(12)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date
90	Benbrook Commons	Treat Me Sweet	1,430	8.8%	1/31/2016	Chinese Restaurant	1,425	8.8%	5/31/2020	8/3/2015	8/3/2015
91	Bell Plaza	New Asia Kitchen	1,800	7.0%	9/30/2019	Cigar Warehouse LLC	1,240	4.8%	1/31/2018	8/24/2015	8/24/2015
92	Shadow Trace									6/2/2015	6/2/2015
93	James Plaza	Great Clips	1,333	16.0%	4/30/2020					7/7/2015	7/7/2015
94	Scioto Apartments									8/20/2015	8/18/2015
95	Cahaba Mobile Home Estates									7/9/2015	7/9/2015
96	Infinite Self Storage South Chicago									9/3/2015	9/3/2015
97	Oaks MHC									9/9/2015	9/8/2015
98	Ivywood Apartments									8/18/2015	8/4/2015
99	Lake Bambi MHP									7/8/2015	7/8/2015
100	Little Street Village MHP									7/21/2015	7/21/2015
101	Westgate Park MHC									9/10/2015	9/10/2015
102	Newberry Woods Apartments									8/14/2015	8/13/2015

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(7)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)
1	745 Atlantic Avenue		N	Y	Acquisition	1,327,560	0	Springing			0	Springing			0	Springing
2	Sheraton Lincoln Harbor Hotel		N	Y	Refinance	0	0	Springing			0	Springing			0	4% of Gross Income from Operations
3	CityPlace I		N	Y	Acquisition	0	556,806	324,801	Cash		10,375	10,373	Cash		88,437	88,473
4	Courtyard Marriott - Tacoma	11.0%	N	Y	Refinance	0	67,026	33,513	Cash		77,832	5,987	Cash		20,833	Springing
5	11 Madison Avenue		N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
6	Hampton Inn & Suites - Jacksonville Beach		N	Y	Acquisition	0	297,772	37,221	Cash		0	Springing			0	31,192
7	Patrick Henry Mall		N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
8	Philadelphia Design & Distribution Center		N	Y	Refinance	74,875	108,830	13,604	Cash		36,534	12,178	Cash		0	11,314
9	Warren Industrial Center		N	Y	Refinance	0	143,395	35,849	Cash		2,029	2,029	Cash		0	3,555
9.01	27485 George Merrelli		N	Y
9.02	27767 George Merrelli		N	Y
9.03	7111 East 11 Mile Road		N	Y
10	Brooks Landing Apartments	5.0%	N	Y	Refinance	0	256,792	34,938	Cash		48,220	4,018	Cash		0	4,833
11	Palouse Mall		N	Y	Acquisition	115,750	0	Springing			0	Springing			10,120	10,120
12	Silver Rock Apartments		N	Y	Acquisition	0	547,271	60,808	Cash		22,269	7,423	Cash		0	7,164
13	Ross Portfolio	Various	N	Y	Acquisition	0	66,805	Springing	Cash		26,714	6,678	Cash		0	Springing
13.01	Kohl’s - Lakewood, CO		N	Y
13.02	Ronpak	12.0%	N	Y
14	Lawton Town Center		N	Y	Refinance	0	48,789	12,661; Springing	Cash		28,416	4,737; Springing	Cash		0	2,595; Springing
15	Zephyr Commons		N	Y	Refinance	0	0	Springing			0	Springing			0	1,441
16	Ole London Towne Apartments		N	Y	Refinance	86,250	171,445	14,844	Cash		153,229	16,215	Cash		0	9,300
17	Covington Plaza		N	Y	Acquisition	0	0	35,453	Cash		0	Springing			0	2,286
18	Bernstein Portfolio		N	Y	Refinance	127,400	81,333	16,267	Cash		20,628	2,579	Cash		4,180	4,180
18.01	Oxford Lake Business Park		N	Y
18.02	400 North Business Park		N	Y
18.03	Corporate Campus at Meadows		N	Y
18.04	Miami Gardens		N	Y
19	Mountain Valley Center	10.0%	N	Y	Refinance	0	14,350	7,175	Cash		0	Springing			60,000	1,700
20	Ashley Place Apartments		N	Y	Refinance	76,563	18,094	9,047	Cash		74,624	9,328	Cash		199,500	5,542
21	Barclay Square		N	Y	Acquisition	66,044	0	Springing			0	Springing			0	0
22	Windsor Square		N	Y	Acquisition	13,813	184,765	19,552	Cash		20,081	Springing	Cash		0	3,991
23	Holiday Inn - Lafayette		N	Y	Acquisition	0	113,053	18,842	Cash		5,355	5,355	Cash		22,533	22,533
24	260 East Brown Street		N	Y	Refinance	0	30,897	15,448	Cash		0	Springing			0	838
25	Hilton Garden Inn Oshkosh		N	Y	Refinance	0	40,667	20,333	Cash		41,054	3,732	Cash		14,526	14,526
26	Louisville Apartments - Ashton Park		N	Y	Acquisition	0	94,346	9,435	Cash		5,875	2,938	Cash		1,875	1,875
27	Louisville Apartments - St. James		N	Y	Acquisition	0	26,603	2,660	Cash		1,657	829	Cash		565	565
28	Bossier Corners		N	Y	Acquisition	904,795	49,655	6,207	Cash		54,002	4,909	Cash		2,348	2,348
29	Courtyard Marriott Philadelphia Bensalem		N	Y	Refinance	0	40,257	13,419	Cash		23,328	3,333	Cash		6,025	6,025
30	Security Public Storage - Richmond	16.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
31	Princessa Plaza	12.0%	N	Y	Refinance	2,500	68,162	9,737	Cash		12,129	1,103	Cash		0	622
32	Manchester Run Shopping Center		N	Y	Refinance	0	108,710	21,008	Cash		11,096	1,585	Cash		0	1,423
33	Hilton Garden Inn Peachtree City		N	Y	Refinance	0	73,616	7,362	Cash		11,909	2,382	Cash		0	12,847
34	Reynolds MHC Portfolio 1		N	Y	Refinance	142,500	96,765	12,096	Cash		0	3,075	Cash		0	2,582
34.01	Lansing Park Terrace		N	Y
34.02	Oakwood Meadows		N	Y
34.03	Cedar Knob & Oak Creek Estates		N	Y
34.04	Valli Village		N	Y
34.05	Evergreen Village MHC		N	Y
35	Infinite Self Storage Nora		N	Y	Refinance	0	70,365	10,052	Cash		3,421	684	Cash		1,156	1,156
36	Beach MHP		N	Y	Refinance	9,375	43,201	21,600	Cash		2,693	1,347	Cash		867	867
37	Northport Loop Office	15.0%	N	Y	Refinance	0	55,465	7,924	Cash		4,769	2,385	Cash		878	878
38	Burlington Coat Factory - Independence		N	Y	Refinance	0	89,609	11,201	Cash		8,375	698	Cash		750	750
39	Horizons Office Center		N	Y	Acquisition	0	112,000	13,333	Cash		11,136	5,303	Cash		400,000	1,071
40	Central Self Storage		N	Y	Acquisition	0	29,301	9,767	Cash		5,282	2,641	Cash		0	1,239
41	College Village		N	Y	Acquisition	127,825	29,595	7,399	Cash		20,693	6,898	Cash		0	1,783
42	Kohl’s - Wadsworth		N	Y	Refinance	8,438	0	Springing			0	Springing			0	Springing
43	Comfort Inn & Suites Beachfront - Galveston		N	Y	Refinance	7,500	40,100	3,645	Cash		36,561	12,187	Cash		8,264	8,264
44	Tides at Calabash		N	Y	Refinance	0	0	6,178	Cash		0	Springing			0	3,500
45	8350 & 8366 Westheimer		N	Y	Refinance	0	151,330	13,757	Cash		7,532	1,883	Cash		0	597
46	Advantage Mini Storage		N	Y	Refinance	0	53,058	5,895	Cash		3,516	1,758	Cash		39,822	1,659
47	Midtown Marketplace		N	Y	Refinance	0	22,400	7,467	Cash		4,367	728	Cash		572	572
48	Fresh Thyme Market		N	Y	Acquisition	0	0	Springing			1,999	500; Springing	Cash		0	Springing
49	Holiday Inn Express Somerset		N	Y	Refinance	0	0	8,667	Cash		7,895	1,880	Cash		0	6,958
50	Best Western - La Grande		N	Y	Refinance	0	0	2,815	Cash		2,572	612	Cash		0	6,543
51	The Pines Apartments		N	Y	Refinance	36,250	44,390	8,878	Cash		50,172	7,306	Cash		0	4,326
52	Courtyards at Valley View		N	Y	Refinance	37,544	61,958	6,556	Cash		34,969	3,028	Cash		0	1,979
53	Best Western Plus South Bay	11.0%	N	Y	Refinance	83,118	33,843	3,760	Cash		14,417	2,403	Cash		100,000	7,887
54	Reynolds MHC Portfolio 3		N	Y	Refinance	121,375	33,872	4,234	Cash		0	3,523	Cash		0	1,317
54.01	Riverside		N	Y
54.02	Tuckaway MHC & Storage		N	Y
54.03	Camino Park		N	Y
54.04	Prairie Place		N	Y
55	Fairfield Inn & Suites - Warner Robins		N	Y	Refinance	0	48,599	4,860	Cash		17,966	1,382	Cash		4,970	4,970
56	Champion Hills	8.0%	N	Y	Acquisition	1,250	61,060	20,353	Cash		1,000	1,000	Cash		2,065	2,065
57	21 West Shopping Center		N	Y	Refinance	5,000	6,361	2,184	Cash		9,873	1,097	Cash		0	478
58	Southcoast Beaches Center		N	Y	Refinance	10,135	109,977	13,093	Cash		32,987	3,142	Cash		0	0
59	La Quinta Inn & Suites Smyrna		N	Y	Refinance	0	42,411	6,059	Cash		9,120	1,520	Cash		6,610	6,610
60	14 Mile & Middlebelt		N	Y	Refinance	0	22,707	7,569	Cash		0	1,826	Cash		0	843
61	Gulfport Plaza		N	Y	Acquisition	32,500	35,545	3,761	Cash		1,633	778	Cash		0	708
62	Infinite Self Storage New Lenox		N	Y	Refinance	12,282	10,759	3,586	Cash		3,079	616	Cash		570	570
63	Hampton Inn & Suites - Cape Coral		N	Y	Refinance	0	49,491	5,892	Cash		8,156	2,589	Cash		0	7,209
64	AA Climate Control Self Storage		N	Y	Acquisition	1,875	58,737	4,895	Cash		5,373	2,687	Cash		1,030	1,030
65	Avalon MHC		N	Y	Refinance	73,813	21,976	1,998	Cash		12,804	854	Cash		904	904
66	Harris Teeter - Darnestown, MD		N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
67	Park West Self Storage	7.0%	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
68	Infinite Self Storage Plainfield		N	Y	Refinance	0	40,468	5,781	Cash		2,430	486	Cash		524	524
69	Silverstone & Key Estates MHP		N	Y	Refinance	22,813	12,914	3,229	Cash		12,916	994	Cash		942	942
69.01	Silverstone MHP		N	Y
69.02	Key Estates MHP		N	Y
70	Redan Village		N	Y	Acquisition	308,965	47,522	3,394	Cash		25,060	2,088	Cash		31,035	3,966
71	Valleyfield Apartments		N	Y	Acquisition	352,528	59,241	4,232	Cash		23,180	1,932	Cash		52,472	3,366
72	Big Ben Self Storage		N	Y	Acquisition	0	27,759	3,305	Cash		2,373	565	Cash		0	1,094
73	Royal Lane Office		N	Y	Refinance	37,500	97,586	9,759	Cash		12,383	1,769	Cash		2,445	2,445
74	Infinite Self Storage Greenfield		N	Y	Refinance	0	21,150	3,021	Cash		1,463	293	Cash		481	481
75	Walgreens - Franklin		N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
76	A-Safe Mini Storage Portfolio		N	Y	Refinance	0	51,683	5,743	Cash		2,133	711	Cash		636	636
76.01	A-Safe Mini Storage Pineville		N	Y
76.02	A-Safe Mini Storage Ball		N	Y
77	City Center Retail - Lansing		N	Y	Refinance	0	6,520	3,260; Springing	Cash		1,578	263	Cash		0	Springing
78	Parkway Pointe		N	Y	Refinance	0	26,443	5,289	Cash		1,014	1,014	Cash		306	306
79	Infinite Self Storage LaPorte		N	Y	Refinance	0	17,412	2,487	Cash		1,278	256	Cash		630	630
80	DaVita Dialysis (Lakewood, CO)		N	Y	Acquisition	27,894	12,785	Springing	Cash		1,034	148	Cash		0	231
81	Getzville Plaza		N	Y	Refinance	0	12,026	6,013	Cash		11,797	1,072	Cash		1,036	1,036
82	Riviera Estates & Elm Grove MHP		N	Y	Acquisition	45,313	13,370	4,457	Cash		2,288	1,144	Cash		552	552
82.01	Elm Grove MHP		N	Y
82.02	Riviera Estates MHP		N	Y
83	CVS - Montgomery, AL		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
84	US 23 Self Storage		N	Y	Refinance	0	22,239	4,448	Cash		1,329	443	Cash		765	765
85	Idaho Self Storage		N	Y	Refinance	0	12,894	3,224	Cash		0	766	Cash		771	771
86	WAG - Staten Island		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
87	CVS - Douglas, GA		N	N	Refinance	0	0	Springing			0	Springing			0	Springing
88	Valley Palms MHC		N	Y	Refinance	0	8,465	941	Cash		0	409	Cash		421	421
89	Summerhaven MHP		N	Y	Acquisition	1,875	13,406	1,219	Cash		1,352	676	Cash		554	554

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(7)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)
90	Benbrook Commons		N	Y	Acquisition	12,289	36,326	3,844	Cash		2,560	1,219	Cash		0	269
91	Bell Plaza		N	Y	Refinance	14,281	4,802	4,802	Cash		5,070	845	Cash		0	430
92	Shadow Trace		N	Y	Acquisition	215,396	48,205	3,443	Cash		14,954	1,246	Cash		59,604	2,066
93	James Plaza		N	Y	Refinance	0	4,959	1,653	Cash		420	210	Cash		104	104
94	Scioto Apartments		N	Y	Refinance	3,000	15,727	5,242	Cash		13,003	1,445	Cash		0	2,000
95	Cahaba Mobile Home Estates		N	Y	Acquisition	14,375	9,642	803	Cash		1,985	993	Cash		754	754
96	Infinite Self Storage South Chicago		N	Y	Refinance	0	43,314	10,828	Cash		2,290	458	Cash		604	604
97	Oaks MHC		N	Y	Refinance	41,000	10,031	2,485	Cash		1,329	443	Cash		704	704
98	Ivywood Apartments		N	Y	Refinance	3,000	9,266	3,089	Cash		7,383	820	Cash		0	1,675
99	Lake Bambi MHP		N	Y	Acquisition	59,688	21,630	1,803	Cash		728	364	Cash		292	292
100	Little Street Village MHP		N	Y	Refinance	4,363	3,284	274	Cash		1,041	1,041	Cash		288	288
101	Westgate Park MHC		N	Y	Acquisition	12,500	13,479	1,123	Cash		752	376	Cash		454	454
102	Newberry Woods Apartments		N	Y	Refinance	3,000	7,414	3,707	Cash		7,333	1,222	Cash		0	1,525

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(10)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	745 Atlantic Avenue	0			0	Springing	0			0	0			Cambridge Consulting Reserve
2	Sheraton Lincoln Harbor Hotel	0	Cash		0	0	0			0	0			Additional Room Reserve
3	CityPlace I	0	Cash		3,000,000	110,546	4,500,000	Cash		0	0			Tenant Specific TILC Reserve
4	Courtyard Marriott - Tacoma	0	Cash		0	0	0			0	0
5	11 Madison Avenue	0			0	0	0			0	0			Tenant Specific Reserves
6	Hampton Inn & Suites - Jacksonville Beach	0	Cash		0	0	0			0	0			PIP Reserve
7	Patrick Henry Mall	0			0	0	0			0	0
8	Philadelphia Design & Distribution Center	0	Cash		0	25,455; Springing	750,000	Cash		0	0
9	Warren Industrial Center	0	Cash		500,000	10,201; Springing	500,000	Cash		0	0			Supplemental Rollover Reserve
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments	0	Cash		0	0	0			0	0
11	Palouse Mall	0	Cash		750,000	32,000	550,000	Cash		0	0
12	Silver Rock Apartments	410,000	Cash		0	0	0			0	0			Irrigation System Reserve
13	Ross Portfolio	0			0	Springing	0			0	0			Anchor Tenant Rollover Reserve
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center	150,000	Cash		0	8,750; Springing	700,000	Cash		0	0			Tenant Specific TILC Reserve
15	Zephyr Commons	0	Cash		0	7,207; Springing	260,000	Cash		0	0
16	Ole London Towne Apartments	0	Cash		0	0	0			0	0
17	Covington Plaza	82,300	Cash		500,000	8,333	300,000	Cash		0	0			Office Depot Reserve
18	Bernstein Portfolio	0	Cash		12,500	12,500	0	Cash		0	0
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center	0	Cash		0	3,150	0	Cash		0	0			Safeway Reserve
20	Ashley Place Apartments	199,500	Cash		0	0	0			0	0
21	Barclay Square	0			0	0	0			0	0
22	Windsor Square	143,678	Cash		1,537,000	Springing	1,250,000	Cash		0	0			Old Time Pottery Repair Funds
23	Holiday Inn - Lafayette	0	Cash		0	0	0			0	0			Ground Lease Reserve
24	260 East Brown Street	0	Cash		0	6,288	400,000	Cash		0	0
25	Hilton Garden Inn Oshkosh	0	Cash		0	0	0			0	0			Room Refresh Reserve
26	Louisville Apartments - Ashton Park	115,266	Cash		0	0	0			0	0
27	Louisville Apartments - St. James	34,734	Cash		0	0	0			0	0
28	Bossier Corners	0	Cash		10,417	10,417	625,000	Cash		0	0			Kid-to-Kid TI Reserve
29	Courtyard Marriott Philadelphia Bensalem	0	Cash		0	0	0			0	0			Seasonality Reserve
30	Security Public Storage - Richmond	0			0	0	0			0	0
31	Princessa Plaza	0	Cash		35,000	3,880	150,000	Cash		0	0			Dialysis Space Retenanting Funds
32	Manchester Run Shopping Center	0	Cash		0	2,722	163,000	Cash		0	0
33	Hilton Garden Inn Peachtree City	0	Cash		0	0	0			0	0
34	Reynolds MHC Portfolio 1	0	Cash		0	0	0			0	0			Borrower Owned Home Funds
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora	0	Cash		0	0	0			0	0
36	Beach MHP	0	Cash		0	0	0			0	0
37	Northport Loop Office	21,062	Cash		5,670	5,670	272,168	Cash		0	0
38	Burlington Coat Factory - Independence	0	Cash		0	0	0			0	0
39	Horizons Office Center	0	Cash		0	5,354	0	Cash		0	0
40	Central Self Storage	0	Cash		0	0	0			0	0
41	College Village	0	Cash		150,000	6,563	250,000	Cash		0	0
42	Kohl’s - Wadsworth	0			0	Springing	0			0	0
43	Comfort Inn & Suites Beachfront - Galveston	0	Cash		0	0	0			0	0			Seasonality Reserve
44	Tides at Calabash	0	Cash		0	0	0			0	0
45	8350 & 8366 Westheimer	0	Cash		5,906	2,363; Springing	50,000	Cash		0	0
46	Advantage Mini Storage	39,822	Cash		0	0	0			0	0
47	Midtown Marketplace	0	Cash		3,218	3,218	250,000	Cash		0	0			ABC Lease Replacement
48	Fresh Thyme Market	0			0	0	0			0	0			Lease Guaranty Reserve
49	Holiday Inn Express Somerset	0	Cash		0	0	0			0	0			Seasonality Reserve
50	Best Western - La Grande	0	Cash		0	0	0			0	0			PIP Reserve Funds
51	The Pines Apartments	200,000	Cash		0	0	0			0	0
52	Courtyards at Valley View	0	Cash		0	0	0			0	0			Renovation Funds
53	Best Western Plus South Bay	0	Cash		300	300	0	Cash		0	0
54	Reynolds MHC Portfolio 3	0	Cash		0	0	0			0	0			Borrower Owned Home Funds
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins	0	Cash		0	0	0			0	0			PIP Reserve
56	Champion Hills	0	Cash		285,000	4,583	350,000	Cash		0	0			HVAC Reserve
57	21 West Shopping Center	0	Cash		0	2,083	100,000	Cash		0	0			Total Wine Reserve
58	Southcoast Beaches Center	0			0	0	0			0	0
59	La Quinta Inn & Suites Smyrna	0	Cash		0	0	0			0	0			Seasonality Reserve
60	14 Mile & Middlebelt	30,000	Cash		0	2,708	0	Cash		0	0
61	Gulfport Plaza	0	Cash		0	2,834	136,000	Cash		0	0
62	Infinite Self Storage New Lenox	0	Cash		0	0	0			0	0
63	Hampton Inn & Suites - Cape Coral	0	Cash		0	0	0			0	0			Seasonality Fund
64	AA Climate Control Self Storage	37,076	Cash		0	0	0			0	0
65	Avalon MHC	0	Cash		0	0	0			0	0
66	Harris Teeter - Darnestown, MD	0			0	Springing	0			0	0
67	Park West Self Storage	0			0	0	0			0	0
68	Infinite Self Storage Plainfield	0	Cash		0	0	0			0	0
69	Silverstone & Key Estates MHP	0	Cash		0	0	0			0	0			Home Reserve
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village	0	Cash		0	0	0			0	0
71	Valleyfield Apartments	0	Cash		0	0	0			0	0
72	Big Ben Self Storage	0	Cash		0	0	0			0	0
73	Royal Lane Office	0	Cash		4,719	4,719	150,000	Cash		0	0			HVAC Reserve
74	Infinite Self Storage Greenfield	0	Cash		0	0	0			0	0
75	Walgreens - Franklin	0			0	Springing	0			0	0
76	A-Safe Mini Storage Portfolio	30,541	Cash		0	0	0			0	0			Paving Reserve
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing	0			0	Springing	0			0	0			Springing CVS Reserve
78	Parkway Pointe	0	Cash		0	0	0			0	0
79	Infinite Self Storage LaPorte	0	Cash		0	0	0			0	0
80	DaVita Dialysis (Lakewood, CO)	0	Cash		0	Springing	0			0	0
81	Getzville Plaza	0	Cash		2,399	2,399	115,152	Cash		0	0			Dollar General Reserve
82	Riviera Estates & Elm Grove MHP	0	Cash		1,031	1,031	37,125	Cash		0	0
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL	0			0	Springing	0			0	0
84	US 23 Self Storage	0	Cash		0	0	0			0	0
85	Idaho Self Storage	0	Cash		0	0	0			0	0
86	WAG - Staten Island	0			0	Springing	0			0	0			Ground Rent Reserve
87	CVS - Douglas, GA	0			0	Springing	0			0	0
88	Valley Palms MHC	0	Cash		0	0	0			0	0
89	Summerhaven MHP	0	Cash		0	0	0			0	0			Capital Improvement Reserve

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(10)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(16)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
90	Benbrook Commons	0	Cash		0	1,347	48,489	Cash		0	0			Edward Jones Free Rent Funds
91	Bell Plaza	0	Cash		100,000	1,715	0	Cash		0	0
92	Shadow Trace	0	Cash		0	0	0			0	0
93	James Plaza	0	Cash		556	556	0	Cash		0	0			Vacant Space Reserve
94	Scioto Apartments	120,000	Cash		0	0	0			0	0
95	Cahaba Mobile Home Estates	0	Cash		0	0	0			0	0
96	Infinite Self Storage South Chicago	0	Cash		0	0	0			0	0
97	Oaks MHC	0	Cash		0	0	0			0	0			Capital Improvement Reserve
98	Ivywood Apartments	100,500	Cash		0	0	0			0	0
99	Lake Bambi MHP	0	Cash		0	0	0			0	0
100	Little Street Village MHP	0	Cash		0	0	0			0	0
101	Westgate Park MHC	0	Cash		0	0	0			0	0
102	Newberry Woods Apartments	91,500	Cash		0	0	0			0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(4)(10)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(10)
1	745 Atlantic Avenue	337,093	0	0	Cash		Tenant Specific TILC Reserve	1,784,225
2	Sheraton Lincoln Harbor Hotel	1,700,000	0	0	Cash			0
3	CityPlace I	2,056,337	0	0	Cash		Rent Concession Reserve	257,028
4	Courtyard Marriott - Tacoma	0	0	0				0
5	11 Madison Avenue	81,152,102	0	0	Cash		Sony Free Rent / CS Sublease / Title Endorsement Reserve	Sony Free Rent - $18,847,898 / CS Sublease - $36,500,000 / Title Endorsement - $1,000
6	Hampton Inn & Suites - Jacksonville Beach	275,000	Springing	0	Cash		Seasonality Reserve	67,220
7	Patrick Henry Mall	0	0	0				0
8	Philadelphia Design & Distribution Center	0	0	0				0
9	Warren Industrial Center	1,000,000	0	0	Cash			0
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments	0	0	0				0
11	Palouse Mall	0	0	0				0
12	Silver Rock Apartments	120,000	0	0	Cash			0
13	Ross Portfolio	0	Springing	0				0
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center	419,500	0	0	Cash		Rent Concession Reserve	11,000
15	Zephyr Commons	0	0	0				0
16	Ole London Towne Apartments	0	0	0				0
17	Covington Plaza	300,000	0	0	Cash			0
18	Bernstein Portfolio	0	0	0				0
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center	1,000,000	0	0	Cash			0
20	Ashley Place Apartments	0	0	0				0
21	Barclay Square	0	0	0				0
22	Windsor Square	8,250	0	0	Cash			0
23	Holiday Inn - Lafayette	12,500	0	0	Cash		PIP Reserve	1,351,250
24	260 East Brown Street	0	0	0				0
25	Hilton Garden Inn Oshkosh	600,000	0	0	Cash		Zoning Reserve ($25,761.58), Debt Service Reserve ($112,764.02), and Ground Lease Reserve ($19,802.50)	158,328
26	Louisville Apartments - Ashton Park	0	0	0				0
27	Louisville Apartments - St. James	0	0	0				0
28	Bossier Corners	94,552	0	0	Cash			0
29	Courtyard Marriott Philadelphia Bensalem	134,000	26,800	134,000	Cash			0
30	Security Public Storage - Richmond	0	0	0				0
31	Princessa Plaza	0	Springing	0				0
32	Manchester Run Shopping Center	0	0	0				0
33	Hilton Garden Inn Peachtree City	0	0	0				0
34	Reynolds MHC Portfolio 1	1,700,000	0	0	Cash			0
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora	0	0	0				0
36	Beach MHP	0	0	0				0
37	Northport Loop Office	0	0	0				0
38	Burlington Coat Factory - Independence	0	0	0				0
39	Horizons Office Center	0	0	0				0
40	Central Self Storage	0	0	0				0
41	College Village	0	0	0				0
42	Kohl’s - Wadsworth	0	0	0				0
43	Comfort Inn & Suites Beachfront - Galveston	117,277	19,546	117,277	Cash			0
44	Tides at Calabash	0	0	0				0
45	8350 & 8366 Westheimer	0	0	0				0
46	Advantage Mini Storage	0	0	0				0
47	Midtown Marketplace	18,800	0	0	Cash			0
48	Fresh Thyme Market	0	Springing	0				0
49	Holiday Inn Express Somerset	75,000	0	0	Cash		PIP Reserve Funds	0
50	Best Western - La Grande	165,188	0	0	Cash			0
51	The Pines Apartments	0	0	0				0
52	Courtyards at Valley View	675,000	0	0	Cash			0
53	Best Western Plus South Bay	0	0	0				0
54	Reynolds MHC Portfolio 3	675,000	0	0	Cash			0
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins	25,000	0	0	Cash			0
56	Champion Hills	105,000	0	0	Cash			0
57	21 West Shopping Center	100,000	0	0	Cash			0
58	Southcoast Beaches Center	0	0	0				0
59	La Quinta Inn & Suites Smyrna	26,000	13,000	26,000	Cash			0
60	14 Mile & Middlebelt	0	0	0				0
61	Gulfport Plaza	0	0	0				0
62	Infinite Self Storage New Lenox	0	0	0				0
63	Hampton Inn & Suites - Cape Coral	100,000	Springing	100,000	Cash			0
64	AA Climate Control Self Storage	0	0	0				0
65	Avalon MHC	0	0	0				0
66	Harris Teeter - Darnestown, MD	0	0	0				0
67	Park West Self Storage	0	0	0				0
68	Infinite Self Storage Plainfield	0	0	0				0
69	Silverstone & Key Estates MHP	50,000	4,167	150,000	Cash			0
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village	0	0	0				0
71	Valleyfield Apartments	0	0	0				0
72	Big Ben Self Storage	0	0	0				0
73	Royal Lane Office	112,500	0	0	Cash			0
74	Infinite Self Storage Greenfield	0	0	0				0
75	Walgreens - Franklin	0	0	0				0
76	A-Safe Mini Storage Portfolio	50,000	0	0	Cash			0
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing	0	Springing	0			Springing Cosi Reserve	0
78	Parkway Pointe	0	0	0				0
79	Infinite Self Storage LaPorte	0	0	0				0
80	DaVita Dialysis (Lakewood, CO)	0	0	0				0
81	Getzville Plaza	100,000	0	0	Cash			0
82	Riviera Estates & Elm Grove MHP	0	0	0				0
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL	0	0	0				0
84	US 23 Self Storage	0	0	0				0
85	Idaho Self Storage	0	0	0				0
86	WAG - Staten Island	0	Springing	0				0
87	CVS - Douglas, GA	0	0	0				0
88	Valley Palms MHC	0	0	0				0
89	Summerhaven MHP	100,000	0	0	Cash			0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(4)(10)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(10)
90	Benbrook Commons	7,178	0	0	Cash		Metro PCS Tenant Improvement	14,500
91	Bell Plaza	0	0	0				0
92	Shadow Trace	0	0	0				0
93	James Plaza	35,000	0	0	Cash		AT&T Rent Reserve	3,890
94	Scioto Apartments	0	0	0				0
95	Cahaba Mobile Home Estates	0	0	0				0
96	Infinite Self Storage South Chicago	0	0	0				0
97	Oaks MHC	60,000	0	0	Cash			0
98	Ivywood Apartments	0	0	0				0
99	Lake Bambi MHP	0	0	0				0
100	Little Street Village MHP	0	0	0				0
101	Westgate Park MHC	0	0	0				0
102	Newberry Woods Apartments	0	0	0				0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(8)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	745 Atlantic Avenue	0	0	Cash			Fee
2	Sheraton Lincoln Harbor Hotel	0	0				Fee
3	CityPlace I	0	0	Cash			Fee
4	Courtyard Marriott - Tacoma	0	0				Fee
5	11 Madison Avenue	0	0	Cash			Fee
6	Hampton Inn & Suites - Jacksonville Beach	Springing	0	Cash			Fee
7	Patrick Henry Mall	0	0				Fee
8	Philadelphia Design & Distribution Center	0	0				Fee
9	Warren Industrial Center	0	0				Fee
9.01	27485 George Merrelli						Fee
9.02	27767 George Merrelli						Fee
9.03	7111 East 11 Mile Road						Fee
10	Brooks Landing Apartments	0	0				Fee
11	Palouse Mall	0	0			1,036,000/638,000/1,924,000	Leasehold	6/30/2066	$285,582
12	Silver Rock Apartments	0	0				Fee
13	Ross Portfolio	0	0				Fee
13.01	Kohl’s - Lakewood, CO						Fee
13.02	Ronpak						Fee
14	Lawton Town Center	0	0	Cash			Fee
15	Zephyr Commons	0	0				Fee
16	Ole London Towne Apartments	0	0				Fee
17	Covington Plaza	0	0				Fee
18	Bernstein Portfolio	0	0				Fee
18.01	Oxford Lake Business Park						Fee
18.02	400 North Business Park						Fee
18.03	Corporate Campus at Meadows						Fee
18.04	Miami Gardens						Fee
19	Mountain Valley Center	0	0				Fee
20	Ashley Place Apartments	0	0				Fee
21	Barclay Square	0	0				Fee
22	Windsor Square	0	0				Fee
23	Holiday Inn - Lafayette	0	0	Cash			Leasehold	01/01/2043	$50,000
24	260 East Brown Street	0	0				Fee
25	Hilton Garden Inn Oshkosh	0	0	Cash			Leasehold	05/31/2026	$79,210
26	Louisville Apartments - Ashton Park	0	0				Fee
27	Louisville Apartments - St. James	0	0				Fee
28	Bossier Corners	0	0				Fee
29	Courtyard Marriott Philadelphia Bensalem	0	0				Fee
30	Security Public Storage - Richmond	0	0				Fee
31	Princessa Plaza	0	0				Fee
32	Manchester Run Shopping Center	0	0				Fee
33	Hilton Garden Inn Peachtree City	0	0				Fee
34	Reynolds MHC Portfolio 1	0	0				Fee
34.01	Lansing Park Terrace						Fee
34.02	Oakwood Meadows						Fee
34.03	Cedar Knob & Oak Creek Estates						Fee
34.04	Valli Village						Fee
34.05	Evergreen Village MHC						Fee
35	Infinite Self Storage Nora	0	0				Fee
36	Beach MHP	0	0				Fee
37	Northport Loop Office	0	0				Fee
38	Burlington Coat Factory - Independence	0	0				Fee
39	Horizons Office Center	0	0				Fee
40	Central Self Storage	0	0				Fee
41	College Village	0	0				Fee
42	Kohl’s - Wadsworth	0	0				Fee
43	Comfort Inn & Suites Beachfront - Galveston	0	0				Fee
44	Tides at Calabash	0	0				Fee
45	8350 & 8366 Westheimer	0	0				Fee
46	Advantage Mini Storage	0	0				Fee
47	Midtown Marketplace	0	0				Fee
48	Fresh Thyme Market	0	0				Fee
49	Holiday Inn Express Somerset	$5,000 until the earlier of (i) a Cash Management Franchise Agreement Trigger Event or (ii) a Cash Management Franchise Agreement Trigger Event Cure.	0	Cash			Fee
50	Best Western - La Grande	0	0				Fee
51	The Pines Apartments	0	0				Fee
52	Courtyards at Valley View	0	0				Fee
53	Best Western Plus South Bay	0	0				Fee
54	Reynolds MHC Portfolio 3	0	0				Fee
54.01	Riverside						Fee
54.02	Tuckaway MHC & Storage						Fee
54.03	Camino Park						Fee
54.04	Prairie Place						Fee
55	Fairfield Inn & Suites - Warner Robins	0	0				Fee
56	Champion Hills	0	0				Fee
57	21 West Shopping Center	0	0				Fee
58	Southcoast Beaches Center	0	0				Fee
59	La Quinta Inn & Suites Smyrna	0	0				Fee
60	14 Mile & Middlebelt	0	0				Fee
61	Gulfport Plaza	0	0				Fee
62	Infinite Self Storage New Lenox	0	0				Fee
63	Hampton Inn & Suites - Cape Coral	0	0				Fee
64	AA Climate Control Self Storage	0	0				Fee
65	Avalon MHC	0	0			550,000	Fee
66	Harris Teeter - Darnestown, MD	0	0				Fee
67	Park West Self Storage	0	0				Fee
68	Infinite Self Storage Plainfield	0	0				Fee
69	Silverstone & Key Estates MHP	0	0				Fee
69.01	Silverstone MHP						Fee
69.02	Key Estates MHP						Fee
70	Redan Village	0	0				Fee
71	Valleyfield Apartments	0	0				Fee
72	Big Ben Self Storage	0	0				Fee
73	Royal Lane Office	0	0				Fee
74	Infinite Self Storage Greenfield	0	0				Fee
75	Walgreens - Franklin	0	0				Fee
76	A-Safe Mini Storage Portfolio	0	0				Fee
76.01	A-Safe Mini Storage Pineville						Fee
76.02	A-Safe Mini Storage Ball						Fee
77	City Center Retail - Lansing	Springing	0				Fee
78	Parkway Pointe	0	0				Fee
79	Infinite Self Storage LaPorte	0	0				Fee
80	DaVita Dialysis (Lakewood, CO)	0	0				Fee
81	Getzville Plaza	0	0				Fee
82	Riviera Estates & Elm Grove MHP	0	0				Fee
82.01	Elm Grove MHP						Fee
82.02	Riviera Estates MHP						Fee
83	CVS - Montgomery, AL	0	0				Fee
84	US 23 Self Storage	0	0				Fee
85	Idaho Self Storage	0	0				Fee
86	WAG - Staten Island	0	0				Leasehold	7/30/2052	$290,400
87	CVS - Douglas, GA	0	0				Fee
88	Valley Palms MHC	0	0				Fee
89	Summerhaven MHP	0	0				Fee

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(8)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
90	Benbrook Commons	0	0	Cash			Fee
91	Bell Plaza	0	0				Fee
92	Shadow Trace	0	0				Fee
93	James Plaza	0	0	Cash			Fee
94	Scioto Apartments	0	0				Fee
95	Cahaba Mobile Home Estates	0	0				Fee
96	Infinite Self Storage South Chicago	0	0				Fee
97	Oaks MHC	0	0				Fee
98	Ivywood Apartments	0	0				Fee
99	Lake Bambi MHP	0	0				Fee
100	Little Street Village MHP	0	0				Fee
101	Westgate Park MHC	0	0				Fee
102	Newberry Woods Apartments	0	0				Fee

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	745 Atlantic Avenue		Hard/Springing Cash Management
2	Sheraton Lincoln Harbor Hotel		Hard/Springing Cash Management
3	CityPlace I		Hard/Upfront Cash Management
4	Courtyard Marriott - Tacoma		Hard/Springing Cash Management
5	11 Madison Avenue		Hard/Springing Cash Management	1,075,000,000	3,233,642	310,670,000	310,670,000	2.82
6	Hampton Inn & Suites - Jacksonville Beach		Springing
7	Patrick Henry Mall		Hard/Springing Cash Management
8	Philadelphia Design & Distribution Center		Springing
9	Warren Industrial Center		Hard/Springing Cash Management
9.01	27485 George Merrelli
9.02	27767 George Merrelli
9.03	7111 East 11 Mile Road
10	Brooks Landing Apartments		Springing
11	Palouse Mall	Ground rent increases by 10% every five years. An exception is in years 31-35 which increases by 25% over the previous rent. The same 10% increase pattern applies to the option terms.	Hard/Springing Cash Management
12	Silver Rock Apartments		None
13	Ross Portfolio		Hard/Springing Cash Management
13.01	Kohl’s - Lakewood, CO
13.02	Ronpak
14	Lawton Town Center		Springing
15	Zephyr Commons		Springing
16	Ole London Towne Apartments		Springing
17	Covington Plaza		Springing
18	Bernstein Portfolio		Hard/Springing Cash Management
18.01	Oxford Lake Business Park
18.02	400 North Business Park
18.03	Corporate Campus at Meadows
18.04	Miami Gardens
19	Mountain Valley Center		Springing
20	Ashley Place Apartments		Springing
21	Barclay Square		Springing
22	Windsor Square		Hard/Springing Cash Management
23	Holiday Inn - Lafayette	Y	Hard/Springing Cash Management
24	260 East Brown Street		Springing
25	Hilton Garden Inn Oshkosh	Y	Hard/Springing Cash Management
26	Louisville Apartments - Ashton Park		Springing
27	Louisville Apartments - St. James		Springing
28	Bossier Corners		Springing
29	Courtyard Marriott Philadelphia Bensalem		Springing
30	Security Public Storage - Richmond		None
31	Princessa Plaza		Hard/Springing Cash Management
32	Manchester Run Shopping Center		Springing
33	Hilton Garden Inn Peachtree City		Springing
34	Reynolds MHC Portfolio 1		Springing
34.01	Lansing Park Terrace
34.02	Oakwood Meadows
34.03	Cedar Knob & Oak Creek Estates
34.04	Valli Village
34.05	Evergreen Village MHC
35	Infinite Self Storage Nora		Springing
36	Beach MHP		Springing
37	Northport Loop Office		Springing
38	Burlington Coat Factory - Independence		Springing
39	Horizons Office Center		Springing
40	Central Self Storage		Springing
41	College Village		Hard/Springing Cash Management
42	Kohl’s - Wadsworth		Springing
43	Comfort Inn & Suites Beachfront - Galveston		Springing
44	Tides at Calabash		Springing
45	8350 & 8366 Westheimer		Hard/Springing Cash Management
46	Advantage Mini Storage		Springing
47	Midtown Marketplace		Springing
48	Fresh Thyme Market		Springing
49	Holiday Inn Express Somerset		Hard/Springing Cash Management
50	Best Western - La Grande		Hard/Springing Cash Management
51	The Pines Apartments		None
52	Courtyards at Valley View		Springing
53	Best Western Plus South Bay		Springing
54	Reynolds MHC Portfolio 3		Springing
54.01	Riverside
54.02	Tuckaway MHC & Storage
54.03	Camino Park
54.04	Prairie Place
55	Fairfield Inn & Suites - Warner Robins		Hard/Springing Cash Management
56	Champion Hills		Springing
57	21 West Shopping Center		Springing
58	Southcoast Beaches Center		Springing
59	La Quinta Inn & Suites Smyrna		None
60	14 Mile & Middlebelt		Springing
61	Gulfport Plaza		Springing
62	Infinite Self Storage New Lenox		Springing
63	Hampton Inn & Suites - Cape Coral		Hard/Springing Cash Management
64	AA Climate Control Self Storage		Springing
65	Avalon MHC		Springing
66	Harris Teeter - Darnestown, MD		Springing
67	Park West Self Storage		None
68	Infinite Self Storage Plainfield		Springing
69	Silverstone & Key Estates MHP		Springing
69.01	Silverstone MHP
69.02	Key Estates MHP
70	Redan Village		Springing
71	Valleyfield Apartments		Springing
72	Big Ben Self Storage		Springing
73	Royal Lane Office		Springing
74	Infinite Self Storage Greenfield		Springing
75	Walgreens - Franklin		Springing
76	A-Safe Mini Storage Portfolio		Springing
76.01	A-Safe Mini Storage Pineville
76.02	A-Safe Mini Storage Ball
77	City Center Retail - Lansing		Springing
78	Parkway Pointe		Springing
79	Infinite Self Storage LaPorte		Springing
80	DaVita Dialysis (Lakewood, CO)		Hard/Springing Cash Management
81	Getzville Plaza		Springing
82	Riviera Estates & Elm Grove MHP		Springing
82.01	Elm Grove MHP
82.02	Riviera Estates MHP
83	CVS - Montgomery, AL		Hard/Upfront Cash Management
84	US 23 Self Storage		Springing
85	Idaho Self Storage		Springing
86	WAG - Staten Island	Increased every 5 years as scheduled in the ground lease	Springing
87	CVS - Douglas, GA		Hard/Upfront Cash Management
88	Valley Palms MHC		None
89	Summerhaven MHP		Springing

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
90	Benbrook Commons		Hard/Springing Cash Management
91	Bell Plaza		None
92	Shadow Trace		Springing
93	James Plaza		Springing
94	Scioto Apartments		Springing
95	Cahaba Mobile Home Estates		Springing
96	Infinite Self Storage South Chicago		Springing
97	Oaks MHC		Springing
98	Ivywood Apartments		Springing
99	Lake Bambi MHP		Springing
100	Little Street Village MHP		Springing
101	Westgate Park MHC		Springing
102	Newberry Woods Apartments		Springing

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(17)	Affiliated Sponsors	Mortgage Loan Number
1	745 Atlantic Avenue						OPG Investment Holdings US Inc.		1
2	Sheraton Lincoln Harbor Hotel						Hartz Financial Corp.		2
3	CityPlace I						Kevin McCall; John T. Caldwell		3
4	Courtyard Marriott - Tacoma						Hollander Properties, LLC; Marlo G. Hollander; Mark A. Hollander		4
5	11 Madison Avenue	2.77	45.7%	10.2%	10.0%	325,000,000	SL Green Realty Corp.		5
6	Hampton Inn & Suites - Jacksonville Beach						Peter G. Abessinio; Vincent T. Abessinio		6
7	Patrick Henry Mall						PREIT Associates, L.P.		7
8	Philadelphia Design & Distribution Center						Kalmon Dolgin; Neil Dolgin; Joshua M. Dolgin		8
9	Warren Industrial Center						Eric B. Larson		9
9.01	27485 George Merrelli								9.01
9.02	27767 George Merrelli								9.02
9.03	7111 East 11 Mile Road								9.03
10	Brooks Landing Apartments						Jon Wood; Roger Kuula		10
11	Palouse Mall						Nicholas Lindsey Dean Echelbarger; Lindsey L.R. Echelbarger; Carolyn Echelbarger; Bluff’s End Trust		11
12	Silver Rock Apartments						Roosevelt T. Miller, Jr.		12
13	Ross Portfolio						Deane Earl Ross	Y -Group 2	13
13.01	Kohl’s - Lakewood, CO								13.01
13.02	Ronpak								13.02
14	Lawton Town Center						John Collett; Michael E. Robbe; Michael D. Smith; Tyler C. Covington		14
15	Zephyr Commons						NADG US Supermarket Anchored Fund (U.S.) Limited Partnership; NADG US Supermarket Anchored Fund (Canadian) Limited Partnership		15
16	Ole London Towne Apartments						James R. Hatcher; Alexis V. Lewis		16
17	Covington Plaza						Nathaniel A. Tower		17
18	Bernstein Portfolio						Craig Bernstein; Maxine Bernstein		18
18.01	Oxford Lake Business Park								18.01
18.02	400 North Business Park								18.02
18.03	Corporate Campus at Meadows								18.03
18.04	Miami Gardens								18.04
19	Mountain Valley Center						Rosanne P. Zemp		19
20	Ashley Place Apartments						Bobby Zacharias; Akkamma B. Zacharias		20
21	Barclay Square						Peter Borzak; Pine Tree Commercial Realty, LLC		21
22	Windsor Square						Gary J. Dragul		22
23	Holiday Inn - Lafayette						Pandey Hotel Corporation; Prakash Pandey		23
24	260 East Brown Street						Richard B. Broder; Todd Sachse		24
25	Hilton Garden Inn Oshkosh						Beechwood Development, LLC; Darrell Hanson; Thomas D. Arnot		25
26	Louisville Apartments - Ashton Park						Daniel Friess; Kenneth Friess; K. Erik Friess	Y -Group 4	26
27	Louisville Apartments - St. James						Daniel Friess; Kenneth Friess; K. Erik Friess	Y -Group 4	27
28	Bossier Corners						Jeffrey L. Anenberg; Al-Sal Oil Company, Inc.		28
29	Courtyard Marriott Philadelphia Bensalem						Ajesh Patel		29
30	Security Public Storage - Richmond						See Footnote 17		30
31	Princessa Plaza						Kenfield Kennedy; Felicia C. Kennedy		31
32	Manchester Run Shopping Center						Andy Silberfein		32
33	Hilton Garden Inn Peachtree City						Rajesh A. Patel		33
34	Reynolds MHC Portfolio 1						David H. Reynolds	Y -Group 3	34
34.01	Lansing Park Terrace								34.01
34.02	Oakwood Meadows								34.02
34.03	Cedar Knob & Oak Creek Estates								34.03
34.04	Valli Village								34.04
34.05	Evergreen Village MHC								34.05
35	Infinite Self Storage Nora						Jeffrey L. Kittle	Y -Group 1	35
36	Beach MHP						James W. Soboleski; Deborah L. Soboleski		36
37	Northport Loop Office						John Thomas Young; The John Thomas Young Trust Dated October 21, 1998		37
38	Burlington Coat Factory - Independence						Patrick T. Hayes		38
39	Horizons Office Center						Brian K. Waxman; Alexander D. Walker		39
40	Central Self Storage						Robert J. Dailey; Timothy D. Davis		40
41	College Village						Mortimer Klaus		41
42	Kohl’s - Wadsworth						Lynn G. Kirk; Frank W. Kirk		42
43	Comfort Inn & Suites Beachfront - Galveston						Paresha Shah; Suresh Shah		43
44	Tides at Calabash						Matthew A. Sharp; J. David Kelsey		44
45	8350 & 8366 Westheimer						Warren Clayton Smith; Paul A. Whitman		45
46	Advantage Mini Storage						Robert Williams		46
47	Midtown Marketplace						John L. Gibson, III; Michael A. Culpepper; Donna L. Whitaker; Bruce A. Berlin		47
48	Fresh Thyme Market						Artis Shepherd; Elian Shepherd		48
49	Holiday Inn Express Somerset						Kalpana Mahendra Patel; Rajani Patel		49
50	Best Western - La Grande						Bakulesh G. Patel		50
51	The Pines Apartments						Stephen C. Miller		51
52	Courtyards at Valley View						John J. Griggs, III; K. Cross Moceri		52
53	Best Western Plus South Bay						Yaping Wang		53
54	Reynolds MHC Portfolio 3						David H. Reynolds	Y -Group 3	54
54.01	Riverside								54.01
54.02	Tuckaway MHC & Storage								54.02
54.03	Camino Park								54.03
54.04	Prairie Place								54.04
55	Fairfield Inn & Suites - Warner Robins						Dilipkumar R. Patel; Bharat Patel		55
56	Champion Hills						Adir Levitas		56
57	21 West Shopping Center						Richard G. Levin; A. Eugene Loving, Jr.		57
58	Southcoast Beaches Center						Southcoast Capital Corporation		58
59	La Quinta Inn & Suites Smyrna						Hiten G. Patel; Deep C. Govan		59
60	14 Mile & Middlebelt						Mark Klar		60
61	Gulfport Plaza						Gregory M. Cervenka		61
62	Infinite Self Storage New Lenox						Jeffrey L. Kittle	Y -Group 1	62
63	Hampton Inn & Suites - Cape Coral						Punit Shah		63
64	AA Climate Control Self Storage						Joel Patrick Collier; Gregg M. Pratka		64
65	Avalon MHC						Clyde C. Leaver, III; Joseph V. Ventresca; Rubin P. Blair		65
66	Harris Teeter - Darnestown, MD						Stephen A. Goldberg		66
67	Park West Self Storage						Frank L. Crist III		67
68	Infinite Self Storage Plainfield						Jeffrey L. Kittle	Y -Group 1	68
69	Silverstone & Key Estates MHP						Laura I. Paliga		69
69.01	Silverstone MHP								69.01
69.02	Key Estates MHP								69.02
70	Redan Village						Richard James	Y -Group 5	70
71	Valleyfield Apartments						Richard James	Y -Group 5	71
72	Big Ben Self Storage						David M. Levenfeld; Ian M. Burnstein		72
73	Royal Lane Office						David Spiegel; Suzanne Cortney		73
74	Infinite Self Storage Greenfield						Jeffrey L. Kittle; Thomas E. Herman	Y -Group 1	74
75	Walgreens - Franklin						Stephen F. Anderson; Donald A. Campbell; Sarosh D. Kumana		75
76	A-Safe Mini Storage Portfolio						Mathew Preston Drennan; Karen Drennan		76
76.01	A-Safe Mini Storage Pineville								76.01
76.02	A-Safe Mini Storage Ball								76.02
77	City Center Retail - Lansing						Carl Grenadier; Glenn Grenadier; Josh Grenadier		77
78	Parkway Pointe						Michael P. Phillips		78
79	Infinite Self Storage LaPorte						Jeffrey L. Kittle	Y -Group 1	79
80	DaVita Dialysis (Lakewood, CO)						Deane Earl Ross	Y -Group 2	80
81	Getzville Plaza						Efraim Lesser		81
82	Riviera Estates & Elm Grove MHP						Mark Kelly, Peter Whitehead	Y -Group 8	82
82.01	Elm Grove MHP								82.01
82.02	Riviera Estates MHP								82.02
83	CVS - Montgomery, AL						Rene Merlander Family Trust; Merlander Family Irrevocable Trust	Y -Group 6	83
84	US 23 Self Storage						Charles C. Day; Chad C. Day		84
85	Idaho Self Storage						Brian Visser; Frederick Neser; David Head		85
86	WAG - Staten Island						Yama Rahimzada		86
87	CVS - Douglas, GA						Rene Merlander Family Trust; Merlander Family Irrevocable Trust	Y -Group 6	87
88	Valley Palms MHC						Burke Kim Heaton		88
89	Summerhaven MHP						Paul S. Liechty; David R. Hunt, Sr.; Gregory Rumsey		89

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(13)(17)	Affiliated Sponsors	Mortgage Loan Number
90	Benbrook Commons						Wazir A. Noorani; Gulnar Noorani; Imran Noorani		90
91	Bell Plaza						Curt R. Feuer		91
92	Shadow Trace						Richard James	Y -Group 5	92
93	James Plaza						Frank G. Jonna; Peter Jonna; Christine Piligian		93
94	Scioto Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	94
95	Cahaba Mobile Home Estates						Matthew Udell		95
96	Infinite Self Storage South Chicago						Jeffrey L. Kittle	Y -Group 1	96
97	Oaks MHC						Bradley J. Schram		97
98	Ivywood Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	98
99	Lake Bambi MHP						Timothy H. Karagosian		99
100	Little Street Village MHP						Rachele C. Richardson; Brandy Cella; Priscilla Cella		100
101	Westgate Park MHC						Mark Kelly, Peter Whitehead	Y -Group 8	101
102	Newberry Woods Apartments						Harold Kulish; Harold Kulish Trust	Y -Group 7	102

A-1-28

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “CIIICM” denotes C-III Commercial Mortgage LLC, “SG” denotes Société Générale, “Basis” denotes Basis Real Estate Capital II, LLC and “LIG I” denotes Liberty Island Group I LLC.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution” in the Free Writing Prospectus.

Mortgage loans #26 (Louisville Apartments - Ashton Park) and #27 (Louisville Apartments - St. James) are cross-collateralized and cross-defaulted. The mortgage loan documents do not allow for release of the mortgaged property.

(3)	For mortgage loan #8 (Philadelphia Design & Distribution Center), the Number of Units includes 397,716 square feet of industrial space, 227,205 square feet of office space and 53,889 square feet of retail space.

For mortgage loan #14 (Lawton Town Center), the Occupancy Rate includes the largest tenant (55,469 square feet), representing 26.7% of net rentable square feet, which leases the collateral pad site and the improvements built on the pad site are owned by the tenant.

For mortgage loan #31 (Princessa Plaza), the Number of Units includes 24,306 square feet of medical office space, 7,024 square feet of retail space and 5,728 square feet of office space.

For mortgage loan #82.01 (Elm Grove MHP), the Number of Units and Occupancy Rate does not include 16,500 square feet of retail space at the property. The retail space is comprised of two buildings which are 100.0% occupied by two tenants.

For mortgage loan #65 (Avalon MHC), the Number of Units includes 139 sites with homes that are owned by a borrower affiliate, 133 of which homes are occupied as of the Occupancy as-of Date. There is a master lease in place and income from the home rentals was not underwritten, only pad income was underwritten.

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(4)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), the property currently has 343 rooms. During the 1st quarter of 2016, the borrower plans to reconfigure underutilized administrative and meeting space and use that space to add an additional 15 rooms, bringing room count at the Sheraton Lincoln Harbor Hotel Property to 358 rooms. The Cut-off Date Balance per Unit and underwritten metrics are based on 358 rooms. $1,700,000 has been reserved for this renovation.

(5)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), the mortgage loan represents Note A-1 of two pari passu companion notes, which have a combined Cut-off Date principal balance of $80,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Notes A-1 and A-2 in the aggregate (“Sheraton Lincoln Harbor Hotel Loan Combination”). Note A-1 represents the controlling interest in the Sheraton Lincoln Harbor Hotel Loan Combination.

For mortgage loan #3 (CityPlace I), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $79,275,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in aggregate (the “CityPlace I Loan Combination”). Note A-1 is the controlling interest in the CityPlace I Loan Combination.

For mortgage loan #7 (Patrick Henry Mall), the mortgage loan represents Note A-3 of three pari passu companion loans, which have a combined Cut-off Date principal balance of $95,711,711. Note A-1 and Note A-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2 and Note A-3 in aggregate (the “Patrick Henry Loan Combination”). Note A-3 is a non-controlling interest in the Patrick Henry Mall Loan Combination.

For mortgage loan #5 (11 Madison Avenue), the mortgage loan represents Note A-3-C2 of 16 pari passu notes, which have a combined Cut-off Date principal balance of $764,330,000. Only Note A-3-C2 is included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on all of the pari passu notes in the aggregate. Note A-3-C2 represents a non-controlling interest in the related loan combination.

(6)	For mortgage loan #2 (Sheraton Lincoln Harbor Hotel), there is a one-time 15-day grace period for the late payment charge if the borrower fails to pay the loan at maturity.

(7)	For mortgage loan #9 (Warren Industrial Center) the Appraised Value for the mortgage loan assumes the purchase option has been executed for the 7111 East 11 Mile Road mortgage property’s largest tenant (54,830 square feet), representing 19.3% of net rentable square feet of the mortgage loan. The appraised value for the mortgage loan assuming the purchase option has not been executed is $36,650,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $36,650,000 appraised value are 69.2% and 56.4%, respectively.

For mortgage loan #28 (Bossier Corners), the Appraised Value assumes that deferred maintenance has been completed. At origination of the loan, the lender escrowed $904,795, which is the full estimated cost of such deferred maintenance. The appraised value assuming deferred maintenance has not been completed is

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$13,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming an appraised value of $13,600,000 are 78.9% and 69.2%, respectively.

(8)	For mortgage loan #11 (Palouse Mall), all LTVs, DSCRs, and Debt Yields are calculated assuming the whole loan amount of $23,075,000. The Holdbacks can be disbursed in whole or in part provided that the following conditions are satisfied: (a) Joann has signed a lease in Building “J” for a minimum of 17,680 square feet at a minimum rent of $9.00/square foot with a minimum 10 year term; (b) Sportstown has signed a lease in Building “I” for a minimum of 4,800 square feet at a minimum rent of $12.00/square foot with a minimum five year term; (c) both Joann and Sportstown are in full occupancy of their respective spaces, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels; (d) the Borrower provides evidence satisfactory to the lender in the lender’s sole discretion that the new Joann lease does not result in a violation of either co-tenancy rights or exclusive use rights under the Michaels lease; (e) Alpine Vision is in full occupancy of its space, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by a signed tenant estoppel; (f) Staples has signed a lease in the westernmost pad building adjacent to Petco for a minimum of 12,148 square feet at a minimum rent of $14.00/square foot with a minimum 10 year term; (g) both Staples and Petco are in full occupancy of their respective spaces, open for business, and paying full rent, with all landlord buildout obligations satisfied and all tenant improvement allowances paid, all as evidenced by signed tenant estoppels. If the Holdback has not been released by October 9, 2017, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount of $23,075,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are 62.0%, 46.4%, 13.2%, and 11.2%, respectively.

For mortgage loan #65 (Avalon MHC), all LTVs, DSCRs, and Debt Yields are calculated assuming the whole loan amount of $4,500,000. The Holdback can be disbursed in whole provided that the following conditions are satisfied: the debt yield is not less than 9.0%, the DSCR is not less than 1.40x, the property has a trailing 12-month net cash flow of $405,000 and the economic occupancy is not less than 90%. If the Holdback has not been released by March 1, 2017, the lender may apply up to $500,000 of the unreleased proceeds to pay down the loan, accompanied by the applicable prepayment fee to be paid by the borrower (which prepayment fee will first be paid out of the remaining $50,000 of the Holdback). Assuming $500,0000 of the Holdback balance is applied to the full loan amount of $4,500,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are 66.4%, 52.9%, 10.0% and 9.7%, respectively.

(9)	Mortgage loans #26 (Louisville Apartments - Ashton Park) and #27 (Louisville Apartments - St. James) were underwritten in the aggregate, with U/W Revenues divided out by Number of Units at each mortgaged property. The U/W Expenses are allocated 78% to Louisville Apartments - Ashton Park and 22% to Louisville Apartments - St. James.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

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For mortgage loan #1 (745 Atlantic Avenue), the largest tenant (131,171 square feet), representing 75.3% of net rentable square feet, has executed a lease and is paying rent on but is not in occupancy of 5,332 square feet of its space. Build out is expected to be completed in October 2015. The second largest tenant (30,781 square feet), representing 17.7% of net rentable square feet, has executed a lease but is not in occupancy of 10,545 square feet. The second largest tenant is expected to begin construction on the expansion space in January 2016 and has a partial rent abatement through June 2017. A $210,950 rent abatement reserve was taken at closing.

For mortgage loan #5 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, has a rent abatement for approximately one year beginning June 1, 2032, unless reduced by any previously exercised termination options. The second largest tenant (578,791 of net rentable square feet), representing 25.3% of net rentable square feet, has executed a lease and taken possession, but is currently building out its space and has abated rent through August 2016. The fourth largest tenant (103,426 square feet), representing 4.5% of net rentable square feet, has executed a lease, is paying rent and has taken possession, but is currently building out its space. An $18,847,898 rent abatement reserve for the second largest tenant, an $81,152,102 tenant improvements and leasing commissions reserve and a $59,060,332 tenant improvements and leasing commissions guaranty were taken at closing.

For mortgage loan #7 (Patrick Henry Mall), the third largest tenant (21,017 square feet), representing 4.9% of the net rentable square feet, may terminate its lease upon 60 days’ notice and pay 50% of unamortized tenant improvements if the third largest tenant’s gross sales from October 19, 2014 through September 19, 2015 are less than $2,200,000.

For mortgage loan #11 (Palouse Mall), tenants comprising 12,148 square feet of space have not executed leases but were included in the U/W Revenues, tenants who have executed leases to move to new spaces comprising 22,480 square feet of space are currently in occupancy of 20,526 square feet, and tenants comprising 15,795 square feet of space have executed leases, but have not taken occupancy. A $3,598,000 Holdback was taken at closing.

For Mortgage Loan #28 (Bossier Corners), the fourth largest tenant (11,819 square feet), representing 8.4% of net rentable feet, has taken possession of and has begun paying rent on but has not taken physical occupancy of its space. The tenant is anticipated to take occupancy of its space in October 2015.

For Mortgage Loan #47 (Midtown Marketplace), the fourth largest tenant (3,200 square feet), representing 7.0% of net rentable feet, has signed a lease but has not yet taken occupancy of its space. A rent reserve of $18,800 was escrowed at loan closing.

For mortgage loan #93 (James Plaza), the largest tenant (2,010 square feet), representing 24.1% of net rentable feet, has signed a lease and taken occupancy of its space but has not yet begun to pay rent. A rent reserve of $3,890 was escrowed at closing.

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(11)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #3 (CityPlace I), the largest tenant (444,735 square feet), representing 50.3% of net rentable square feet, may terminate any of the 15th through 20th floors (totaling 138,719 square feet) as of December 31 of 2017, 2019 or 2020 upon satisfaction of the following conditions: (i) 15 months’ written notice; (ii) terminated floors must be contiguous and shall consist of the uppermost floors leased by the tenant; and (iii) payment of all unamortized tenant improvements and leasing commissions

For mortgage loan #5 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, may terminate its lease on one full floor as of any date from May 31, 2022 through April 30, 2027 upon providing 15 months’ written notice (“5 Year Termination Option”). The largest tenant may terminate its lease on one or two full floors (but only two full floors if the 5 Year Termination Option has not been exercised) as of any date from May 31, 2027 and April 30, 2032 upon providing 15 months’ written notice (“10 Year Termination Option”). The largest tenant may terminate its lease on three full floors, reduced by any floors terminated under the 5 Year Termination Option or the 10 Year Termination Option, as of any date from May 31, 2032 through April 30, 2037 upon providing 15 months’ written notice. For each termination option, the largest tenant shall pay a termination fee equal to the unamortized portion of the transaction costs, as defined in the lease, and abated rent.

For mortgage loan #8 (Philadelphia Design & Distribution Center), the largest tenant (184,128 square feet), representing 27.1% of net rentable square feet, may terminate its lease at any time if the largest tenant obtains new voting machines which require less than the space currently leased, upon providing 180 day’s written notice and payment of one month of base rent. The second largest tenant (108,107 square feet), representing 15.9% of net rentable square feet, may terminate its lease on a portion of its space if government funding is reduced over any 12 month period as follows: (i) 10,000 square feet if funding is reduced by 10%; (ii) 15,000 square feet if funding is reduced by 15%; and (iii) 20,000 square feet if funding is reduced by 20%. The second largest tenant is required to provide 180 days’ written notice.

For mortgage loan #11 (Palouse Mall), the largest tenant (52,759 square feet), representing 13.5% of the net rentable square feet, has the one time right to terminate its lease on January 31, 2026 upon providing written notice by May 1, 2025.

For mortgage loan #18 (Bernstein Portfolio), the third largest tenant (15,724 square feet), representing 6.3% of the net rentable square feet, has the one time right to terminate its lease on August 31, 2017 upon providing written notice by March 1, 2017.

For Mortgage Loan #28 (Bossier Corners), the third largest tenant (20,942 square feet), representing 14.9% of net rentable feet, may terminate its lease effective September 30, 2017 with 180 days’ written notice and payment of all unamortized tenant improvements and leasing commissions, if the third largest tenant’s gross

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sales are less than $70 per square foot for the period from July 1, 2017 through June 30, 2018.

For mortgage loan #31 (Princessa Plaza), the third largest tenant (2,422 square feet), representing 6.5% of net rentable square feet, has the right to terminate its lease with 90 days’ notice and a termination fee equal to three months’ rent, if either of the guarantors under the lease are disabled or deceased. The fifth largest tenant (1,943 square feet), representing 5.2% of net rentable square feet, has the right to terminate its lease with 60 days’ notice and a termination fee equal to three months’ rent, if the doctor at the veterinary practice dies or is permanently disabled and unable to continue practice.

For Mortgage Loan #37 (Northport Loop Office), the fourth largest tenant (9,000 square feet), representing 12.8% of net rentable feet, may terminate its lease at any time. If the tenant vacates, the largest tenant has agreed to lease the space at the same terms as the largest tenant’s lease.

For Mortgage Loan #47 (Midtown Marketplace), the fourth largest tenant (3,200 square feet), representing 7.0% of net rentable feet, is a state authorized liquor store and has appropriations clauses in its lease allowing for early termination by giving 3 months’ notice

For Mortgage Loan #56 (Champion Hills), the second largest tenant (20,561 square feet), representing 26.5% of net rentable feet, may terminate its lease effective December 31, 2019 with 270 days’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #60 (14 Mile & Middlebelt), the second largest tenant (12,011 square feet), representing 23.7% of net rentable square feet, may terminate its lease as of July 31, 2024, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #77 (City Center Retail-Lansing), the second largest tenant (3,050 square feet), representing 15.9% of net rentable square feet, may terminate its lease at any time upon providing 150 days’ written notice.

For mortgage loan #86 (WAG – Staten Island), the sole tenant (13,650 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of October 31, 2030, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #90 (Benbrook Commons), the second largest tenant (1,485 square feet), representing 9.2% of net rentable square feet, may terminate its lease at any time with 90 days’ notice and the payment of 2 months’ rent plus any unamortized tenant improvements and leasing commissions.

For Mortgage Loan #93 (James Plaza), the second largest tenant (1,872 square feet), representing 22.5% of net rentable feet, has a one-time option to terminate its lease effective April 30, 2020 with 150 days’ written notice and payment of the unamortized portion of the tenant improvements and leasing commissions.

(12)	For mortgage loan #5 (11 Madison Avenue), the borrower currently leases a portion of space from the largest tenant (1,266,051 square feet), representing 55.4% of net

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rentable square feet, which is then subleased to the second largest tenant (578,791 square feet), representing 25.3% of net rentable square feet. Upon the expiration of the largest tenant’s lease for that subleased space on May 31, 2017, the sublease between the borrower and the second largest tenant will become a direct lease. The largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, has multiple leases that expire as follows: 186,396 square feet expiring May 31, 2017 and 1,079,655 square feet expiring May 31, 2037.

For mortgage loan #8 (Philadelphia Design & Distribution Center), the second largest tenant (108,107 square feet), representing 15.9% of net rentable square feet, has multiple leases that expire as follows: 585 square feet expiring September 30, 2016 and 107,522 square feet expiring September 30, 2021. The fourth largest tenant (52,716 square feet), representing 7.8% of net rentable square feet, has multiple leases that expire as follows: 13,800 square feet expiring September 30, 2018 and 38,916 square feet expiring April 30, 2019.

For mortgage loan #77 (City Center Retail- Lansing), the fourth largest tenant (1,383 square feet), representing 7.2% of net rentable square feet, subleases its space for an annual base rent equal to the fourth largest tenant’s base rent, expiring October 31, 2017.

(13)	For mortgage loan #24 (260 East Brown Street), the second largest tenant (8,138 square feet), representing 16.2% of net rentable square feet, is related to the sponsor.

For mortgage loan #37 (Northport Loop Office), the largest tenant (28,455 square feet), representing 40.5% of net rentable feet, is affiliated with the sponsor.

(14)	For mortgage loan #3 (CityPlace I), the Monthly Replacement Reserve adjusts to $14,739 on the monthly payment date in October 2021.

For mortgage loan #6 (Hampton Inn & Suites – Jacksonville Beach), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #23 (Holiday Inn - Lafayette), the Monthly Replacement Reserve, will be adjusted to 1/12th of 5% of the actual annual gross income at the lender’s discretion.

For mortgage loan #25 (Hilton Garden Inn Oshkosh) the Monthly Replacement Reserve, to be adjusted at the borrower’s request no more than four times during the loan term, is equal to 1/12th of 4% of the actual annual gross income for the prior year.

For mortgage loan #33 (Hilton Garden Inn Peachtree City), the Monthly Replacement Reserve, will be adjusted to 1/12th of 4% of the actual annual gross income for the prior year with the adjusted monthly amount determined annually in July.

For mortgage loans #59 (La Quinta Inn & Suites Smyrna) and #29 (Courtyard Marriott Philadelphia Bensalem), the Monthly Replacement Reserve will be in each case 1/12 of 2.0% of annual gross income for the first 12 months of the loan, 1/12

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of 3.0% of annual gross income for the following 12 months of the loan, and 1/12 of 4.0% of annual gross income thereafter.

(15)	For mortgage loan #17 (Covington Plaza), the Monthly TI/LC begins in November 2017.

For mortgage loan #19 (Mountain Valley Center), the Monthly TI/LC beings in October 2016.

(16)	For mortgage loan #15 (Zephyr Commons), on January 11, 2020, the TI/LC Reserve Cap will adjust to $200,000 if the following conditions are satisfied: (i) no event of default under the mortgage loan agreement; (ii) (a) the second largest tenant (18,437 square feet), representing 16.0% of net rentable square feet, has renewed or extended its lease on terms and conditions acceptable to the lender; or (b) at least 70% of the space currently occupied by the second largest tenant has been leased to replacement tenants acceptable to the lender; and (iii) the debt yield is at least 7.75%.

(17)	With respect to mortgage loan #30 (Security Public Storage - Richmond), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trust; BACO Realty Corporation.

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